Exhibit 99.1(E)

KB Insurance Co., Ltd and Subsidiaries

Consolidated Financial Statements

December 31, 2016 and 2015

KB Insurance Co., Ltd and Subsidiaries

Index

December 31, 2016 and 2015

Page(s)

Independent Auditor’s Report	1~2

Consolidated Financial Statements

Consolidated Statements of Financial Position	3

Consolidated Statements of Comprehensive Income	4~5

Consolidated Statements of Changes in Equity	6~7

Consolidated Statements of Cash Flows	8~9

Notes to the Consolidated Financial Statements	10~113

Independent Auditor’s Report

(English Translation of a Report Originally Issued in Korean)

To the Board of Directors and Shareholders of

KB Insurance Co., Ltd

We have audited the accompanying consolidated financial statements of KB Insurance Co., Ltd and its subsidiaries (collectively referred to as the “Group”), which comprise the consolidated statement of financial position as of December 31, 2016 and 2015, and the consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the years then ended and notes to the consolidated financial statements, including a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of consolidated financial statements in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (Korean IFRS), and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 2016 and 2015, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with Korean IFRS.

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

/s/ Samil PricewaterhouseCoopers

March 8, 2017

Seoul, Korea

This report is effective as of March 8, 2017, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Statements of Financial Position

December 31, 2016 and 2015

(In Korean won)	Note	2016	2015
Assets
Cash and cash equivalents	4,5,8,24,31	834,677,653,102	769,207,926,792
Financial assets at fair value through profit or loss	4,5,9,14,31	1,290,860,050,528	979,945,507,137
Available-for-sale financial assets	4,5,10,24,31	9,608,853,903,915	8,560,472,085,861
Held-to-maturity financial assets	4,5,11,31	3,546,090,842,448	2,148,197,811,515
Loans	4,5,12,31	6,828,086,779,469	6,755,519,047,911
Other receivables	4,5,12,24,31	733,382,030,999	907,175,730,176
Investments in associates	13	—	7,435,741,213
Derivative assets to hedge	4,5,14	6,144,554,921	11,177,788,388
Reinsurance assets	4,15	764,918,770,769	776,233,697,415
Investment property	16,18	269,591,966,071	333,736,147,564
Property and equipment	17,18	791,933,899,454	760,877,896,857
Intangible assets	19	37,875,825,187	41,191,160,904
Assets held-for-sale	20	4,048,353,452	—
Assets of disposal group classified as held for sale	21	—	1,039,888,312,108
Current tax assets		—	2,315,313,716
Deferred tax assets	44	2,349,841,338	2,427,223,829
Deferred acquisition costs	22	1,669,657,180,374	1,654,854,101,613
Other assets	23	44,415,989,149	48,641,426,413
Separate account assets	50	3,006,009,542,068	2,722,036,877,851

Total assets		29,438,897,183,244	27,521,333,797,263

Liabilities
Insurance liabilities	25	22,470,369,354,945	20,447,989,539,790
Financial liabilities at fair value through profit or loss	5,14,26	9,391,492,083	7,001,616,938
Other financial liabilities	5,27,31	531,271,170,296	528,311,743,729
Derivative liabilities to hedge	5,14	147,320,144,868	95,336,345,346
Provisions	28	62,643,117,557	47,277,649,541
Net defined benefit liabilities	29	91,441,864,232	103,397,977,900
Liabilities of disposal group classified as held for sale	21	—	884,469,740,813
Current tax liabilities		7,968,037,388	16,705,084,363
Deferred tax liabilities	44	245,256,460,036	245,563,982,782
Other liabilities	30	40,238,867,784	42,238,270,277
Separate account liabilities	49	3,385,531,301,980	2,991,801,912,071

Total liabilities		26,991,431,811,169	25,410,093,863,550

Equity
Capital stock	32	33,250,000,000	30,000,000,000
Capital surplus	32	348,453,891,932	181,120,621,932
Capital adjustments	32	(8,508,615)	(8,508,615)
Accumulated other comprehensive income	32	201,183,492,288	285,657,046,146
Accumulated other comprehensive income of assets held for sale	32	314,081,671	—
Accumulated other comprehensive income of disposal groups	32	—	1,534,340,393
Retained earnings	32	1,859,865,209,578	1,582,383,902,252

Equity attributable to shareholders of the Parent Company		2,443,058,166,854	2,080,687,402,108
Non-controlling interests	32	4,407,205,221	30,552,531,605

Total equity		2,447,465,372,075	2,111,239,933,713

Total liabilities and equity		29,438,897,183,244	27,521,333,797,263

The accompanying notes are an integral part of these consolidated financial statements.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Statements of Comprehensive Income

Years ended December 31, 2016 and 2015

(In Korean won)	Note	2016	2015
Operating revenue
Premium income	33	9,421,905,531,111	9,124,342,819,637
Reinsurance income	35	584,204,859,760	682,091,879,383
Gain from reimbursement	23	487,109,373	—
Recovered expenses	40	101,624,502,703	103,423,710,107
Interest income	6,36	639,108,019,512	615,085,381,934
Dividend income	6	106,004,770,972	65,973,127,494
Gain on valuation and disposal of securities	6,37	83,140,045,338	134,204,797,116
Gain on valuation and disposal of loans and other receivables	6,38	36,827,376	164,076,340
Gain on valuation and disposal of derivatives	6,14,39	58,398,411,778	29,673,128,139
Gain on valuation and disposal of Investments in subsidiaries		152,810,592	352,557,223
Foreign currency transaction gain	6	161,484,645,607	201,780,246,386
Other income	42	63,802,008,544	58,240,200,721
Separate account income	49	98,091,410,100	94,949,906,565

		11,318,440,952,766	11,110,281,831,045

Operating expenses
Change in insurance liabilities	25	2,022,312,916,732	1,942,098,969,592
Insurance claims paid	34	3,412,779,477,452	3,234,418,113,439
Refund of surrender value and dividend expenses	34	2,132,892,831,335	2,291,491,508,146
Reinsurance expenses	35	876,627,601,047	883,531,939,682
Loss from reimbursement	23	—	784,223,510
Claim survey expenses paid	41	207,601,540,102	219,952,379,714
Amortization of deferred acquisition costs	22	655,886,837,183	654,047,419,224
Insurance operating expenses	41	1,013,685,262,024	953,613,019,902
Interest expense	6,36	504,071,079	752,201,426
Loss on valuation and disposal of securities	6,37	82,419,934,049	93,085,193,255
Loss on valuation and disposal of loans and other receivables	6,38	36,972,084,277	11,633,056,110
Loss on valuation and disposal of derivatives	6,14,39	164,350,106,971	172,321,832,759
Loss on investments on subsidiaries and associates		336,794,277	1,004,530,395
Foreign currency transaction loss	6	36,987,793,091	23,039,989,030
Administrative expenses for assets	41	52,750,599,356	78,328,249,647
Loss on changes of reinsurance assets	15	10,737,631,264	130,428,933,316
Administrative expenses for real estate	16	18,736,452,083	16,291,391,710
Other expenses	42	105,854,075,746	66,118,983,627
Separate account expenses	49	98,091,410,100	94,949,906,565

		10,929,527,418,168	10,867,891,841,049

Operating income		388,913,534,598	242,389,989,996

Non-operating income (expenses)
Non-operating income	43	19,379,366,445	4,559,041,271
Non-operating expenses	43	9,934,671,940	4,810,924,051

		9,444,694,505	(251,882,780)

Profit before income tax from continuing operations		398,358,229,103	242,138,107,216

Income tax expense from continuing operations	44	100,874,083,906	53,463,770,378

Profit for the year from continuing operations	30	297,484,145,197	188,674,336,838

KB Insurance Co., Ltd and Subsidiaries

Consolidated Statements of Comprehensive Income

Years ended December 31, 2016 and 2015

(In Korean won)	Note	2016	2015
Profit for the year from discontinued operations	7	4,625,130,215	(29,326,171,733)
Profit for the year	32	302,109,275,412	159,348,165,105
Other comprehensive income (loss)	32	(83,818,230,897)	36,273,649,061
Items that will not be reclassified subsequently to profit or loss
Remeasurements of defined benefit plans	29	10,500,856,701	2,064,447,572
Items that may be subsequently reclassified to profit or loss
Unrealized net change in fair value of available-for-sale financial assets	6	(91,174,447,039)	42,530,142,800
Effective portion of changes in fair value of cash flow hedges	6	217,989,632	(661,144,807)
Unrealized net change in other comprehensive income of associate		—	(18,231,841)
Foreign currency translation differences for foreign operations		3,404,409,983	(4,196,363,119)
Other comprehensive income arising from separate account		(6,767,040,174)	(3,445,201,544)

		(83,818,230,897)	36,273,649,061

Total comprehensive income for the year		218,291,044,515	195,621,814,166
Profit for the year attributable to:
Shareholders of the Parent Company		301,153,545,810	164,198,627,698
Non-controlling interests		955,729,602	(4,850,462,593)

		302,109,275,412	159,348,165,105

Total comprehensive income for the year attributable to:
Shareholders of the Parent Company		217,147,381,905	201,073,715,591
Non-controlling interests		1,143,662,610	(5,451,901,425)

		218,291,044,515	195,621,814,166

Earnings per share
Basic earnings per share	45	5,016	3,117

The accompanying notes are an integral part of these consolidated financial statements.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Statements of Changes in Equity

Years ended December 31, 2016 and 2015

(In Korean won)	Capital stock	Capital surplus	Capital adjustments	Accumulated other comprehensive income	Accumulated other comprehensive income of assets held for sale	Accumulated other comprehensive income of disposal group	Retained earnings	Non- controlling interests	Total
Balance at January 1, 2015	30,000,000,000	49,715,102,618	(56,607,409,411)	250,316,298,646	—	—	1,443,753,025,693	36,408,619,067	1,753,585,636,613
Total comprehensive income (loss)
Profit(loss) for the year	—	—	—	—	—	—	164,198,627,698	(4,850,462,593)	159,348,165,105
Net change in fair value of available-for-sale financial assets	—	—	—	43,007,804,370	—	—	—	(477,661,570)	42,530,142,800
Effective portion of changes in fair value of cash flow hedges	—	—	—	(661,144,807)	—	—	—	—	(661,144,807)
Net change in fair value of associates	—	—	—	(18,457,972)	—	—	—	226,131	(18,231,841)
Foreign currency translation differences for foreign operations	—	—	—	(4,070,062,000)	—	—	—	(126,301,119)	(4,196,363,119)
Other comprehensive income arising from separate account	—	—	—	(3,445,201,544)	—	—	—	—	(3,445,201,544)
Remeasurements of defined benefit plans	—	—	—	2,062,149,846	—	—	—	2,297,726	2,064,447,572
Classified as held-for-sale	—	—	—	(1,534,340,393)	—	1,534,340,393	—	—	—
Transactions with owners of the Group
Dividends to owners of the Group	—	—	—	—	—	—	(25,854,910,500)	—	(25,854,910,500)
Other changes	—	—	—	—	—	—	287,159,361	(287,159,361)	—
Disposal of treasury stocks	—	131,405,519,314	56,599,754,316	—	—	—	—	—	188,005,273,630
Others
Changes in consolidated subsidiaries	—	—	(853,520)	—	—	—	—	(117,026,676)	(117,880,196)

Balance at December 31, 2015	30,000,000,000	181,120,621,932	(8,508,615)	285,657,046,146	—	1,534,340,393	1,582,383,902,252	30,552,531,605	2,111,239,933,713

KB Insurance Co., Ltd and Subsidiaries

Consolidated Statements of Changes in Equity

Years ended December 31, 2016 and 2015

(In Korean won)	Capital stock	Capital surplus	Capital adjustments	Accumulated other comprehensive income	Accumulated other comprehensive income of assets held for sale	Accumulated other comprehensive income of disposal groups	Retained earnings	Non-controlling interests	Total
Balance at January 1, 2016	30,000,000,000	181,120,621,932	(8,508,615)	285,657,046,146	—	1,534,340,393	1,582,383,902,252	30,552,531,605	2,111,239,933,713
Total comprehensive income (loss)
Profit for the year	—	—	—	—	—	—	301,153,545,810	955,729,602	302,109,275,412
Net change in fair value of available-for-sale financial assets	—	—	—	(90,960,993,042)	—	(174,453,234)	—	(39,000,763)	(91,174,447,039)
Effective portion of changes in fair value of cash flow hedges	—	—	—	217,989,632	—	—	—	—	217,989,632
Foreign currency translation differences for foreign operations	—	—	—	3,177,476,212	—	—	—	226,933,771	3,404,409,983
Other comprehensive income arising from separate account	—	—	—	(6,767,040,174)	—	—	—	—	(6,767,040,174)
Remeasurements of defined benefit plans	—	—	—	10,500,856,701	—	—	—	—	10,500,856,701
Transactions with owners of the Group
Dividends to owners of the Group	—	—	—	—	—	—	(24,000,000,000)	(512,133,600)	(24,512,133,600)
Issuance of share capital	3,250,000,000	167,333,270,000	—	—	—	—	—	—	170,583,270,000
Others
Transfer of revaluation of property and equipment	—	—	—	(641,843,187)	314,081,671	—	327,761,516	—	—
Changes in consolidated subsidiaries	—	—	—	—	—	(1,359,887,159)	—	(26,776,855,394)	(28,136,742,553)

Balance at December 31, 2016	33,250,000,000	348,453,891,932	(8,508,615)	201,183,492,288	314,081,671	—	1,859,865,209,578	4,407,205,221	2,447,465,372,075

The accompanying notes are an integral part of these consolidated financial statements.

KB Insurance Co., Ltd and Subsidiaries

Consolidated Statements of Cash Flows

Years ended December 31, 2016 and 2015

(In Korean won)	2016	2015
Cash flows from operating activities
Profit before income tax	403,779,590,473	215,726,257,559
Adjustments for:
Interest income	(648,322,899,675)	(637,396,591,744)
Interest expense	4,930,812,751	10,086,858,512
Dividend income	(106,042,012,572)	(66,027,858,554)
Change in reinsurance assets	10,737,631,264	130,428,933,316
Net loss (gain) from reimbursement	(487,109,373)	784,223,510
Net gain on valuation and disposal of securities	(13,668,886,953)	(40,425,659,533)
Net loss on valuation of loans and other receivables	36,401,935,097	11,106,366,957
Net loss on valuation and disposal of derivatives	109,503,139,330	143,706,362,201
Net gain on Investments in subsidiaries	(9,128,819,454)	(1,022,915,412)
Net foreign currency transaction gain	(124,059,734,326)	(158,268,205,964)
Change in insurance liabilities	2,022,312,916,732	1,942,098,969,646
Amortization of deferred acquisition costs	655,886,837,183	654,047,419,224
Depreciation	39,929,094,935	41,836,282,157
Amortization of intangible assets	9,505,317,726	10,759,802,915
Impairment loss on intangible assets	138,506,866	1,316,607,582
Net gain on disposal of assets held for sale	(3,945,827,290)	—
Impairment loss (reversal of impairment loss) on asset group held for sale	(2,122,984,837)	37,787,910,820
Pension expenses	30,627,258,218	39,065,965,793
Other expenses	56,364,367,042	16,983,671,700

	2,068,559,542,664	2,136,868,143,126

Changes in:
Financial assets at fair value through profit or loss	(282,573,695,148)	(365,167,203,487)
Joint compensation fund	(864,862,394)	(691,220,709)
Derivative assets to hedge	(6,993,751,040)	—
Loans	(140,531,468,024)	(487,497,351,002)
Other receivables	(539,504,313,663)	262,297,648,460
Deferred acquisition costs	(670,689,915,944)	(702,310,028,130)
Other assets	7,661,543,846	(8,452,016,777)
Separate account assets	(292,900,157,850)	(982,413,088,442)
Financial liabilities at fair value through profit or loss	(96,954,504,073)	69,185,791,533
Deposits	(13,687,082,155)	27,391,335,699
Other financial liabilities	734,874,789,444	12,740,019,915
Derivative liabilities to hedge	—	2,064,481,756
Provisions	(41,237,074,037)	(76,041,194)
Liability for defined benefit plans	(28,705,030,434)	(16,552,434,619)
Other liabilities	8,797,980,478	(3,600,265,919)
Separate account liabilities	393,729,389,909	844,416,877,244
Foreign currency translation differences for foreign operations	4,538,135,620	5,260,153,391

	(965,040,015,465)	(1,343,403,342,281)
Income tax paid	(80,539,613,855)	(56,409,983,778)
Interest received	637,724,975,665	652,036,118,326
Interest paid	(2,903,834,371)	(9,853,798,239)
Dividends received	107,222,695,271	62,766,031,312

Net cash inflow from operating activities	2,168,803,340,382	1,657,729,426,025

KB Insurance Co., Ltd and Subsidiaries

Consolidated Statements of Cash Flows

Years ended December 31, 2016 and 2015

(In Korean won)	2016	2015
Cash flows from investing activities
Proceeds from sale of available-for-sale financial assets	1,706,399,668,107	2,669,595,101,538
Acquisitions of available-for-sale financial assets	(2,719,802,063,242)	(3,882,134,610,989)
Proceeds from redemption of held-to-maturity financial assets	—	34,466,033,617
Acquisitions of held-to-maturity financial assets	(1,391,970,072,282)	(543,311,900,000)
Proceeds from sale of property and equipment	1,625,722,151	2,003,074,176
Acquisitions of property and equipment	(17,384,856,110)	(11,184,290,280)
Proceeds from sale of intangible assets	9,475,554,109	2,702,930,059
Acquisitions of intangible assets	(12,863,460,236)	(10,742,463,875)
Proceeds from sale of assets held for sale	8,170,507,000	—
Net cash flows from disposal of disposal group held-for-sale	87,432,991,066	—
Proceeds from sale of investments in associates and subsidiaries	9,129,204,623	15,526,569,650
Acquisitions of investments in associates and subsidiaries	—	(20,000,000)
Decrease in guarantee deposits	9,412,782,474	8,981,365,754
Increase in guarantee deposits	(7,665,399,752)	(5,439,645,826)
Cash inflows from hedging activities	25,211,244,713	6,075,714,987
Cash outflows from hedging activities	(64,015,071,607)	(98,459,615,177)

Net cash outflow from investing activities	(2,356,843,248,986)	(1,811,941,736,366)

Cash flows from financing activities
Dividends paid	(24,512,133,600)	(26,036,502,889)
Increase in debts	136,697,159,455	164,574,542,405
Decrease in debts	(40,000,000,000)	—
Increase in guarantee deposits from lessee	3,218,881,732	3,858,234,571
Decrease in guarantee deposits from lessee	(3,585,303,222)	(4,968,853,330)
Cash outflow from changes in shares of subsidiaries	—	(91,026,000)
Disposal of treasury stocks	—	229,957,959,216
Issuance of share capital	170,583,270,000	—

Net cash inflow from financing activities	242,401,874,365	367,294,353,973

Effect of exchange rate fluctuations on cash and cash equivalents	(168,513,806)	1,178,149,876

Net increase in cash and cash equivalents	54,193,451,955	214,260,193,508
Cash and cash equivalents at the beginning of the year	780,484,201,147	566,224,007,639

Cash and cash equivalents at the end of the year	834,677,653,102	780,484,201,147

Cash and cash equivalents classified as disposal groups	—	11,276,274,355

Cash and cash equivalents in the consolidated financial position at the end of the year	834,677,653,102	769,207,926,792

The accompanying notes are an integral part of these consolidated financial statements

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

1. The Parent Company

Overview of KB Insurance Co., Ltd and its subsidiaries (the “Group”) is as follows.

(1) Overview of the Parent Company

KB Insurance Co., Ltd (the “Parent Company”) was incorporated on January 27, 1959, under the laws of the Republic of Korea to engage in non-life insurance related business and asset management for the business as the Parent Company’s main business model. As of December 31, 2016, the Parent Company has 63 branch offices and 313 business offices. In June 1976, the Parent Company went public on the Korea Stock Exchange. The Parent Company’s major shareholder is KB Financial Group Inc. (39.81%) as of December 31, 2016.

(2) Overview of the consolidated subsidiaries

Details of ownership interests of the consolidated subsidiaries as of December 31, 2016 and 2015, are as follows:

Subsidiaries	Location	Industry	Date of financial statements	2016		2015
				Owner- ship	Ownership of non-controlling interests	Owner- ship	Ownership of non-controlling interests
Leading Insurance Services, Inc.	USA	Management service	Dec 31	100.00%	—	100.00%	—
LIG Insurance (China) Co., Ltd	China	Non-life insurance	Dec 31	100.00%	—	100.00%	—
PT. KB Insurance Indonesia	Indonesia	Non-life insurance	Dec 31	70.00%	30.00%	70.00%	30.00%
LIG Investment & Securities Co., Ltd[1]	Korea	Financial investment	Dec 31	—	—	82.35%	17.65%
KB Claims Survey & Adjusting	Korea	Claim service	Dec 31	100.00%	—	100.00%	—
KB Sonbo CNS Co., Ltd	Korea	Management service	Dec 31	100.00%	—	100.00%	—
KB Golden Life Care Co., Ltd[2]	Korea	Service	Dec 31	100.00%	—	—	—

[1]	The Group decided to sell LIG Investment & Securities Co., Ltd on December 22, 2015, with the approval of the board of directors, and this transaction was completed on June 21, 2016 (deemed disposal date: May 31, 2016) (Note 21).
[2]	Newly included in consolidation due to a new investment during the year ended December 31, 2016

(3) Overview of the consolidated beneficiary certificates

Details of consolidated beneficiary certificates as of December 31, 2016, are as follows:

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Company	Location	Industry	Ownership interests
			2016	2015
KB Smart Stepup Private Fund 3rd	Korea	Financial investment	—	100.00%
KB Smart Stepup Private Fund 4th	Korea	Financial investment	—	100.00%
KB Hope Partner Private Fund Bond 1st	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 30th	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 31st	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 32nd	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 33rd	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 36th	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 43rd	Korea	Financial investment	100.00%	100.00%
Daishin Forte Alpha Private Fund 44th	Korea	Financial investment	100.00%	100.00%
Dongbu Private Fund 16th	Korea	Financial investment	89.52%	89.52%
Mirae Asset Triumph Private Equity Investment Trust 38th	Korea	Financial investment	100.00%	100.00%
Shinhan BNPP Private Fund 42nd	Korea	Financial investment	100.00%	100.00%
Hana Landchip Private Fund 58th	Korea	Financial investment	99.99%	99.99%
Hanwha Private Equity Securities Investment Trust 86th	Korea	Financial investment	—	100.00%
Hyundai Aviation Private Fund 3rd	Korea	Financial investment	99.96%	99.96%
Hyundai Power Private Fund 3rd	Korea	Financial investment	99.95%	99.95%
Hyundai Power Professional Investment Type Private Investment Fund No.4	Korea	Financial investment	99.77%	—
KB U.S. LongShort Private Securities Fund 1	Korea	Financial investment	99.50%	—

(4) Changes in subsidiaries

Company	Description
LIG Investment & Securities Co., Ltd	Excluded from the consolidation due to disposal of investment
KB Golden Life Care Co., Ltd	Included in the consolidation due to gain of control through a new investment
KB Smart Stepup Private Fund 3rd	Excluded from the consolidation due to disposal of investment
KB Smart Stepup Private Fund 4th	Excluded from the consolidation due to disposal of investment
Hanwha Private Equity Securities Investment Trust 86th	Excluded from the consolidation due to disposal of investment
Hyundai Power Professional Investment Type Private Investment Fund No.4	Included in the consolidation due to gain of control through a new investment
KB U.S. LongShort Private Securities Fund 1	Included in the consolidation due to gain of control through a new investment

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(5) Summarized financial information of subsidiaries and beneficiary securities

Summarized financial information of subsidiaries and beneficiary securities as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Assets	Liabilities	Equity	Revenue	Profit for the year	Total comprehensive income for the year
Company
Leading Insurance Services, Inc.	4,425	585	3,840	14,272	(293)	(180)
LIG Insurance (China) Co., Ltd	103,774	60,228	43,546	50,609	2,024	759
PT. KB Insurance Indonesia	25,858	11,168	14,690	16,110	1,358	2,105
KB Claims Survey & Adjusting	28,313	16,738	11,575	102,753	963	989
KB Sonbo CNS Co., Ltd	4,285	3,717	568	33,357	306	306
KB Golden Life Care Co., Ltd	19,533	49	19,484	12	(227)	(227)
KB HopePartner 1st	49,137	5	49,132	2,494	700	700
Daishin Forte Alpha Private Fund 30th	10,085	8	10,077	526	391	391
Daishin Forte Alpha Private Fund 31st	20,239	13	20,226	1,083	766	766
Daishin Forte Alpha Private Fund 32nd	10,043	6	10,037	578	397	397
Daishin Forte Alpha Private Fund 33rd	10,042	6	10,036	561	393	393
Daishin Forte Alpha Private Fund 36th	10,233	5	10,228	604	347	347
Daishin Forte Alpha Private Fund 43rd	10,062	9	10,053	527	324	324
Daishin Forte Alpha Private Fund 44th	10,039	3	10,036	581	326	326
Dongbu Private Fund 16th	39,507	23	39,484	3,638	1,943	1,943
Mirae Asset Triumph Private Fund 38th	49,243	2	49,241	2,315	881	881
Shinhan BNPP Private Fund 42nd	49,187	—	49,187	1,782	766	766
Hana Landchip Realestate Private Fund 58th	16,094	674	15,420	1,867	857	857
Hyundai Aviation Private Fund 3rd	19,779	396	19,383	2,072	1,111	1,111
Hyundai Power Private Fund 3rd	23,699	108	23,591	4,914	1,722	1,754
Hyundai Power Professional Investment Type Private Investment Trust No.4	44,035	15	44,020	4,854	359	359
KB U.S. LongShort Private Securities Fund 1	20,322	6	20,316	1,834	215	215

	577,934	93,764	484,170	247,343	15,629	15,282

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Assets	Liabilities	Equity	Revenue	Profit for the year	Total comprehensive income for the year
Company
Leading Insurance Services, Inc.	4,050	30	4,020	12,572	5	245
LIG Insurance (China) Co., Ltd	106,181	63,394	42,787	84,049	1,488	1,866
PT. KB Insurance Indonesia	42,074	29,488	12,586	21,518	847	426
LIG Investment & Securities, Co., Ltd	1,078,510	884,777	193,733	138,008	8,462	5,713
KB Claims Survey & Adjusting	26,153	15,567	10,586	98,838	2,287	2,254
KB Sonbo CNS Co., Ltd	3,068	2,806	262	32,312	481	481
KB SmartStepUp 3rd	9,861	42	9,819	795	48	48
KB SmartStepUp 4th	9,839	23	9,816	1,165	79	79
KB HopePartner 1st	50,440	5	50,435	2,727	2,114	2,114
Daishin Forte Alpha Private Fund 30th	10,049	17	10,032	862	621	621
Daishin Forte Alpha Private Fund 31st	20,157	33	20,124	2,968	1,149	1,149
Daishin Forte Alpha Private Fund 32nd	10,006	16	9,990	812	566	566
Daishin Forte Alpha Private Fund 33rd	10,007	16	9,991	926	585	585
Daishin Forte Alpha Private Fund 36th	9,904	23	9,881	313	(26)	(26)
Daishin Forte Alpha Private Fund 43rd	10,002	27	9,975	694	319	319
Daishin Forte Alpha Private Fund 44th	10,120	22	10,098	708	409	409
Dongbu Private Fund 16th	42,361	2,955	39,406	2,308	1,874	1,874
Mirae Asset Triumph Private Fund 38th	50,178	178	50,000	2,722	2,080	2,080
Shinhan BNPP Private Fund 42nd	50,003	—	50,003	2,143	2,020	2,020
Hana Landchip Realestate Private Fund 58th	15,327	1,292	14,035	1,449	558	558
Hanhwa Private Fund 86th	50,035	2	50,033	2,147	1,944	1,944
Hyundai Aviation Private Fund 3rd	21,086	1	21,085	2,554	1,327	1,327
Hyundai Power Private Fund 3rd	23,464	28	23,436	3,740	2,042	2,151

	1,662,875	1,000,742	662,133	416,330	31,279	28,803

(6) Details of non-controlling interests as of December 31, 2016, are as follows:

(In millions of won)	Profit (loss) for the year to non-controlling interests	Accumulated non-controlling interests	Dividends paid to non-controlling interests
PT. KB Insurance Indonesia	408	4,407	—
LIG Investment & Securities Co., Ltd	548	—	512

	956	4,407	512

2. Significant Accounting Policies

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

2.1 Basis of Preparation

The Group maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language (Hangul) in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (Korean IFRS). The accompanying consolidated financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Group’s financial position, financial performance or cash flows, is not presented in the accompanying consolidated financial statements.

The consolidated financial statements of the Group have been prepared in accordance with Korean IFRS. These are the standards, subsequent amendments and related interpretations issued by the International Accounting Standards Board (IASB) that have been adopted by the Republic of Korea.

The preparation of the consolidated financial statements requires the use of certain critical accounting estimates. It also requires management to exercise judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3.

2.2 Changes in Accounting Policies and Disclosure

(1) New and amended standards adopted by the Group

The Group newly applied the following amended standards for the annual period beginning on January 1, 2016, and this application does not have a material impact on the consolidated financial statements.

- Amendment to Korean IFRS 1001, Presentation of Financial Statements

- Amendment to Korean IFRS 1011, Construction Contracts, Korean IFRS 1037, Provisions, Contingent Liabilities and Contingent Assets and Interpretation 2115 Agreements for the Construction of Real Estate

- Amendment to Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1041, Agriculture and fishing: Productive plants

- Amendment to Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1038, Intangible assets: Amortization based on revenue

- Amendment to Korean IFRS 1110, Consolidated Financial Statements, Korean IFRS 1028, Investments in Associates and Joint Ventures and Korean IFRS 1112, Disclosure of Interests in Other Entities: Investment Entities: Applying the Consolidation Exception

- Amendment to Korean IFRS 1111, Joint Arrangements

- Annual improvements to Korean IFRS 2012-2014 Cycle

(2) New and amended standards not adopted by the Group

Certain new accounting standards and interpretations that have been published that are not mandatory for December 31, 2016 reporting periods and have not been early adopted by the Group are set out below.

- Amendments to Korean IFRS 1007, Statement of Cash Flows

Amendments to Korean IFRS 1007 Statement of Cash flows requires to provide disclosures of changes in liabilities arising from cash flow and non-cash flow of financing activities separately. This amendment will be effective for annual periods beginning on or after January 1, 2017, with early adoption permitted. The Group does not expect the amendments to have a significant impact on the consolidated financial statements.

- Amendments to Korean IFRS 1012, Income Tax

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Amendments to Korean IFRS 1012 clarify how to account for deferred tax assets related to debt instruments measured at fair value. Korean IFRS 1012 provides requirements on the recognition and measurement of current or deferred tax liabilities or assets. The amendments issued clarify the requirements on recognition of deferred tax assets for unrealized losses, to address diversity in practice. This amendment will be effective for annual periods beginning on or after January 1, 2017, with early adoption permitted. The Group does not expect the amendments to have a significant impact on the consolidated financial statements.

- Amendments to Korean IFRS 1102, Share-based Payment

Amendments to Korean IFRS 1102 clarifies accounting for a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled. And also, clarifies that the measurement approach should treat the terms and conditions of a cash-settled award in the same way as for an equity-settled award. This amendment will be effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Group does not expect the amendments to have a significant impact on the consolidated financial statements.

- Korean IFRS 1109, Financial Instruments

The new standard for financial instruments issued on September 25, 2015 is effective for annual periods beginning on or after January 1, 2018 with early application permitted. This standard will replace Korean IFRS 1039 Financial Instruments: Recognition and Measurement. The Group will apply the standards for annual periods beginning on or after January 1, 2018.

The standard requires retrospective application with some exceptions. For example, the entity is not required to restate prior periods in relation to classification, measurement and impairment of financial instruments. The standard requires prospective application of its hedge accounting requirements for all hedging relationships except the accounting for time value of options and other exceptions.

Korean IFRS 1109 Financial Instruments requires all financial assets to be classified and measured on the basis of the entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets. A new impairment model, an expected credit loss model, is introduced and any subsequent changes in expected credit losses will be recognized in profit or loss. Also, hedge accounting rules amended to extend the hedging relationship, which consists only of eligible hedging instruments and hedged items, qualifies for hedge accounting.

An effective implementation of Korean IFRS 1109 requires preparation processes including financial impact assessment, accounting policy establishment, accounting system development and the system stabilization. The impact on the Group’s financial statements due to the application of the standard is dependent on judgements made in applying the standard, financial instruments held by the Group and macroeconomic variables.

Within the Group, Korean IFRS 1109 Task Force Team (‘TFT’) has been set up to prepare for implementation of Korean IFRS 1109 since October, 2015. The Group has been implementing Korean IFRS 1109 through three stages: Stage 1 (effect analysis), Stage 2 (design and implementation), and Stage 3 (preparation of application). The Group is analyzing the financial impacts of Korean IFRS 1109 on its consolidated financial statements. Meanwhile, the following areas are likely to be affected in general.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Stage	Period	Process
1	From Oct. to Dec. 2015 (for 3 months)	Analysis of GAAP differences and development of methodology

2	From Jan. to Dec. 2016 (for 12 months)	Development of methodology, definition of business requirement, and the system development

3	From Jan. 2017 to Mar. 2018 (for 15 months)	System test and preparation for opening balances of the financial statements

(a) Classification and Measurement of Financial Assets

When implementing Korean IFRS 1109, the classification of financial assets will be driven by the Group’s business model for managing the financial assets and contractual terms of cash flow. The following table shows the classification of financial assets measured subsequently at amortized cost, at fair value through other comprehensive income and at fair value through profit or loss. If a hybrid contract contains a host that is a financial asset, the classification of the hybrid contract shall be determined for the entire contract without separating the embedded derivative.

Business model	Contractual cash flows characteristics

	Solely represent payments of principal and interest	All other
Hold the financial asset for the collection of the contractual cash flows	Measured at amortized cost[1]	Recognized at fair value through profit or loss[2]
Hold the financial asset for the collection of the contractual cash flows and trading	Measured at fair value through other comprehensive income[1]
Hold for trading and others	Measured at fair value through profit or loss

[1]	A designation at fair value through profit or loss is allowed only if such designation mitigates an accounting mismatch (irrevocable).
[2]	A designation at fair value through other comprehensive income is allowed only if the financial instrument is the equity investment that is not held for trading (irrevocable).

With the implementation of Korean IFRS 1109, the criteria to classify the financial assets at amortized cost or at fair value through other comprehensive income are more strictly applied than the criteria applied with Korean IFRS 1039. Accordingly, the financial assets at fair value through profit or loss may increase by implementing Korean IFRS 1109 and may result an extended fluctuation in profit or loss.

(b) Classification and Measurement of Financial Liabilities

Korean IFRS 1109 requires the amount of the change in the liability’s fair value attributable to changes in the credit risk to be recognized in other comprehensive income, unless this treatment of the credit risk component creates or enlarges a measurement mismatch. Amounts presented in other comprehensive income are not subsequently transferred to profit or loss.

Under Korean IFRS 1039, all financial liabilities designated at fair value through profit or loss recognized their fair value movements in profit or loss. However, under Korean IFRS 1109, certain fair value movements will be recognized in other comprehensive income and as a result, profit or loss from fair value movements may decrease.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(c) Impairment: Financial Assets and Contract Assets

Korean IFRS 1109 sets out a new forward looking ‘expected credit loss impairment model’ which replaces the incurred loss model under Korean IFRS 1039 that impaired asset if there is objective evidence and applies to:

- Financial assets measured at amortized cost,

- Debt investments measured at fair value through other comprehensive income, and

- Certain loan commitments and financial guaranteed contracts.

Under Korean IFRS 1109, a credit event (or impairment ‘trigger’) no longer has to occur before credit losses are recognized. The Group will always recognize (at a minimum) 12-month expected credit losses in profit or loss. Lifetime expected losses will be recognized on assets for which there is a significant increase in credit risk after initial recognition.

Stage		Loss allowance
1	No significant increase in credit risk after initial recognition[1]	12-month expected credit losses: expected credit losses that result from those default events on the financial instrument that are possible within 12 months after the reporting date

2	Significant increase in credit risk after initial recognition	Lifetime expected credit losses: expected credit losses that result from all possible default events over the life of the financial instrument
3	Objective evidence of impairment

[1]	If the financial instrument has low credit risk at the end of the reporting period, the Group may assume that the credit risk has not increased significantly since initial recognition.

Under Korean IFRS 1109, the asset that is credit-impaired at initial recognition would recognize all changes in lifetime expected losses since the initial recognition as a loss allowance with any changes recognized in profit or loss.

(d) Hedge Accounting

Hedge accounting mechanics (fair value hedges, cash flow hedges and hedge of net investments in a foreign operations) required by Korean IFRS 1039 remains unchanged in Korean IFRS 1109, however, the new hedge accounting rules will align the accounting for hedging instruments more closely with the Group’s risk management practices. As a general rule, more hedge relationships might be eligible for hedge accounting, as the standard introduces a more principles-based approach. Korean IFRS 1109 allows more hedging instruments and hedged items to qualify for hedge accounting, and relaxes the hedge accounting requirement by removing two hedge effectiveness tests that are a prospective test to ensure that the hedging relationship is expected to be highly effective and a quantitative retrospective test (within range of 80-125%) to ensure that the hedging relationship has been highly effective throughout the reporting period.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

With implementation of Korean IFRS 1109, volatility in profit or loss may be reduced as some items that were not eligible as hedged items or hedging instruments under Korean IFRS 1039 are now eligible under Korean IFRS 1109.

- Korean IFRS 1115, Revenue from Contracts with Customers

Korean IFRS 1115 Revenue from Contracts with Customers issued on November 6, 2015 replaces Korean IFRS 1018 Revenue, Korean IFRS 1011 Construction Contracts, Interpretation 2031 Revenue-Barter Transactions Involving Advertising Services, Interpretation 2113 Customer Loyalty Programs, Interpretation 2115 Agreements for the Construction of Real Estate and Interpretation 2118 Transfers of assets from customers.

Korean IFRS 1018 and other, the current standard, provide revenue recognition criteria by type of transactions; such as, sales goods, the rendering of services, interest income, royalty income, dividend income, and construction contracts. However, Korean IFRS 1115, the new standard, is based on the principle that revenue is recognized when control of a good or service transfers to a customer – so the notion of control replaces the existing notion of risks and rewards. A new five-step process must be applied before revenue from contract with customer can be recognized:

- Identify contracts with customers

- Identify the separate performance obligation

- Determine the transaction price of the contract

- Allocate the transaction price to each of the separate performance obligations, and

- Recognize the revenue as each performance obligation is satisfied.

This standard is effective for annual periods beginning on or after January 1, 2018, with earlier adoption is permitted. The Group is analyzing financial impacts of Korean IFRS 1115 on its consolidated financial statements.

2.3 Consolidation

The Group prepares the consolidated financial statements in accordance with Korean IFRS 1110, Consolidated Financial Statements.

(1) Subsidiaries

Subsidiaries are companies that are controlled by the Parent Company. The Group controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The existence and effects of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date when control is transferred to the Group and de-consolidated from the date when control is lost.

The Group applies the acquisition method to account for business combinations. The consideration transferred is measured at the fair values of the assets transferred, and identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are initially measured at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest’s proportionate share of the recognized amounts of acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Goodwill is initially measured as the excess of the aggregate of the consideration transferred, fair value of non-controlling interest and the acquisition-date fair value of the acquirer’s previously held equity interest in the acquiree over the fair value of net identifiable assets acquired and liabilities assumed. If this consideration is lower than the fair value of the net assets of the business acquired, the difference is recognized in profit or loss.

Balances of receivables and payables, income and expenses and unrealized gains on transactions within the Group are eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

(2) Associates

Associates are all entities over which the Group has significant influence, and investments in associates are initially recognized at acquisition cost using the equity method. Unrealized gains on transactions between the Group and its associates are eliminated to the extent of the Group’s interest in the associates. If there is any objective evidence that the investment in the associate is impaired, the Group recognizes the difference between the recoverable amount of the associate and its book value as impairment loss.

(3) Joint Arrangement

A joint arrangement, wherein two or more parties have joint control, is classified as either a joint operation or a joint venture. A joint operator has rights to the assets, and obligations for the liabilities, relating to the joint operation and recognizes the assets, liabilities, revenues and expenses relating to its interest in a joint operation. A joint-venturer has rights to the net assets relating to the joint venture and accounts for that investment using the equity method.

2.4 Foreign Currency Translation

(a) Functional and Presentation Currency

Items included in the financial statements of the Group are measured using the currency of the primary economic environment in which it operates (“the functional currency”). The functional currency of the Group is Korean won and the same currency is used on the consolidated financial statements.

(b) Transactions and Balances

Foreign currency transactions are recognized by the functional currency with the exchange rate on the date of transactions or the rate on the valuation date in case of revaluation. Foreign exchange gains and losses resulting from the settlement of such transactions or from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in net income. The foreign exchange difference from non-monetary financial assets and liabilities are considered as gains or losses from the change in fair value that the difference in equity instrument at fair value through profit or loss is included in net income and the difference of the instruments that are available-for-sale are recognized in other comprehensive income.

(c) Foreign Operations

If the functional currencies of the foreign operations are different from the Group’s reporting currency, business performance and financial position are translated by the following method. Unless the functional currency of the foreign operations is the currency under hyper-inflated economy, the assets and liabilities in the consolidated financial statements (including comparative consolidated financial statements) are translated at the closing rate at the end of the reporting period. Average exchange rate during the reporting period is applied on the revenues and expenses on the consolidated statements of comprehensive income including comparative consolidated statements of comprehensive income and the foreign exchange differences from the translation are recognized as other comprehensive income.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition of that foreign operation shall be treated as assets and liabilities of the foreign operation. Thus they shall be expressed in the functional currency of the foreign operation and shall be translated in Korean won at the closing rate

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gain or loss on disposal is recognized. On the partial disposal of a foreign operation, the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income is reclassified to profit or loss.

2.5 Cash and Cash Equivalents

The Group classifies investment as cash equivalents only when it has a short maturity of, say, three months or less from the date of acquisition. Equity investments are excluded from cash equivalents unless they are, in substance, cash equivalents, for example in the case of preferred shares acquired within a short period of their maturity and with a specified redemption date.

2.6 Financial Assets

(a) Recognition and Classification

The Group classifies its financial assets in the following categories: financial assets at fair value through profit or loss, available-for-sale financial assets, loans and receivables, and held-to-maturity financial assets. Regular way purchases and sales of financial assets are recognized on trade date.

Without separating embedded derivatives from host contracts, the Group designates the hybrid instruments as an item that is recognized at fair value through profit or loss. The financial assets that are accounted as above are foreign currency convertible bonds and derivatives-linked securities.

When a financial asset is recognized initially, the Group measures it at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. After initial recognition, available-for-sale financial assets and financial assets at fair value through profit or loss are measured at their fair values. Loans and receivables and held-to-maturity financial assets are measured at amortized cost using the effective interest method.

A gain or loss arising from a change in the fair value of a financial asset at fair value through profit or loss is recognized in profit or loss. A gain or loss on an available-for-sale financial asset is recognized in other comprehensive income, until the financial asset is derecognized or impaired. At that time, the cumulative gain or loss previously recognized in other comprehensive income is reclassified from equity to profit or loss.

(b) Impairment

The Group assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets are impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The objective evidence of the impairments includes significant financial difficulty of the issuer or obligor and more than six-month overdue of principal or interest payment. A significant (30%) or prolonged (6 months) decline in the fair value of an available-for-sale equity instrument below its cost is also objective evidence of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss through other operating income and expenses.

- Loans and Receivables

If there is objective evidence that an impairment loss on loans and receivables carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

The Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant (individual assessment of impairment) and individually or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

A methodology based on historical loss experience is used to estimate incurred loss on group of assets for collective assessment of impairment. Such methodology incorporates factors such as type of loans and borrowers, credit rating, size of portfolios, loss emergence period, recovery period and applies probability of incurred default on an individual or group of assets, nominal recovery rate of collaterals and loans and loss given default by type of recovery method. Also, historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions that did not affect the period on which the historical loss experience is based and to remove the effects of conditions in the historical period that do not exist currently. The methodology and assumptions used for collective assessment of impairment are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

Impairment loss on loans reduces the carrying amount of the asset through use of an allowance account, and when a loan becomes uncollectable, it is written off against the related allowance account. If, loans and receivables that are previously written off are subsequently collected, the amount of allowance increases, and the adjustment is recognized in profit or loss.

- Available-for-sale financial assets

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

When a decline in the fair value of an available-for-sale financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of a debt instrument classified as available-for-sale increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss. However, impairment losses recognized in profit or loss for an investment in an equity instrument classified as available-for-sale are not reversed through profit or loss.

- Held-to-maturity financial assets

If there is objective evidence that an impairment loss on held-to-maturity financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The impairment loss on held-to-maturity financial assets is directly deducted from the carrying amount.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed. The reversal shall not result in a carrying amount of the financial asset that exceeds what the amortized cost would have been had the impairment not been recognized at the date the impairment is reversed. The amount of the reversal is recognized in profit or loss.

(c) Derecognition

If the Group transfers a financial asset, but retains substantially all the risks and rewards of ownership of the financial asset for example, due to a right of recourse in the event of debtor’s defaults, the Group continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

(d) Offsetting

A financial asset and a financial liability are offset and the net amount presented in the consolidated statement of financial position when, and only when, the Group currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously. The legally enforceable right to set off is not contingent upon future events and is enforceable under any circumstances – under the normal course of business, the event of default or the event of solvency or bankruptcy

2.7 Derivatives

All derivative financial instruments are measured at fair value. Gains or losses arising from a change in fair value are recognized as follows.

(a) Derivatives for hedge

The Group enters into numerous derivative financial instrument contracts such as currency forwards, interest rate swaps, currency swaps and others to manage its exposures to fluctuations in interest rates and currency exchange, amongst others. It designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge) and the risk of changes in cash flow of highly probable forecast transactions and the currency exchange risk at firm commitment (cash flow hedge) .

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

At the inception of the hedge, there is formal designation and documentation of the hedging relationship and the risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the Group will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value or cash flows attributable to the hedged risk.

- Fair value hedge

If derivatives qualify for the fair value hedge, the gain or loss from remeasuring the hedging instrument at fair value and the gain or loss on the hedged item attributable to the hedged risk are recognized in profit or loss. Fair value change of hedging instruments and underlying assets (hedged instruments) are recognized under the same account in the consolidated statement of comprehensive incomes that the hedged instruments are included. Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Group revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged instrument is being amortized and recognized in profit or loss.

- Cash flow hedge

If derivatives are designated as a hedging instrument and is qualified for the cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognized in other comprehensive income and the ineffective portion of the gain or loss on the hedging instrument is recognized in profit or loss. Cash flow hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Group revokes the designation. In this case, the cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income remains separately in equity until the forecast transaction occurs. However, if he forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment.

(b) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative under these three conditions, if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. The gain or loss from remeasuring an embedded derivative separated from the host contract is recognized in profit or loss as part of net gains or losses on financial instruments at fair value through profit or loss.

(c) Other derivatives

All derivatives but the ones designated as hedging instruments are measured at fair value. The gain or loss from remeasuring other derivatives is recognized in profit or loss..

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

2.8 Non-current Assets Held-for-sale

Non-current assets (or disposal group) are classified as assets held-for-sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use and a sale is considered highly probable. The assets are measured at the lower of their carrying amount and fair value less costs to sell.

2.9 Property and Equipment

Property and equipment is carried at its cost less any accumulated depreciation and any accumulated impairment losses. The historical cost includes any costs directly attributable to the acquisition of the property. Land is not depreciated whereas other property and equipment are depreciated over their estimated useful lives using the straight-line method. The depreciable amount of the assets is acquisition costs less residual values.

The estimated useful lives of the assets are as follows:

Estimated useful lives
Buildings	20 ~ 40 years
Other properties and equipment	5 ~ 15 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

2.10 Government Grants

Government grants are recognized at fair value if, and only if there is a reasonable assurance that the Group will comply with the conditions attaching to them and the grants will be received. Government grants related to assets are deducted when the carrying value of the assets are calculated. Government grants related to income are deferred and deducted in reporting the related expense.

2.11 Intangible Assets

Goodwill is measured using the method elaborated in note 2.3(1) and subsequently carried at their cost less any accumulated impairment losses. Intangible assets, except for goodwill are measured initially at cost and subsequently carried at their cost less any accumulated amortization and any accumulated impairment losses.

Internally developed software is sum of the expenditures incurred from the date when conditions of asset recognition is satisfied which include technical feasibility and future economic benefits. As it has indefinite useful life, membership is not amortized. The intangible assets with a finite useful life are amortized with straight-line method.

Estimated useful lives
Software	5 years
R&D Costs	5 years

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

2.12 Investment Properties

Properties held to earn rentals or for capital appreciation are classified as investment properties. The properties are measured initially at their cost and carried at the cost less any accumulated depreciation and any accumulated impairment losses. The investment properties except for land is depreciated over there estimated useful life, 20 ~ 40 years using the straight-line method.

2.13 Impairment of non-financial assets

Goodwill or the intangible assets with indefinite useful lives are tested for impairment at least annually. Other assets are tested for impairment when there is any indication that an asset may be impaired. An impairment loss is the amount by which the carrying amount of an asset exceeds its recoverable amount which is the higher of its fair value less costs of disposal and its value in use. The Group assesses at the end of each reporting period whether there is any indication that an impairment loss recognized in prior periods for an asset other than goodwill may no longer exist or may have decreased. If any such indication exists, a reversal of an impairment loss for an asset other than goodwill is recognized in profit or loss.

2.14 Financial Liabilities

(a) Classification and measurement

The Group’s financial liabilities at fair value through profit or loss are financial liabilities held for trading. Financial liabilities incurred principally for the purpose of repurchasing in the near term is classified as the trading liabilities. In addition, derivatives which are not designated for hedging or the ones separated from financial instruments are classified as financial liabilities at fair value through profit or loss.

The Group classifies non-derivative financial liabilities, except for financial liabilities at fair value through profit or loss, financial guarantee contracts and financial liabilities that arise when a transfer of financial assets does not qualify for derecognition, as financial liabilities carried at amortized cost and presents as ‘other financial liabilities’ in the consolidated statement of financial position.

(b) Derecognition

Financial liabilities are derecognized from the consolidated statement of financial position when the obligation specified in the contract is discharged, cancelled or expired or when the terms of an existing financial liability are substantially modified.

2.15 Provisions

Provisions are measured at present value of the best estimate of the expenditure required to settle the present obligation. Where discounting is used, the carrying amount of a provision increases in each period to reflect the passage of time. This increase is recognized as interest expense.

2.16 Current and Deferred Tax

The tax expense for the period consists of current and deferred tax. Tax is recognized and included in profit or loss for the period in the statement of income, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively. The tax expense is measured based on the tax laws that have been enacted or substantively enacted by the end of the reporting period.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Management periodically evaluates tax policies that are applied in tax returns to reflect changes in tax interpretation by the taxation authorities. The Group measures current income tax at the amount expected to be paid to the taxation authorities.

Deferred tax is recognized for temporary differences which is the differences between the carrying amount of an asset or liability and its tax base. The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Group expects to recover or settle the carrying amount of its assets and liabilities. However, deferred tax assets and liabilities are not recognized if they arise from the initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting profit or loss nor taxable profit or loss. Deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences can be utilized.

Deferred tax liability is recognized for taxable temporary differences associated with investments in subsidiaries, associates, and interests in joint arrangements, except to the extent that the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. In addition, deferred tax asset is recognized for deductible temporary differences arising from such investments to the extent that, and only to the extent that, it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred tax assets and liabilities are offset if, and only if the Group has a legally enforceable right to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

2.17 Employee Compensation and Benefits

(a) Post-employment benefits

The Group has both defined contribution and defined benefit plans. A defined contribution plan is a post-employment benefit plan under which the Group pays fixed contributions into a separate entity. The contributions are recognized as employee benefit expense when an employee has rendered service.

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. Typically defined benefit plans define an amount of post-employment benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation. The liability recognized in the consolidated statement of financial position in respect of defined benefit plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds whose term is consistent with the estimated term of the post-employment obligations. The remeasurements of the net defined benefit liability are recognized in other comprehensive income.

If any plan amendments, curtailments, or settlements occur, past service costs or any gains or losses on settlement are recognized in profit or loss.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(b) Share-based payments

The Group enters into share-based payments that provide stock grant to the directors and when the payments are exercised, the Group has the choice of whether it settles the transaction in cash or by issuing equity instruments.

The Group measures the services acquired and the liability incurred at the fair value of the liability and recognizes as share-based payments expenses and accrued expenses. Until the liability is settled, the Group remeasures the fair value of the liability at the end of each reporting period and at the date of settlement, with any changes in fair value recognized in profit or loss for the period.

2.18 Revenue and Expense Recognition

The Group recognizes revenue when the amounts can be measured reliably and it is probable that the economic benefits associated with the transaction will flow to the Group and specific requirements on the activities of the Group as below are satisfied. Estimates are based on historical experience such as types of clients and transactions and terms of transactions.

(a) Premium income

It is on insurance fee collection dates when the insurance revenue is recognized. However, insurance policies whose initial payments or full payment (single premium policies) have not been made because of deferral of the premium payment are recognized as revenue on the financial year that their inception dates are in. The premiums that are received but its collection date has not come, are accounted as premium in suspense.

(b) Interest revenue and expense

Interest income and expense are recognized using the effective interest method. The effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability, and of allocating the interest income or interest expense over the relevant period. When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instruments, the Group uses the contractual cash flows over the full contractual term of the financial instrument. Interest on impaired financial assets is recognized using the interest rate used to discount the future cash flows for the purpose of measuring the impairment loss.

(c) Dividend Income

Dividend income is recognized in profit or loss when the Group’s right to receive payment is established.

2.19 Leases

A lease is an agreement, whereby the lessor conveys to the lessee, in return for a payment or series of payments, the right to use an asset for an agreed period of time. Leases where all the risks and rewards of ownership are not transferred to the Group, as the lessee, are classified as operating leases. Lease payments under operating leases are recognized as expenses on a straight-line basis over the lease term.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Leases where the Group, as the lessee, has substantially all the risks and rewards of ownership are classified as finance leases and recognized as lease assets and liabilities at the lower of the fair value of the leased property and the present value of the minimum lease payments each determined at the inception of the lease.

When the Group is the lessor, a lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to ownership at the inception of the lease. A lease other than a finance lease is classified as an operating lease. Lease income from operating leases is recognized in income on a straight-line basis over the lease term. Initial direct costs incurred by the lessor in negotiating and arranging an operating lease is added to the carrying amount of the leased asset and recognized as an expense over the lease term on the same basis as the lease income.

2.20 Insurance Contracts

The Group recognizes a contract as an insurance contract if the contract under which one party (the insurer) accepts significant insurance risk from another party (the policyholder) by agreeing to compensate the policyholder if a specified uncertain future event (the insured event) adversely affects the policyholder.

The Group assesses insurance risk of an insurance product using a representative contract. The claims paid when the insured event is occurred and the benefit paid when the insured event is not occurred is considered. If a contract is exposed to financial risk without significant insurance risk, the contract is classified as an investment contract. A contract that initially qualified as an insurance contract remains to be classified as an insurance contract until all rights and obligations are extinguished or expired.

The Group applies K-IFRS No. 1104 ‘Insurance Contracts’ for investment contracts with discretionary participation features. Investment contracts with no discretionary participation features follow K-IFRS No. 1039 ‘Financial Instruments: Recognition and Measurement.

2.21 Insurance Liabilities

In accordance with the Regulation on Supervision of Insurance Businesses (RSIB), the Group is required to maintain policy reserves for insurance claims and policyholders’ dividends, as determined by the RSIB.

(a) Long-term insurance premium reserve

The Group maintains reserves for the portions of premiums (and investment income on such portions), which are refundable to policyholders upon maturity and amounts refundable for policy cancellations under long-term deposit-type insurance.

(b) Reserve for outstanding claims

The reserve for outstanding claims is based on the accumulation of estimated losses reported (estimated losses for claims, cash surrender values or policyholders’ dividends, which are in dispute or in litigation, and estimated losses for claims fixed but not settled) and IBNR (incurred but not reported) prior to the end of the reporting period incurred from the direct business written by the Group and estimated losses received from ceding companies.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(c) Unearned premium reserve

The Group is required to maintain an unearned premium reserve at amounts determined based on lines of insurance and types of policies.

(d) Reserve for participating policyholders’ dividends

The Group is required to maintain a reserve for participating policyholders’ dividends under regulations approved by the Ministry of Strategy and Finance.

(e) Excess participating policyholder dividend reserve

Pursuant to relevant laws and contracts, the Group may provide an excess participating policyholder dividend reserve in accordance with the operating results of related insurance products. The reserve may be used to pay participating policyholder dividends or additional dividends.

(f) Reserve for compensation for losses on dividend-paying insurance contracts

The Group maintains a reserve for compensation for losses on dividend-paying insurance contracts by accumulating a part of policyholders’ shares of profits from the dividend-paying insurance contracts within the limit determined by the Financial Services Commission.

2.22 Insurance Liability Adequacy Test

The Group assesses whether its recognized insurance liabilities are adequate in regard to all contracts that apply K-IFRS No. 1104. The test considers current estimates of all contractual cash flows, and of related cash flows such as claims handling costs, as well as cash flows resulting from embedded options and guarantees. If the test shows that the liability is inadequate, the Group increases the carrying amount of the relevant insurance liabilities by adding the exact amount of the entire deficiency.

When assessing the adequacy of long-term insurance liabilities, estimated future cash flows are discounted at future investment margins and, in case of general and automobile insurance, no discount is applied. For the premiums reserve and unearned premiums reserves, a liability adequacy test considers possible claims in the future, insurance operating expenses, operating premiums and other future cash flows. For claim reserves, a liability adequacy test considers the trend of claims payment to assess the adequacy of individual estimated claims.

2.23 Claims handling expenses

Claims handling expenses are costs related to the processing and payment of accidents covered by insurance. At the end of each reporting period, based on contracts with reasons for payment, such as claims, amount expected to arise in the future is earned as claims adjustment reserves (included in reserve for outstanding claims).

2.24 Compensation receivables

Of the amounts paid for claims during the year, amounts recoverable by exercising compensation and other rights or through disposal of secured assets acquired in the resolution of accidents are accounted for as compensation receivables and deducted directly from insurance reserves in the accompanying consolidated statements of financial position. Compensation receivables are calculated by multiplying the average recovery rate (recovery amount/net claims) for the three years before the end of the reporting period and the amount of net claims for the period of one year prior to the end of the reporting period.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

2.25 Embedded options and guarantees

A certain insurance contracts include embedded options and guarantees such as minimum guarantees. The Group considers those options and guarantees in the liability adequacy test.

2.26 Discretionary participating features

The Group does not recognize the guaranteed element separately from the discretionary participation feature of insurance and investment contracts. It classifies the whole contract as a liability, applying the liability adequacy test.

2.27 Deferred acquisition costs

Acquisition costs arising from personal pension insurances contracts and long-duration contracts that are made after October 1, 2003 are deferred and evenly amortized over the term of premium payment. When the premium payment period is more than seven years, the acquisition cost is deferred and evenly amortized over seven years. In case of cancellation, unamortized balance is entirely amortized during the fiscal year it was cancelled (on the day lapsed when the insurance contract has been lapsed before the cancellation).

2.28 Reinsurance contracts

The Group does not offset the following:

- Reinsurance assets against the related insurance liabilities

- Income or expense from reinsurance contracts against the expense or income from the related insurance contracts

If reinsurance assets are impaired, the Group reduces their carrying amounts accordingly and recognizes that impairment loss in profit or loss.

2.29 Separate account assets (liabilities)

In accordance with Article 108 of the Insurance Business Act and the Regulation on Supervision of Insurance Businesses, the Group is required to maintain separate accounts on the statements of financial position for the assets and liabilities related to corporate pension policies from the other insurance policies. Assets and liabilities separately administered from the general account in the asset management and income distribution are deemed assets and liabilities in segmented reporting. These accounts are presented together as separate account assets (liabilities) in the statements of financial position. Outstanding balance incurred in the transactions between the general and separate accounts are substituted from separate account assets and liabilities, respectively.

In accordance with the Regulation on Supervision of Insurance Business, the Group recognizes income and expenses of principal and interest guarantee type separate accounts (retirement insurance and retirement pension) as separate account income and separate account expenses, respectively.

Operating losses incurred from separate accounts are recovered by charging the dividend reserves for policyholders’ income and any remaining unrecovered loss is charged to shareholders’ equity.

2.30 Emergency risk reserve

In order to prevent the Group from a huge loss due to extraordinary risk, an amount not less than 35% and not more than 100% of the amount multiplied by standard rates of accumulation and earned premium for general and automobile insurance is accumulated in retained earnings as an emergency risk reserve by types of insurance until reaching the greater of 50% of earned premiums (automobile - 40%, guarantee - 150%) of the current or the previous financial year.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

In addition, where an earned risk loss rate (referring to the ratio dividing the amount of loss incurred by earned risk premium) by types of insurance exceeds a certain ratio (fire - 120%, marine automobile casualty - 110%, guarantee - 140%, reinsurance assumed and overseas direct insurance - 80%) and insurance operating losses are incurred, emergency risk reserves are transferred to unappropriated retained earnings within the extent of such exceeding amount. Meanwhile, when the Group accumulates emergency risk reserves, it applies rates limited between 35% and 100% in consideration of an earned risk loss rate.

2.31 Regulatory reserve for credit loss

Where the accumulated amount of allowances for loan losses and allowances for other receivables losses at the end of the reporting period (including a quarterly closing) is less than amounts required by the Financial Supervisory Service (the “FSS”), the Group accumulates such balance as a regulatory reserve for credit loss. When there is an unappropriated deficit, the reserve is accumulated from the time when the unappropriated deficit is appropriated, and where the existing reserve accumulated exceeds the reserve that should be accumulated at the end of the period, such exceeding amount may be reversed.

2.32 Operating Segments

The Group, in order to decide how to allocate resources and to assess performance, divide operating segments based on the internal information which is evaluated regularly by the directors including the chief operating decision maker. Segment information reported to the CEO includes items which are directly attributable and reasonably allocated to the segment. Non-attributable segments are common assets as headquarters building, expenses related to headquarters and income tax assets and liabilities. The chief operating decision maker is responsible for evaluating attributed resources to the segments and the result of the segments, and for operating strategical decision making.

2.33 Approval of Issuance of the Financial Statements

The issuance of the Group’s consolidated financial statements as of and for the year ended December 31, 2016 was approved by the Board of Directors on February 1, 2017, which is subject to change with approval of shareholders at the annual shareholders’ meeting.

3. Significant Accounting Estimates and Assumptions

The Group assumes and estimates about its future events. Assumptions and estimates are assessed regularly given the future events reasonably foreseen by past experience and current situation. The estimates may be different from actual results. The assumptions and estimations that may affect asset and liability adjustments on the next financial year are as follows.

(a) Impairment loss of goodwill

The recoverable amounts of cash-generating units have been determined based on value-in-use calculations to test whether goodwill has suffered any impairment.

(b) Income tax expenses

Income tax expenses are determined by tax code of various countries and the interpretation of taxation authorities, so it is uncertain to figure out exact tax effects.

By the reflux taxes on corporate undistributed profits, for three years from 2015, if the Group does not spend certain amount of its taxable incomes as designated, such as on investment, salary increase and dividends etc., more income tax would be imposed. Therefore, it is needed to reflect the reflux tax effects in calculating current income tax expenses and deferred tax expenses. Because of the complexity to figure out each year’s investment, salary increase and dividends, the income tax expenses for those three years are more likely to be uncertain.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(c) Fair value of financial instruments

In principles, fair values of financial instruments that does not have active markets are determined by valuation models. The Group choose an appropriate model and evaluate assumptions used at the end of each reporting period.

(d) Liability for defined benefit plans

Present value of liability for defined benefit plans is influenced by various factors, especially discount rate used by actuarial method.

4.	Financial risk management

4-1. Overview of risk management

(1) Risk management policy and strategy

The financial risks that the Group is exposed to are insurance risk, market risk, credit risk, liquidity risk and others. The Group, in order to counteract efficiently, in fast-changing financial environment, against inner and outer risk factors, manages risks under the limit through recognizing and measuring numeral risks immediately and accurately. The Group also manages to maximize profit compared to risks. In cases of developing insurance instruments and takeovers, the Group establishes strategies in consideration of risks and manages the assets and liabilities in order to maximize the value of the Group through the most adequate financial structures. Moreover, the Group establishes and manages combined risk limit to manage the risks of the Group to be maintained in adequate level in accordance with the available assets of the Group, to prevent holding too many risks. The Group also monitors risks regularly through measurement and ranks, in need of recognizing and measuring risks accurately, and establishes and exercises adequate reactions when needed.

(2) Risk management process

Risk management procedures of the Group are as follows:

- Risk Identification: The Group analyzes the major process of business operation and identifies possible risks. Financial risk, especially, is divided into insurance risk, interest risk, credit risk, liquidity risk and market risk and is considered as major risk.

- Risk measuring: The Group quantifies and measures the amount of insurance risk, interest risk, credit risk and market risk.

- Risk monitoring and controlling: In order to control total risk under available assets, the Group establishes adequate risk limit and monitors whether the limit is excessed. Moreover, the Group establishes and operates pre- and post-management system for major decisions.

- Risk reporting: The Group regularly reports the outcome of the monitoring of risk factors and the treatment to the Risk Management Committee and management.

(3) Evaluation of internal capital adequacy and its management procedure

The Group manages its internal capital adequacy with an internal model and standard model. Market risk measurement system (on 2002), interest risk measurement system (on 2004) and credit risk and insurance risk measurement system (on 2005) was established. By the reestablishment of market/credit risk measurement (on 2013), and interest risk measurement system (on 2014), the internal model is sophisticated. The risk of internal model is always monitored and risk of the Group is managed with the maximum loss criteria (Reliability 99%, Credit risk 99.5%). Also, to maintain an appropriate solvency margin, the Group manages risk limits that are calculated using the RBC method and approved by the Risk Management Committee and the trial test of risk limit management by the internal model has been in use since late 2013. Through all these process, even though unexpected loss occurs, the management process of solvency margin is reinforced to be maintained at a certain level.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(4) Board of Directors (Risk Management Committee) and structure and function of risk management organization

The Risk Management Committee makes decisions in regard to risk management and is consisted of five members including three of independent directors. Regular meetings are held quarterly and if necessary, temporary meetings are held. According to the risk management committee rules, the main contents of approval and reporting are as follows:

i) Resolutions

- Basic policy and strategy of risk management that coincides with the management strategies

- Decision on the level of risk that insurers can handle

- Approval of adequate investment and loss limit

- Establishment and revision of risk management criteria (such as risk management regulations)

ii) Deliberations

- New or additional homogeneous investment that exceeds 1% equity of recent financial year

- Homogeneous investment on non-public company’s share that exceeds 1% equity of recent financial year

- Funding to establish a subsidiary

iii) Reporting

- Entire risk status and measures

- Insurance product and investment product that include newly established risks

- Analysis in cases of crisis

- Advance and evacuation of business

The Risk Management Council is established in order to exercise the operation of risk management policy that is decided by the Risk Management Committee. Moreover, as an organization that practically supports the Risk Management Committee and the Risk Management Council, the risk management department, known as ‘Risk Management Team’, is independently operating on its own and carries out the following roles.

- Supervision of risk management such as calculation and distribution of assets at risk and management of limits

- Operating detailed policies, procedure and work process of risk management

- Report main points of risk management to the Risk Management Committee, Risk Management Council and the Group management

- Development and operation of adequate system to manage risk

- Development and operation of risk management system

(5) Activities for establishing risk management framework

In order to follow the process of risk identification, measuring, monitoring, controlling and reporting, the Group establishes risk management system, prepares ‘risk management regulation’ and ‘Enforcement rule of risk management regulation’ and operates Investment Review Board, Credit Review Committee, General Insurance Product Acceptance Committee, Long-term Product Committee and other committees in order to manage risk associated with important decision making. The risks that the Group has to manage are classified according to the division in which they occur; into insurance risk, asset management risk, ALM risk and operational risk and are differentiated as follows:

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

- Insurance risk: insurance price risk, reserves risk

- ALM risk: interest rate risk, liquidity risk

- Asset management risk: market risk, credit risk

- Operational risk: strategy, law, computing, reputation, fraud and other office related risks

In order to measure individual risk, the Group calculates market risks, credit risk, interest rate risk and insurance risks using RBC method on a quarterly basis. By comparing the result of risk measurement in the system with limit and monitoring the result, when the result exceeds the limit, the measured risks are reduced within a certain deadline by the amount the result exceeding the limit. In addition, after monitoring the status of the risk, the result is reported to the Risk Management Committee and if necessary, countermeasures are established and carried out.

4-2. Insurance risk

(1) Overview

Insurance risk is the risk that arises from a primary operation of insurance companies that is associated with acceptance of insurance contract and payment of claims, and is classified as the insurance price risk and the reserves risk. The insurance price risk is the risk of loss that might occur when the actual risk exceeds the expected risk rate or expected insurance operating expenses ratios in calculation of premiums. It is the risk of loss that arises from differences between actual payment of claims and premiums received from policyholders. The reserves risk is the risk that arises due to a deficit in reserves at the date of assessment, making the Group unable to cover the actual claims payment in the future.

(2) Purposes, policies and procedures to manage risk arising from insurance contracts

The risks associated with insurance contract that the Group faces are the insurance actuarial risk and the acceptance risk. Each risk occurs due to insurance contract’s pricing and conditions of acceptance. In order to minimize acceptance risk, the Group establishes guidelines and procedure for acceptance and out lines specific conditions for acceptance by product. In addition, expected risk level at the date of pricing is compared with actual risk of contracts after acceptance and the interest rate is adjusted accordingly, conditions of sale is changed, sale of goods is interrupted and other measures are taken in order to reduce insurance actuarial risk. The Group has a committee to discuss status of product acceptance risk and interest rate policy. The committee decides important matters to set the processes that allow minimizing the insurance actuarial risk, the acceptance risk and other business related risk.

In addition, according to reinsurance operating standards, the Group establishes an operating strategy of reinsurance for large claims expense due to unexpected catastrophic events. The Group supports so that policyholders are safe and the Group’s stable profit can be achieved. For the long-term goal, the Group manages risk at a comprehensive level to keep its value at the maximum

The Group’s entire risk is calculated by using RBC method. The Group sets the risk appetite limits in order that the calculated risk level is maintained at an appropriate level compared to available capital. Portfolio of assets and products are monitored to improve profit compared to risk.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(3) Exposure to insurance price risk

According to RBC standard, exposure to insurance price risk is defined as net written premiums for prior 1 year that is calculated by adding and subtracting original insurance premium, assumed reinsurance premium and ceded reinsurance premium.

The Group’s exposure to insurance price risk as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Direct insurance	Inward reinsurance	Outward reinsurance	Total
General	866,097	76,191	(568,173)	374,115
Automobile	1,938,540	—	(41,789)	1,896,751
Long-term	1,790,285	—	(240,860)	1,549,425

	4,594,922	76,191	(850,822)	3,820,291

	2015
(In millions of won)	Direct insurance	Inward reinsurance	Outward reinsurance	Total
General	860,063	77,439	(621,670)	315,832
Automobile	1,745,486	—	(40,462)	1,705,024
Long-term	1,572,534	—	(191,140)	1,381,394

	4,178,083	77,439	(853,272)	3,402,250

(4) Concentration of Insurance risk

The Group is selling general non-life insurances (fire, maritime, injury, technology, liability, package, title, guarantee and special type insurances), automobile insurances (for private use, for hire, for business, bicycle and other), long-term insurances (long-term non-life, property damage, injury, driver, savings, illness, nursing and pension) and various other insurances. The Group’s risk is distributed through reinsurance, joint acceptance and diversified selling. In addition, insurances that cover serious damage of risk, although with rare possibility of the occurrence of disaster, such as storm and flood insurance are limited, and the Group controls the risk through joint acquisition.

(5) Loss development tables

The Group uses claim development of payments and the estimated ultimate claims for the accident years in order to maintain overall reserve adequacy in respect of general, automobile and long-term insurance. When the estimated ultimate claims are greater than claim payments, the Group establishes additional reserves. Loss development tables as of December 31, 2016, are as follows:

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

i) General Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2012.1.1 ~ 2012.12.31	137,572	167,671	172,544	176,674	175,983
2013.1.1 ~ 2013.12.31	161,715	192,754	197,590	196,818	—
2014.1.1 ~ 2014.12.31	113,508	130,503	131,972	—	—
2015.1.1 ~ 2015.12.31	120,448	140,764	—	—	—
2016.1.1 ~ 2016.12.31	139,655	—	—	—	—

	672,898	631,692	502,106	373,492	175,983

Gross cumulative claim payments (B)
2012.1.1 ~ 2012.12.31	102,438	156,207	164,788	169,497	171,663
2013.1.1 ~ 2013.12.31	124,607	173,713	187,775	190,420	—
2014.1.1 ~ 2014.12.31	83,276	116,100	122,231	—	—
2015.1.1 ~ 2015.12.31	88,727	125,558	—	—	—
2016.1.1 ~ 2016.12.31	102,591	—	—	—	—

	501,639	571,578	474,794	359,917	171,663

Difference (A-B)	171,259	60,114	27,312	13,575	4,320

ii) Automobile Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years	After 6 years	After 7 years
Estimate of gross ultimate claims (A)
2010.1.1 ~ 2010.12.31	993,509	1,012,484	1,018,097	1,022,687	1,022,856	1,023,197	1,024,700
2011.1.1 ~ 2011.12.31	1,088,801	1,105,501	1,115,281	1,119,872	1,122,637	1,124,045	—
2012.1.1 ~ 2012.12.31	1,117,650	1,146,779	1,155,529	1,162,075	1,164,774	—	—
2013.1.1 ~ 2013.12.31	1,131,945	1,156,535	1,170,968	1,179,458	—	—	—
2014.1.1 ~ 2014.12.31	1,174,611	1,193,832	1,205,524	—	—	—	—
2015.1.1 ~ 2015.12.31	1,227,106	1,245,780	—	—	—	—	—
2016.1.1 ~ 2016.12.31	1,276,939	—	—	—	—	—	—

	8,010,561	6,860,911	5,665,399	4,484,092	3,310,267	2,147,242	1,024,700

Gross cumulative claim payments (B)
2010.1.1 ~ 2010.12.31	850,192	981,338	1,004,341	1,012,469	1,018,391	1,020,229	1,021,299
2011.1.1 ~ 2011.12.31	929,491	1,066,885	1,093,589	1,109,202	1,117,381	1,119,765	—
2012.1.1 ~ 2012.12.31	939,239	1,105,672	1,135,064	1,149,585	1,156,150	—	—
2013.1.1 ~ 2013.12.31	939,569	1,114,063	1,145,110	1,161,624	—	—	—
2014.1.1 ~ 2014.12.31	969,211	1,150,462	1,180,953	—	—	—	—
2015.1.1 ~ 2015.12.31	1,020,975	1,198,241	—	—	—	—	—
2016.1.1 ~ 2016.12.31	1,052,830	—	—	—	—	—	—

	6,701,507	6,616,661	5,559,057	4,432,880	3,291,922	2,139,994	1,021,299

Difference (A-B)	1,309,054	244,250	106,342	51,212	18,345	7,248	3,401

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

iii) Long-term Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2012.1.1 ~ 2012.12.31	626,361	846,818	871,856	876,265	877,537
2013.1.1 ~ 2013.12.31	709,602	965,587	997,607	1,003,646	—
2014.1.1 ~ 2014.12.31	789,087	1,083,048	1,114,821	—	—
2015.1.1 ~ 2015.12.31	885,476	1,219,393	—	—	—
2016.1.1 ~ 2016.12.31	1,064,744	—	—	—	—

	4,075,270	4,114,846	2,984,284	1,879,911	877,537

Gross cumulative claim payments (B)
2012.1.1 ~ 2012.12.31	588,606	835,182	864,708	872,561	875,323
2013.1.1 ~ 2013.12.31	671,500	953,494	989,957	999,944	—
2014.1.1 ~ 2014.12.31	744,944	1,065,792	1,104,468	—	—
2015.1.1 ~ 2015.12.31	836,471	1,205,130	—	—	—
2016.1.1 ~ 2016.12.31	1,017,243	—	—	—	—

	3,858,764	4,059,598	2,959,133	1,872,505	875,323

Difference (A-B)	216,506	55,248	25,151	7,406	2,214

Loss development tables as of December 31, 2015, are as follows:

i) General Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2011.1.1 ~ 2011.12.31	129,224	154,398	159,960	161,694	162,623
2012.1.1 ~ 2012.12.31	137,072	166,294	170,767	173,276	—
2013.1.1 ~ 2013.12.31	161,506	191,911	196,768	—	—
2014.1.1 ~ 2014.12.31	111,644	128,464	—	—	—
2015.1.1 ~ 2015.12.31	116,872	—	—	—	—

	656,318	641,067	527,495	334,970	162,623

Gross cumulative claim payments (B)
2011.1.1 ~ 2011.12.31	97,490	140,620	152,696	157,622	160,074
2012.1.1 ~ 2012.12.31	101,938	154,844	163,211	167,864	—
2013.1.1 ~ 2013.12.31	124,607	172,880	186,554	—	—
2014.1.1 ~ 2014.12.31	83,076	115,302	—	—	—
2015.1.1 ~ 2015.12.31	87,851	—	—	—	—

	494,962	583,646	502,461	325,486	160,074

Difference (A-B)	161,356	57,421	25,034	9,484	2,549

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

ii) Automobile Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years	After 6 years	After 7 years
Estimate of gross ultimate claims (A)
2009.1.1 ~ 2009.12.31	790,947	806,669	810,734	813,601	813,827	813,355	813,357
2010.1.1 ~ 2010.12.31	993,509	1,012,484	1,018,097	1,022,687	1,022,856	1,023,197	—
2011.1.1 ~ 2011.12.31	1,088,801	1,105,501	1,115,281	1,119,872	1,122,637	—	—
2012.1.1 ~ 2012.12.31	1,117,650	1,146,779	1,155,529	1,162,075	—	—	—
2013.1.1 ~ 2013.12.31	1,131,945	1,156,535	1,170,968	—	—	—	—
2014.1.1 ~ 2014.12.31	1,174,611	1,193,832	—	—	—	—	—
2015.1.1 ~ 2015.12.31	1,227,106	—	—	—	—	—	—

	7,524,569	6,421,800	5,270,609	4,118,235	2,959,320	1,836,552	813,357

Gross cumulative claim payments(B)
2009.1.1 ~ 2009.12.31	662,783	779,730	797,039	804,149	808,954	810,711	812,359
2010.1.1 ~ 2010.12.31	850,192	981,338	1,004,341	1,012,469	1,018,391	1,020,229	—
2011.1.1 ~ 2011.12.31	929,491	1,066,885	1,093,589	1,109,202	1,117,381	—	—
2012.1.1 ~ 2012.12.31	939,239	1,105,672	1,135,064	1,149,585	—	—	—
2013.1.1 ~ 2013.12.31	939,569	1,114,063	1,145,110	—	—	—	—
2014.1.1 ~ 2014.12.31	969,211	1,150,462	—	—	—	—	—
2015.1.1 ~ 2015.12.31	1,020,975	—	—	—	—	—	—

	6,311,460	6,198,150	5,175,143	4,075,405	2,944,726	1,830,940	812,359

Difference (A-B)	1,213,109	223,650	95,466	42,830	14,594	5,612	998

iii) Long-term Insurance

(In millions of won)	Payment year
Accident year	After 1 year	After 2 years	After 3 years	After 4 years	After 5 years
Estimate of gross ultimate claims (A)
2011.1.1 ~ 2011.12.31	574,869	779,908	807,510	815,315	819,250
2012.1.1 ~ 2012.12.31	634,920	885,789	921,919	933,320	—
2013.1.1 ~ 2013.12.31	717,558	1,003,441	1,046,675	—	—
2014.1.1 ~ 2014.12.31	797,967	1,125,417	—	—	—
2015.1.1 ~ 2015.12.31	897,267	—	—	—	—

	3,622,581	3,794,555	2,776,104	1,748,635	819,250

Gross cumulative claim payments (B)
2011.1.1 ~ 2011.12.31	544,181	741,333	764,853	769,759	771,762
2012.1.1 ~ 2012.12.31	597,083	836,335	865,333	873,028	—
2013.1.1 ~ 2013.12.31	679,394	953,234	988,820	—	—
2014.1.1 ~ 2014.12.31	753,756	1,064,064	—	—	—
2015.1.1 ~ 2015.12.31	848,147	—	—	—	—

	3,422,561	3,594,966	2,619,006	1,642,787	771,762

Difference (A-B)	200,020	199,589	157,098	105,848	47,488

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(6) Sensitivity analysis of insurance risk

The Group manages insurance risk by performing sensitivity analysis based on discount rate, loss ratio and insurance operating expenses ratio which are considered to have significant influence on future cash flow, timing and uncertainty. According to result of sensitivity analysis there is no material influence on the capital and net income before tax.

	Assumption change	Effect on LAT
(In millions of won)		2016	2015
Surrenders and termination rates	+10%	141,043	11,408
	-10%	(165,516)	(634)
Loss ratio	+10%	2,828,427	2,069,252
	-10%	(2,828,427)	(2,069,252)
Insurance operating expenses ratio	+10%	265,278	229,681
	-10%	(265,278)	(229,681)
Discount rate	+0.5%	(1,444,527)	(1,139,425)
	-0.5%	1,698,991	1,318,607

(7) Liquidity risk of insurance contracts

Liquidity risk arising from insurance contracts is the increase in refunds at maturity caused by concentrations of maturity, the increase in surrender values caused by unexpected amounts in cancellation and the increase in payments of claims caused by catastrophic events. The Group manages payment of refunds payable at maturity by analyzing maturity of insurance. Premium reserve’s maturity structure as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Within 1 year		1~5 years	5~10 years	10~20 years	More 20 years	Total
Long-term insurance non participating
Non-linked	~~W~~	69,202	186,161	204,735	75,545	98,289	633,932
Linked		515,859	2,112,904	2,369,933	1,339,255	8,575,454	14,913,405

		585,061	2,299,065	2,574,668	1,414,800	8,673,743	15,547,337

Annuity
Non-linked		5	146	1,566	4,182	1,592	7,491
Linked		147	41,763	260,493	999,093	2,048,178	3,349,674

		152	41,909	262,059	1,003,275	2,049,770	3,357,165

Asset-linked
Linked		375	27,009	—	—	—	27,384
Total
Non-linked		69,207	186,307	206,301	79,727	99,881	641,423
Linked		516,381	2,181,676	2,630,426	2,338,348	10,623,632	18,290,463

		585,588	2,367,983	2,836,727	2,418,075	10,723,513	18,931,886

(*)	Includes long-term investment contract amounting to ~~W~~112,822 million.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Within 1 year		1~5 years	5~10 years	10~20 years	More 20 years	Total
Long-term insurance non-participating
Non-linked	~~W~~	90,800	195,361	252,678	74,402	99,982	713,223
Linked		574,068	1,861,552	2,400,327	1,535,227	6,945,769	13,316,943

		664,868	2,056,913	2,653,005	1,609,629	7,045,751	14,030,166

Long-term insurance participating
Non-linked		784	—	—	—	—	784
Annuity
Non-linked		5	140	1,463	4,159	1,739	7,506
Linked		149	34,742	214,197	895,952	1,923,494	3,068,534

		154	34,882	215,660	900,111	1,925,233	3,076,040

Asset-linked
Linked		—	28,235	—	—	—	28,235
Total
Non-linked		91,589	195,501	254,141	78,561	101,721	721,513
Linked		574,217	1,924,529	2,614,524	2,431,179	8,869,263	16,413,712

		665,806	2,120,030	2,868,665	2,509,740	8,970,984	17,135,225

(*)	Includes long-term investment contract amounting to ~~W~~115,062 million.

(8) Credit risk of insurance contract

Credit risk of insurance contract is the economic loss arising from non-performing contractual obligations due to decline in credit ratings or default. Through strict internal review, the Group cedes insurance contracts to the insurers rated above BBB- of S&P rating.

As of December 31, 2016, there are 219 reinsurance companies that deal with the Group, and the top three insurance companies’ concentration and credit ratings are as follows:

Reinsurance company	Ratio	Credit rating
KOREAN RE	68.97%	AA
HDIgerling	3.15%	AA+
HANNOVER RE	2.66%	AAA

Exposures to credit risk related to reinsurance as of December 31, 2016 and 2015 were as follows:

(In millions of won)	2016	2015
Reinsurance assets[1]	764,919	776,234
Net receivables from reinsurers[2]	43,284	47,119

	808,203	823,353

[1]	Net carrying amounts that deduct impairment loss
[2]	Net carrying amounts of each reinsurance company that offsets reinsurance accounts receivable and reinsurance accounts payable and deduct allowance for loan losses

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(9) Interest risk of insurance contract

The interest rate risk exposure from the Group’s insurance contracts is the risk of unexpected losses in net interest income or net assets arising from changes in interest rates and it is managed to minimize the loss experienced. For long-term, non-life insurance contracts, the Group calculates exposure of interest-bearing assets and interest-bearing liabilities. Liabilities exposure is premium reserves after subtracting costs of termination deductions. Asset exposure is interest-bearing assets. Assets that receive only fees without interest are excluded from interest bearing assets. Exposures to interest rate risk as of December 31, 2016 and 2015, are as follows:

i) Exposure to interest rate risk

(In millions of won)	2016	2015
Liabilities
Fixed interest rate	639,263	716,786
Variable interest rate	17,805,199	15,642,298

	18,444,462	16,359,084

Assets
Due from banks	134,739	356,960
Financial assets at fair value through profit or loss	430,443	385,700
Available-for-sale financial assets	7,133,036	6,617,308
Held-to-maturity financial assets	3,330,444	1,932,279
Loans	6,677,951	6,599,146

	17,706,613	15,891,393

ii) Measurement and recognition method

Duration is used to measure interest rate risk within risk based solvency test. ALM system for risk based solvency test is utilized to manage interest rate risk internally. In addition, Risk Management Committee sets ALM strategy every year to manage interest rate risk.

iii) Sensitivity to changes in interest rates

Generally, when interest rates rise, the value and duration of assets and liabilities fall, when interest rates fall, value and duration of assets and liabilities increase. When duration of assets is shorter than duration of liabilities, the interest risk is increased if the interest rates fall since increased asset value is smaller than liabilities increase.

iv) Negative spread risk control

To control interest expenses from other liabilities and investment incomes from assets, the Group publicizes its interest rate considering market interest rate and return on invested insurance assets of the Group.

4-3. Credit risk

(1) Overview

Credit risk is the loss arising due to debtor’s default or counterparty’s breach of a contract, which includes the risk of potential loss due to decrease in the value of bonds held (arising from counterparty’s credit rating degrade). Credit risk is caused by a change in value or income in deposits, loans and securities.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(2) Credit risk management

The Group measures credit risk by standard RBC method of Korea Financial Supervisory Service. Credit risk limits are set and managed based on the credit risk resulted from the model. For the Group’s main asset portfolio, limits based on industry and category are set and managed. The Group obtains bonds or loans only when the assets meet the minimum credit rating.

(3) Maximum exposure to credit risk

The Group’s maximum exposure to credit risk without taking account of any collateral held or other credit enhancements as of December 31, 2016 and 2015, is as follows:

(In millions of won)	2016	2015
Financial Assets
Cash and cash equivalents[1]	834,670	769,203
Trading assets[2]	357,744	259,966
Financial assets designated at fair value through profit or loss [2]	640,937	558,640
Available-for-sale financial assets[2]	7,069,474	6,597,132
Held-to-maturity financial assets	3,546,091	2,148,198
Loans[3]	6,828,087	6,755,519
Derivative assets to hedge	6,145	11,178
Other receivables[4]	560,331	757,311
Reinsurance assets[5]	764,919	776,234

	20,608,398	18,633,381

Off-balance sheet items
Commitments	1,771,736	1,537,787

	22,380,134	20,171,168

[1]	Cash on hand, which is not under the influence of credit risk, is excluded.
[2]	Equity securities and beneficiary certificates are excluded.
[3]	Net carrying amounts adjusted by allowance for doubtful accounts and deferred loan origination cost (fee).
[4]	Net carrying amounts of each client adjusted by unpaid claims, allowance for doubtful accounts and present value discount.
[5]	Net carrying amounts adjusted by impairment of reinsurance assets.

(4) Credit risk of loans

In order to manage credit risk of loans, the Group sets and manages allowance for credit loss. At the end of the reporting period, the Group recognizes impairment if there is objective evidence that there has been a loss in carrying amount of the amortized cost of loans. According to K-IFRS, impairment means an incurred loss; impairment on the basis of expected future transactions and events is not recognized despite its possibility of occurrence. The Group measures the incurred loss of financial asset, and this loss is deducted from the carrying amount of the asset.

i) Loans by past due or impairment as of December 31, 2016 and 2015, were as follows:

(In millions of won)	2016	2015
Neither past due nor impaired	6,745,907	6,676,599
Past due but not impaired	69,637	69,952
Impaired	71,378	40,124

	6,886,922	6,786,675

Allowance of neither past due nor impaired	(12,036)	(16,116)
Allowance of past due but not impaired	(1,419)	(783)
Allowance of impaired	(45,380)	(14,257)
	(58,835)	(31,156)

Net carrying value	6,828,087	6,755,519

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

ii) Neither past due nor impaired loans

①	Estimated fair value of collateral for loans that are neither past due nor impaired as of December 31, 2016 and 2015, is as follows:

	2016
		Collateral and other credit enhancements (*)
(In millions of won)	Loans	Refund of surrender value	Real estate	Guarantee insurance	Movable property and other	Total
Call loans	340	—	—	—	—	—
Policy loans	1,752,542	1,752,542	—	—	—	1,752,542
Loans secured by real estate	2,425,639	—	2,409,394	—	—	2,409,394
Unsecured loans	256,623	—	—	—	—	—
Loans secured by third party guarantee	27,297	—	—	27,297	—	27,297
Other loans	2,283,466	—	65,000	—	356,955	421,955

	6,745,907	1,752,542	2,474,394	27,297	356,955	4,611,188

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

	2015
		Collateral and other credit enhancements (*)
(In millions of won)	Loans	Refund of surrender value	Real estate	Guarantee insurance	Movable property and other	Total
Call loans	40	—	—	—	—	—
Policy loans	1,506,851	1,506,851	—	—	—	1,506,851
Loans secured by real estate	2,655,847	—	2,636,525	—	—	2,636,525
Unsecured loans	207,059	—	—	—	—	—
Loans secured by third party guarantee	29,898	—	—	29,898	—	29,898
Other loans	2,276,904	—	—	—	399,138	399,138

	6,676,599	1,506,851	2,636,525	29,898	399,138	4,572,412

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

②	Credit quality of loans that are neither past due nor impaired as of December 31, 2016 and 2015, is as follows:

	2016
(In millions of won)	Loans	Normal	Precautionary	Substandard	Doubtful	Presumed loss
Call loans	340	340	—	—	—	—
Policy Loans	1,752,542	1,752,542	—	—	—	—
Loans secured by real estate	2,425,639	2,425,639	—	—	—	—
Unsecured loans	256,623	256,623	—	—	—	—
Loan secured by third party guarantees	27,297	27,297	—	—	—	—
Other loans	2,283,466	2,255,449	28,017	—	—	—

	6,745,907	6,717,890	28,017	—	—	—

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Loans	Normal	Precautionary	Substandard	Doubtful	Presumed loss
Call loans	40	40	—	—	—	—
Policy Loans	1,506,851	1,506,851	—	—	—	—
Loans secured by real estate	2,655,847	2,655,847	—	—	—	—
Unsecured loans	207,059	207,059	—	—	—	—
Loan secured by third party guarantees	29,898	29,898	—	—	—	—
Other loans	2,276,904	2,247,345	29,559	—	—	—

	6,676,599	6,647,040	29,559	—	—	—

iii) Past due but not impaired loans

①	Aging analyses of loans that are past due but not impaired as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	1~30 days	31~60 days	61~89 days	Total
Loans secured by real estate	52,189	1,712	1,085	54,986
Unsecured loans	5,817	1,308	1,025	8,150
Loans secured by third party guarantee	75	—	—	75
Other loans	6,426	—	—	6,426

	64,507	3,020	2,110	69,637

	2015
(In millions of won)	1~30 days	31~60 days	61~89 days	Total
Loans secured by real estate	56,079	375	403	56,857
Unsecured loans	3,510	698	475	4,683
Loans secured by third party guarantee	21	50	—	71
Other loans	6,590	1,397	354	8,341

	66,200	2,520	1,232	69,952

②	Estimated fair value of collateral for loans that are past due but not impaired as of December 31, 2016 and 2015, is as follows:

	2016
		Collateral and other credit enhancements(*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Loans secured by real estate	54,986	54,584	—	—	54,584
Unsecured loans	8,150	—	—	—	—
Loans secured by third party guarantee	75	—	75	—	75
Other loans	6,426	—	—	3,141	3,141

	69,637	54,584	75	3,141	57,800

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
		Collateral and other credit enhancements(*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Loans secured by real estate	56,857	56,468	—	—	56,468
Unsecured loans	4,683	—	—	—	—
Loans secured by third party guarantee	71	—	71	—	71
Other loans	8,341	—	—	8,310	8,310

	69,952	56,468	71	8,310	64,849

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

iv) Impaired loans

①	Estimated fair value of collateral for loans that are impaired as of December 31, 2016 and 2015, is as follows:

	2016
		Collateral and other credit enhancements(*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Policy loans	654	—	—	566	566
Loans secured by real estate	15,537	15,413	—	—	15,413
Unsecured loans	6,375	—	—	—	—
Other loans	48,812	—	—	4,126	4,126

	71,378	15,413	—	4,692	20,105

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

	2015
		Collateral and other credit enhancements (*)
(In millions of won)	Loans	Real estate	Guarantee insurance	Movable property and other	Total
Policy loans	405	—	—	355	355
Loans secured by real estate	16,231	16,132	—	—	16,132
Unsecured loans	2,491	—	—	—	—
Other loans	20,997	—	—	3,376	3,376

	40,124	16,132	—	3,731	19,863

(*)	At the lower of the sum of collateral and other credit enhancement, and the loan balances.

②	Impairment loss and impairment loss ratio for impaired loans as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Individual assessment			Collective assessment
	Carrying value before impairment loss	Impairment loss	Ratio	Carrying value before impairment loss	Impairment loss	Ratio
Policy loans	~~W~~ 654	88	13.46%	—	—	—
Loans secured by real estate	—	—	—	15,537	623	4.01%
Unsecured loans	—	—	—	6,374	4,555	71.46%
Other loans	44,686	39,806	89.08%	4,127	308	7.47%

	~~W~~45,340	39,894	87.99%	26,039	5,486	21.07%

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Individual assessment			Collective assessment
	Carrying value before impairment loss	Impairment loss	Ratio	Carrying value before impairment loss	Impairment loss	Ratio
Policy loans	405	50	12.35%	—	—	—
Loans secured by real estate	—	—	—	16,231	587	3.62%
Unsecured loans	—	—	—	2,491	1,680	67.44%
Other loans	17,615	11,784	66.90%	3,382	156	4.61%

	18,020	11,834	65.68%	22,104	2,423	10.96%

(5) Credit risk of securities

i) Credit risk of debt securities as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Neither past due nor impaired	11,612,757	9,562,365
Impaired	—	958

	11,612,757	9,563,323

ii) Credit ratings of debt securities as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	AAA ~ AA+(*)	AA ~ A-	BBB+~ BB+	Unrated	Total
Trading assets	356,255	—	—	—	356,255
Financial assets designated at fair value through profit or loss	298,772	318,026	—	24,139	640,937
Available-for-sale financial assets	4,992,007	1,933,214	10,062	134,191	7,069,474
Held-to-maturity financial assets	3,420,398	40,000	—	85,693	3,546,091

	9,067,432	2,291,240	10,062	244,023	11,612,757

(*)	Debt securities issued by government and municipalities are included.

	2015
(In millions of won)	AAA ~ AA+(*)	AA ~ A-	BBB+~ BB+	Unrated	Total
Trading assets	229,444	29,909	—	—	259,353
Financial assets designated at fair value through profit or loss	264,359	294,281	—	—	558,640
Available-for-sale financial assets	4,535,994	2,050,149	10,585	404	6,597,132
Held-to-maturity financial assets	2,105,903	40,000	—	2,295	2,148,198

	7,135,700	2,414,339	10,585	2,699	9,563,323

(*)	Debt securities issued by government and municipalities are included.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(6) Credit risk of derivative assets

Credit ratings of derivatives as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	AAA ~ AA+	AA ~ A-	Total
Trading derivatives
Currency related	1,172	—	1,172
Other	317	—	317

	1,489	—	1,489

Hedging derivatives
Interest rate related	65	—	65

Currency related	5,977	103	6,080

	6,042	103	6,145

Total	7,531	103	7,634

	2015
(In millions of won)	AAA ~ AA+	AA ~ A-	Total
Trading derivatives
Currency related	372	73	445
Other	165	—	165

	537	73	610

Hedging derivatives
Interest rate related	352	—	352
Currency related	10,604	222	10,826

	10,956	222	11,178

Total	11,493	295	11,788

(7) Concentration of credit risk

An analysis of concentration of credit risk of loans and securities by geographical area and industry sector as of December 31, 2016 and 2015, is as follows:

i) Geographical area

	2016
(In millions of won)	Korea	United States	Other	Total
Trading assets	271,294	63,190	23,260	357,744
Financial assets designated at fair value through profit or loss	438,647	—	202,290	640,937
Available-for-sale financial assets	5,003,466	1,047,495	1,018,513	7,069,474
Held-to-maturity financial assets	3,449,994	93,672	2,425	3,546,091
Loans	6,828,035	—	52	6,828,087
Hedging derivatives	6,145	—	—	6,145

	15,997,581	1,204,357	1,246,540	18,448,478

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Korea	United States	Other	Total
Trading assets	259,966	—	—	259,966
Financial assets designated at fair value through profit or loss	475,763	—	82,877	558,640
Available-for-sale financial assets	5,066,382	609,031	921,719	6,597,132
Held-to-maturity financial assets	2,145,903	—	2,295	2,148,198
Loans	6,755,424	—	95	6,755,519
Hedging derivatives	11,178	—	—	11,178

	14,714,616	609,031	1,006,986	16,330,633

ii) Industry sector

	2016
(In millions of won)	Financial institutions	Household	Government owned entity	Real estate	Other	Total
Trading assets	87,940	—	269,804	—	—	357,744
Financial assets designated at fair value through profit or loss	570,177	—	—	—	70,760	640,937
Available-for-sale financial assets	2,636,643	—	2,470,377	—	1,962,454	7,069,474
Held-to-maturity financial assets	182,292	—	3,230,126	—	133,673	3,546,091
Loans	313,693	4,074,043	—	445,667	1,994,684	6,828,087
Hedging derivatives	6,145	—	—	—	—	6,145

	3,796,890	4,074,043	5,970,307	445,667	4,161,571	18,448,478

	2015
(In millions of won)	Financial institutions	Household	Government owned entity	Real estate	Other	Total
Trading assets	73,118	—	153,242	—	33,606	259,966
Financial assets designated at fair value through profit or loss	511,700	—	—	—	46,940	558,640
Available-for-sale financial assets	2,316,479	—	2,783,905	—	1,496,748	6,597,132
Held-to-maturity financial assets	182,008	—	1,926,190	—	40,000	2,148,198
Loans	700,725	4,118,118	—	549,511	1,387,165	6,755,519
Hedging derivatives	11,178	—	—	—	—	11,178

	3,795,208	4,118,118	4,863,337	549,511	3,004,459	16,330,633

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(8) Classification of asset quality for loans and other receivables

Classification of asset quality for loans and other receivables as of December 31, 2016 and 2015, is as follows:

	2016
(In millions of won)	Normal	Precautionary	Substandard	Doubtful	Presumed loss	Total
Loans[1]
Call loans	340	—	—	—	—	340
Policy loans	1,753,109	—	—	—	87	1,753,196
Loans secured by real estate	2,461,552	2,763	14,297	911	214	2,479,737
Unsecured loans	262,448	2,332	237	3,061	3,077	271,155
Loans secured by third party guarantees	27,370	1	—	—	—	27,371
Other loans	2,264,938	28,084	771	46,293	1,748	2,341,834

	6,769,757	33,180	15,305	50,265	5,126	6,873,633

Other receivables
Insurance accounts receivables[2]	106,775	8,843	4,048	3,319	13,545	136,530
Accounts receivables	86,748	11	61	84	808	87,712
Accrued revenue[3]	33,121	242	33	152	150	33,698
Notes receivables	285	—	—	—	—	285

	226,929	9,096	4,142	3,555	14,503	258,225

	6,996,686	42,276	19,447	53,820	19,629	7,131,858

[1]	Amount before adjusting by deferred loan origination fees and costs, allowance for doubtful accounts and present value discount.
[2]	Amount after offsetting insurance accounts payables by counterparties
[3]	Accrued interest related to loans

	2015
(In millions of won)	Normal	Precautionary	Substandard	Doubtful	Presumed loss	Total
Loans[1]
Call loans	40	—	—	—	—	40
Policy loans	1,507,206	—	—	—	50	1,507,256
Loans secured by real estate	2,692,797	772	15,633	315	193	2,709,710
Unsecured loans	210,584	1,173	153	1,260	1,076	214,246
Loans secured by third party guarantees	29,917	50	—	—	—	29,967
Other loans	2,255,773	31,387	399	1,810	18,782	2,308,151

	6,696,317	33,382	16,185	3,385	20,101	6,769,370

Other receivables
Insurance accounts receivables[2]	101,192	22,956	2,569	4,037	10,386	141,140
Accounts receivables	79,485	123	114	38	388	80,148
Accrued revenue[3]	28,073	217	47	103	71	28,511
Notes receivables	410	—	—	—	—	410

	209,160	23,296	2,730	4,178	10,845	250,209

	6,905,477	56,678	18,915	7,563	30,946	7,019,579

[1]	Amount before adjusting by deferred loan origination fees and costs, allowance for doubtful accounts and present value discount.
[2]	Amount after offsetting insurance accounts payables by counterparties
[3]	Accrued interest related to loans

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

4-4. Liquidity risk

(1) Overview

Liquidity risk is the risk of unexpected losses from change in cash flow by difference of maturities between assets and liabilities and increase in cancellation of insurance contracts. For the control of the risk, the difference of assets and liabilities maturities needs to be solved and the unexpected losses from cash outflow should be minimized.

(2) Liquidity risk management

The Group analyzes differences between funding and the use of funds beforehand to manage liquidity risk. In addition, to evaluate the Group’s liquidity management skills during an extreme crisis situation, the Group uses various crisis scenarios that will be caused due to an increase in surrender value to analyze and manage the liquidity risk.

(3) Maturity analysis of financial liabilities

Maturities of financial liabilities as of December 31, 2016 and 2015, are as follows:

i) Maturities of financial liabilities

	2016
(In millions of won)	On demand	Less than 30 days	1~3 months	3~12 months	1~5 years	More than 5 years	Total
Financial liabilities at fair value through profit or loss
Trading derivatives	9,388	—	—	—	—	3	9,391
Other financial liabilities
Insurance accounts payable	23,617	170,566	110,913	72,388	—	—	377,484
Accrued expenses	230	96,732	—	887	—	—	97,849
Others	6,275	38,768	3,142	873	7,284	—	56,342

	30,122	306,066	114,055	74,148	7,284	—	531,675

Off-balance sheet items
Commitments	1,771,736	—	—	—	—	—	1,771,736

	1,811,246	306,066	114,055	74,148	7,284	3	2,312,802

	2015
(In millions of won)	On demand	Less than 30 days	1~3 months	3~12 months	1~5 years	More than 5 years	Total
Financial liabilities at fair value through profit or loss
Trading derivatives	1,292	2,461	635	1,184	—	1,430	7,002
Other financial liabilities
Insurance accounts payable	21,670	184,975	86,921	85,190	—	—	378,756
Accrued expenses	253	90,047	—	861	—	—	91,161
Others	5,974	39,429	4	5,171	7,588	572	58,738

	27,897	314,451	86,925	91,222	7,588	572	528,655

Off-balance sheet items
Commitments	1,423,187	54,600	60,000	—	—	—	1,537,787

	1,452,376	371,512	147,560	92,406	7,588	2,002	2,073,444

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

ii) Maturities of hedging derivatives liabilities

	2016
(In millions of won)	Less than 30 days	1~3 months	3~12 months	1~5 years	Total
Currency forwards
Cash inflow	124,241	311,322	1,736,605	74,009	2,246,177
Cash outflow	128,765	319,985	1,815,778	78,553	2,343,081

Net cash flow	(4,524)	(8,663)	(79,173)	(4,544)	(96,904)

Currency swaps
Cash inflow	2,209	5,345	453,229	462,835	923,618
Cash outflow	2,473	5,931	486,276	488,957	983,637

Net cash flow	(264)	(586)	(33,047)	(26,122)	(60,019)

Total
Cash inflow	126,450	316,667	2,189,834	536,844	3,169,795
Cash outflow	131,238	325,916	2,302,054	567,510	3,326,718

Net cash flow	(4,788)	(9,249)	(112,220)	(30,666)	(156,923)

	2015
(In millions of won)	Less than 30 days	1~3 months	3~12 months	1~5 years	Total
Currency forwards
Cash inflow	121,393	427,668	1,233,332	242,178	2,024,571
Cash outflow	127,596	449,137	1,277,593	256,111	2,110,437

Net cash flow	(6,203)	(21,469)	(44,261)	(13,933)	(85,866)

Currency swaps
Cash inflow	67	1,004	56,677	56,387	114,135
Cash outflow	53	965	60,120	58,854	119,992

Net cash flow	14	39	(3,443)	(2,467)	(5,857)

Total
Cash inflow	121,460	428,672	1,290,009	298,565	2,138,706
Cash outflow	127,649	450,102	1,337,713	314,965	2,230,429

Net cash flow	(6,189)	(21,430)	(47,704)	(16,400)	(91,723)

Maturity analysis above is presented using the undiscounted cash flows and based on the Group’s earliest payment date, including principal and interest.

4-5. Market risk

(1) Definition

Market risk is the risk of possible loss that an asset might experience due to changes in stock prices, interest rates, and/or exchange rates. Market risk usually occurs from securities and financial derivatives.

(2) Purpose of market risk management

The goal of market risk management is to prepare for unexpected losses due to the market’s unfavorable changes in interest rates, stock prices and exchange rates managing risk in accordance with the Group’s tolerance levels and maximizing revenue against risks incurred.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(3) Method of market risk management

i) Measurement of market risk

Market risk is measured by Financial Supervisory Service’s standard model. The model provided by the Financial Supervisory Service is based on RBC system, widely used by insurance companies. By analyzing the market’s sensitivity, the Group regularly analyzes its market portfolio risk.

ii) Control of market risk

In order to control market risk, the Group runs a committee, reviews structured securities beforehand and manages the limits. In a way of market risk management, investments that exceed a certain level of risk must be authorized by the investment review committee. Structured securities must be reviewed by the risk management department, separate from the operating department, during an execution of an investment. In addition, in order to control market risk, certain limits, position limits, loss limits, and risk limits are set and regularly checked for compliance.

iii) Report of market risk

Market risk management, important key factors and limit management status are reported regularly to the risk management committee.

(4) Sensitivity analysis

Sensitive analysis of foreign exchange rate, interest rate and stock price as of December 31, 2016 and 2015, are as follows:

i) Exchange rate

(In millions of won)	Effect on profit or loss	Effect on other comprehensive income
December 31, 2016
~~W~~100 increase KRW/USD FX Rate	2,309	99
~~W~~100 decrease KRW/USD FX Rate	(2,309)	(99)
December 31, 2015
~~W~~100 increase KRW/USD FX Rate	2,388	686
~~W~~100 decrease KRW/USD FX Rate	(2,388)	(686)

ii) Interest rate

(In millions of won)	Effect on profit or loss	Effect on other comprehensive income
December 31, 2016
100bp increase	(25,299)	(479,904)
100bp decrease	25,299	479,904
December 31, 2015
100bp increase	(23,185)	(476,523)
100bp decrease	23,185	476,523

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

iii) Stock price

(In millions of won)	Effect on profit or loss	Effect on other comprehensive income
December 31, 2016
10% increase	2,423	76,317
10% decrease	(2,423)	(76,317)
December 31, 2015
10% increase	444	82,756
10% decrease	(444)	(82,756)

4-6. Capital adequacy test

(1) Purpose of capital management

The goal of capital management is to maintain the ability to make the payments by having enough assets on hand, even when an unexpected loss occurs.

(2) Subjects of the capital management

Through setting the limit and managing the aggregated and individual risk (insurance/interest rate/credit, operating), the Group manages asset risk. When the limit is set, available capital is taken into consideration to set the limit for asset risk.

i) Available capital is a risk buffer, which helps maintain the ability to make payments when the Group experiences an unexpected loss. Available capital is calculated as core capital and supplementary capital after deduction of certain deduction items and deficit of capital in subsidiaries, described as follows:

Description
Core capital	Paid-in capital, capital surplus, retained earnings, accumulated other comprehensive income etc.
Supplementary capital	Subordinated debt, hybrid bond, reserve for participating policyholders’ dividends, normal and precautionary amount of bad debt reserve and allowance for credit loss, deferred tax liability regarding emergency risk reserve
Deductions	Deferred acquisition costs, intangible assets (e.g., goodwill), prepaid expenses, deferred tax assets, estimated amount of cash dividends to shareholders, etc.
Subsidiaries’ deficiency of capital	The deficiency in net assets of subsidiaries was increased or decreased based on the insurance company’s ownership amount

ii) Required capital is the amount of risk calculated based on the scale of insurance/interest rate/credit/market/operating risk internal to the Group. The total amount of required capital is calculated based on the correlation between it and the individual risk.

Definition
Insurance risk	The risk of loss due to unexpected increase in loss ratio.
Interest rate risk	The risk that the decrease in net value, caused by change in interest rate, will have a negative effect on economic status.
Credit risk	The risk that loss will arise due to debtor’s default or counterparty’s breach of contract
Market risk	Risk of loss due to the change in market cost (stock, interest rate, exchange rate)
Operating risk	Risk of loss due to inappropriate internal procedure, human capital, system and external events.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(3) External requirement of capital adequacy and implementation of capital management

For the asset management of insurance companies, supervisory authorities use methods that evaluate the RBC ratio, timely improve the RBC ratio (based on RBC ratio; divided into recommendation, need or command of management improvement), and uses RBC ratio in Risk Assessment and Application System (‘RAAS’). During this process, timely corrective action is used based on the level where the RBC ratio is below 100%. In order to connect the internal model with asset management standard, RBC standard of available capital is applied to risk limits of transcription and limit distribution of individual risk.

(4) Achievement of capital management goal

In order to achieve the goals of asset management, it is operated based on the set limit of aggregated risk and individual risk and its results are regularly reported to the management and risk management risk committee. When setting the limit, the limit is maintained at a level so that payment is possible and compliance with these rules are regularly checked so that the goal of asset management can be reached. In addition, supervisory authorities recommend that RBC ratio is kept at or above 150% and the Group currently maintains at or above this standard as of December 31, 2016 and 2015.

5. Measurement of fair value of financial instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The best estimate of the fair value of financial instruments is the quoted price in the active market. The Group believes that the fair value and its measurement method of financial instruments is appropriate and reasonable, however, it may be changed under another measurement method or assumption. As various methods have been adopted to calculate fair value of financial instruments and a number of assumptions have been made, it is hard to reasonably compare the fair values of financial instruments measured by different financial institutions.

(1) Financial instruments measured at amortized costs

The method of measuring fair value of financial instruments measured at amortized cost is as follows:

Accounts	Methodology
Cash and cash equivalents	The difference between carrying amount and fair value of cash and cash equivalents is not significant, so carrying amount is recognized as the fair value.
Loans and other receivables	Fair value of loans is measured by the present value of the amount expected to receive. Expected cash flow is discounted using the interest rate considering current market interest rate and credit spread.
Held-to-maturity financial assets	The average price provided by the KIS bond valuation Inc. and NICE P&I Inc. is used as the fair value.
Other financial liabilities	The difference between carrying value and fair value of other financial liabilities is not significant so the carrying value is recognized as the fair value.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The carrying value and the fair value of financial instruments measured at amortized cost as of December 31, 2016 and 2015, are as follows:

	2016		2015
(In millions of won)	Carrying value	Fair value	Carrying value	Fair value
Financial assets
Cash and cash equivalents	834,678	834,678	769,208	769,208
Held-to-maturity financial assets	3,546,091	3,641,640	2,148,198	2,367,740
Loans	6,828,087	6,849,850	6,755,519	6,842,596
Other receivables	733,382	732,892	907,176	907,999

	11,942,238	12,059,060	10,580,101	10,887,543

Financial liabilities
Other financial liabilities	531,271	531,271	528,312	528,312

(2) Financial instruments measured at the fair value

The Group classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

(i)	Level 1: Financial instruments measured at quoted prices in active markets for identical instruments are classified as level 1.

(ii)	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

(iii)	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

In case that any occurrence that may cause changes in fair value levels, the transfers between levels are deemed to have occurred at the beginning of the financial period.

i) As of December 31, 2016 and 2015, the level of the fair value hierarchy within which the fair value measurement are categorized as follows:

	2016
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Financial assets at fair value through profit or loss
Trading assets	245,268	404,337	317	649,922
Financial assets designated at fair value through profit or loss	—	43,114	597,823	640,937

	245,268	447,451	598,140	1,290,859

Available-for-sale financial assets[1]	631,006	6,835,131	2,137,296	9,603,433
Hedging derivative assets	—	6,145	—	6,145

	876,274	7,288,727	2,735,436	10,900,437

Financial liabilities
Financial liabilities designated at fair value through profit or loss	1,068	8,320	3	9,391
Hedging derivative liabilities	—	147,320	—	147,320

	1,068	155,640	3	156,711

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	Available-for-sale financial assets that are measured at acquisition cost due to the inability to measure the reliable fair value are excluded.

	2015
(In millions of won)	Level 1	Level 2	Level 3	Total
Financial assets
Financial assets at fair value through profit or loss
Trading assets	195,614	195,618	30,074	421,306
Financial assets designated at fair value through profit or loss	—	39,550	519,090	558,640

	195,614	235,168	549,164	979,946

Available-for-sale financial assets[1]	1,058,437	5,858,391	1,575,533	8,492,361
Hedging derivative assets	—	11,178	—	11,178

	1,254,051	6,104,737	2,124,697	9,483,485

Financial liabilities
Financial liabilities designated at fair value through profit or loss	1,292	4,279	1,431	7,002
Hedging derivative liabilities	—	95,336	—	95,336

	1,292	99,615	1,431	102,338

[1]	Available-for-sale financial assets that are measured at acquisition cost due to the inability to measure the reliable fair value are excluded.

ii) The fair value hierarchy of financial instruments which are not measured at fair value but disclosed in the financial statements as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016
	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	—	834,678	—	834,678
Held to maturity financial assets	2,369,929	1,269,286	2,425	3,641,640
Loans	—	331,492	6,518,358	6,849,850
Other receivables	—	50,266	682,626	732,892

	2,369,929	2,485,722	7,203,409	12,059,060

Financial liabilities
Other financial liabilities	—	—	531,271	531,271

(In millions of won)	2015
	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	—	769,208	—	769,208
Held to maturity financial assets	1,671,236	694,209	2,295	2,367,740
Loans	—	471,094	6,371,502	6,842,596
Other receivables	—	262,643	645,356	907,999

	1,671,236	2,197,154	7,019,153	10,887,543

Financial liabilities
Other financial liabilities	—	—	528,312	528,312

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(3) Financial instruments that are measured at acquisition cost due to inability to measure the reliable fair value as of December 31, 2016 and 2015, are as follows:

(In millions of Korean wons)	2016	2015
Available-for-sale financial assets	5,422	68,111

(4) There was no transfer between level 1 and level 2 for the year ended December 31, 2016.

(5) Valuation techniques and inputs used in measuring fair value of financial instruments classified as level 2 as of December 31, 2016 and 2015, are as follows:

(In millions of won)		2016
	Fair value	Valuation techniques	Inputs
Financial assets
Trading assets	404,337	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Financial assets designated at fair value through profit or loss	43,114	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Available-for-sale financial assets[1]	6,835,131	Discounted cash flow, option pricing model, net asset value	Price of underlying assets, discount rate, volatility
Hedging derivatives	6,145	Discounted cash flow	Discount rate, foreign exchange rate

	7,288,727

Financial liabilities
Financial liabilities designated at fair value through profit or loss	8,320	Discounted cash flow	Discount rate, foreign exchange rate
Hedging derivatives	147,320	Discounted cash flow	Discount rate, foreign exchange rate

	155,640

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

(In millions of won)		2015
	Fair value	Valuation techniques	Inputs
Financial assets
Trading assets	195,618	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Financial assets designated at fair value through profit or loss	39,550	Discounted cash flow, option pricing model	Price of underlying assets, discount rate, volatility
Available-for-sale financial assets[1]	5,858,391	Discounted cash flow, option pricing model, net asset value	Discount rate
Hedging derivatives	11,178	Discounted cash flow	Discount rate, foreign exchange rate

	6,104,737

Financial liabilities
Financial liabilities designated at fair value through profit or loss	4,279	Discounted cash flow	Discount rate, foreign exchange rate
Hedging derivatives	95,336	Discounted cash flow	Discount rate, foreign exchange rate

	99,615

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

(6) Disclosure about financial instruments classified as level 3

i) Changes in level 3 of the fair value hierarchy for the years ended December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Trading assets	Financial assets designated at fair value through profit or loss	Available-for-sale financial assets	Financial liabilities at fair value through profit or loss
Beginning balance	30,074	519,090	1,575,533	1,431
Total income (loss)
Profit or loss	243	(3,091)	2,096	(1,428)
Other comprehensive income	—	—	29,028	—
Purchase	—	161,985	704,935	—
Settlement	(30,000)	(80,161)	(232,081)	—
Reclassification from other levels to level 3[1]	—	—	57,785	—

	317	597,823	2,137,296	3

[1]	Equity securities that were measured at acquisition costs on the prior period and measured at fair value on this period.

	2015
(In millions of won)	Trading assets	Financial assets designated at fair value through profit or loss	Available-for-sale financial assets	Financial liabilities at fair value through profit or loss
Beginning balance	29,584	352,678	1,196,175	2,182
Total income (loss)
Profit or loss	57	(1,859)	5,268	(751)
Other comprehensive income	—	—	39,113	—
Purchase	—	263,084	487,342	—
Settlement	—	(94,813)	(155,036)	—
Transfer to assets held for sale	—	—	(2,665)	—
Reclassification from level 3 to other levels[1]	—	—	(31,967)	—
Reclassification from other levels to level 3[2]	433	—	38,959	—
Others	—	—	(1,656)	—

	30,074	519,090	1,575,533	1,431

[1]	The amount of equity securities that goes public on this period.
[2]	Equity securities that were measured at acquisition costs on the prior period and measured at fair value on this period.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

ii) Information about significant unobservable inputs in measuring financial instruments categorized as level 3 as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Fair value	Valuation techniques	Significant unobservable input	Range of estimates for unobservable input (%)	Fair value measurement sensitivity to unobservable input
Financial assets
Trading assets	317	Discounted cash flow, option pricing model	The volatility of the underlying asset	31.579	A significant increase in volatility would result in a greater change in fair value
			Correlations	8.6	A significant increase in correlations would result in a greater change in fair value
Financial assets designated at fair value through profit or loss	597,823	Discounted cash flow, option pricing model	The volatility of the underlying asset	5.84~40.80	A significant increase in volatility would result in a greater change in fair value
			Correlations	8.6~90.00	A significant increase in correlations would result in a greater change in fair value
			Recovery rate	40	A significant increase in recovery rate would result in a higher fair value.
Available-for-sale financial assets[1]	2,137,296	Discounted cash flow, option pricing model, net asset method	Discount rate	6.76~14.39	A significant increase in discount rate would result in a lower fair value.
			Growth rate	0.0~6.5	A significant increase in growth rate would result in a higher fair value
			The volatility of the underlying asset	23.82~40.8	A significant increase in volatility would result in a greater change in fair value
			Correlations	85.24~89.38	A significant increase in correlations would result in a greater change in fair value

	2,735,436

Financial liabilities
Financial liabilities at fair value through profit or loss	3	Option pricing model	The volatility of the underlying asset	27~37.95	A significant increase in volatility would result in a greater change in fair value

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Fair value	Valuation techniques	Significant unobservable input	Range of estimates for unobservable input (%)	Fair value measurement sensitivity to unobservable input
Financial assets
Trading assets	30,074	Discounted cash flow, option pricing model	The volatility of the underlying asset	5.39~40.50	A significant increase in volatility would result in a greater change in fair value.
			Correlations	17.33	A significant increase in correlations would result in a greater change in fair value.
Financial assets designated at fair value through profit or loss	519,090	Discounted cash flow, option pricing model	The volatility of the underlying asset	10.57~50.14	A significant increase in volatility would result in a greater change in fair value.
			Correlations	17.33~90.00	A significant increase in correlations would result in a greater change in fair value.
			Recovery rate	40	A significant increase in recovery rate would result in a higher fair value.
Available-for-sale financial assets[1]	1,575,533	Discounted cash flow, option pricing model, net asset method	Discount rate	0.85~10.13	A significant increase in discount rate would result in a lower fair value.
			Growth rate	1.80~6.42	A significant increase in growth rate would result in a higher fair value
			The volatility of the underlying asset	34.90~50.14	A significant increase in volatility would result in a greater change in fair value.
			Correlations	48.27~87.94	A significant increase in correlations would result in a greater change in fair value.

	2,124,697

Financial liabilities
Financial liabilities at fair value through profit or loss	1,431	Option pricing model	The volatility of the underlying asset	34.90~37.20	A significant increase in volatility would result in a greater change in fair value.

[1]	Valuation inputs to measure the fair values of beneficiary certificates are not disclosed as they are based on prices quoted by asset management companies.

iii) Sensitivity to changes in unobservable inputs.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Sensitive analysis of changes in unobservable inputs as of December 31, 2016 and 2015, are as follows:

	2016
	Favorable change		Unfavorable change
(In millions of won)	Profit or loss	Other comprehensive income	Profit or loss	Other comprehensive income
Financial Assets
Financial assets at fair value through profit or loss[1]	2,408	—	(2,357)	—
Available-for-sale financial assets[2]	—	3,078	—	(2,644)

	2,408	3,078	(2,357)	(2,644)

Financial liabilities
Financial liabilities at fair value through profit or loss[3]	—	—	—	—

[1]	Based on increase or decrease in volatility of underlying assets (1%), correlation (1% or 10%) or recovery rate (1%)
[2]	Based on increase or decrease of discount rate (1%), growth rate (10%), correlation (10%), or volatility of underlying assets (1%), EV/EBITDA (10%), EV/Sales (10%).
[3]	Based on increase or decrease in volatility of underlying assets (1%).

	2015
	Favorable change		Unfavorable change
(In millions of won)	Profit or loss	Other comprehensive income	Profit or loss	Other comprehensive income
Financial Assets
Financial assets at fair value through profit or loss[1]	1,530	—	(1,544)	—
Available-for-sale financial assets[2]	—	2,919	—	(2,304)

	1,530	2,919	(1,544)	(2,304)

Financial liabilities
Financial liabilities at fair value through profit or loss[3]	29	—	(32)	—

[1]	Based on increase or decrease in volatility of underlying assets (1%), correlation (1% or 10%) or recovery rate (1%)
[2]	Based on increase or decrease of discount rate (1%), growth rate (10%), correlation (10%), or volatility of underlying assets (1%), EV/EBITDA (10%), EV/Sales (10%).
[3]	Based on increase or decrease in volatility of underlying assets (1%).

(7) Offsetting financial assets and financial liabilities

Details of financial assets and financial liabilities subject to offsetting, enforceable master netting agreements and similar agreements as of December 31, 2016 and 2015, are as follows:

	2016
	Financial assets and liabilities recognized	Offsetting financial assets and liabilities recognized	Financial assets and liabilities recognized after offset	Amount not offsetting in the statements of financial position		Net amounts
(In millions of won)				Financial instruments	Cash collateral received
Financial assets
Financial assets at fair value through profit or loss	56	—	56	(56)	—	—
Hedging derivatives	6,145	—	6,145	(6,145)	—	—

	6,201	—	6,201	(6,201)	—	—

Financial liabilities
Financial liabilities at fair value through profit or loss	8,320	—	8,320	(56)	—	8,264
Hedging derivatives	147,320	—	147,320	(6,145)	—	141,175

	155,640	—	155,640	(6,201)	—	149,439

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
	Financial assets and liabilities recognized	Offsetting financial assets and liabilities recognized	Financial assets and liabilities recognized after offset	Amount not offsetting in the statements of financial position		Net amounts
(In millions of won)				Financial instruments	Cash collateral received
Financial assets
Financial assets at fair value through profit or loss	281	—	281	(281)	—	—
Hedging derivatives	11,178	—	11,178	(11,178)	—	—

	11,459	—	11,459	(11,459)	—	—

Financial liabilities
Financial liabilities at fair value through profit or loss	4,280	—	4,280	—	—	4,280
Hedging derivatives	95,336	—	95,336	(11,459)	—	83,877

	99,616	—	99,616	(11,459)	—	88,157

6. Profit or loss and other comprehensive income of financial instruments

Profit or loss and other comprehensive income of financial instruments by categories for the years ended December 31, 2016 and 2015, are as follows:

	2016
	Profit or loss
(In millions of won)	Interest income (expense)		Dividend income	Gain (loss) on disposal	Gain (loss) on valuation	Impairment loss	Foreign currency transaction gain (loss)	Fees and commission income (expense)	Total	Other comprehensive income
Cash and cash equivalents	~~W~~	2,917	—	—	—	—	(169)	—	2,748	—
Trading assets		8,761	293	3,359	(5,643)	—	568	—	7,338	—
Financial assets designated at fair value through profit or loss		18,808	—	(5,224)	(2,447)	—	8,360	(1,914)	17,583	—
Available-for-sale financial assets		231,253	105,712	56,649	—	(48,823)	109,141	509	454,441	(91,174)
Held-to-maturity financial assets		82,483	—	—	—	—	4,748	—	87,231	—
Hedging derivatives		—	—	25,445	(128,547)	—	—	—	(103,102)	218
Loans and other receivables		294,886	—	36	—	(36,971)	1,849	1,414	261,214	—
Financial liabilities measured at amortized cost		(504)	—	—	—	—	—	—	(504)	—

		638,604	106,005	80,265	(136,637)	(85,794)	124,497	9	726,949	(90,956)

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
	Profit or loss
(In millions of won)	Interest income (expense)		Dividend income	Gain (loss) on disposal	Gain (loss) on valuation	Impairment loss	Foreign currency transaction gain (loss)	Fees and commission income (expense)	Total	Other compre- hensive loss
Cash and cash equivalents	~~W~~	2,233	—	—	—	—	—	—	2,233	—
Trading assets		9,631	1,597	5,660	1,181	—	3,999	—	22,068	—
Financial assets designated at fair value through profit or loss		15,754	—	(1,582)	(7,883)	—	7,405	(2,586)	11,108	—
Available-for-sale financial assets		214,611	64,376	61,263	—	(18,318)	146,940	164	469,036	42,530
Held-to-maturity financial assets		65,758	—	942	—	—	2,896	—	69,596	—
Hedging derivatives		—	—	(50,374)	(92,418)	—	—	—	(142,792)	(661)
Loans and other receivables		307,098	—	(24)	—	(11,445)	17,500	1,453	314,582	—
Financial liabilities		(752)	—	—	—	—	—	—	(752)	—

	~~W~~	614,333	65,973	15,885	(99,120)	(29,763)	178,740	(969)	745,079	41,869

7. Segment information

(1) Segment information

The Group operates insurance, security and other businesses in Korea, the United States of America, China and Indonesia. The Group recognizes its segments in the division through which it has access to the information of generation of income and expenses, segmental appraisal on performance and financial information. By the integration and separation based on the economic similarities between the segments, such as the characteristics of services and significance of generated profit, the recognized segments are divided into three reporting segments as follows:

- Non-life insurance: Engages in business activities such as contracting non-life insurance and other concurrent insurance permitted, collecting premium and paying insurance claims; engages also in permitted concurrent asset management and other incidental services as claim adjustment.

- Securities: Engages in securities business, such as investment trades and investment brokerage

- Others: Consolidated beneficiary certificates and others

(2) Net income of the business segments for the years ended December 31, 2016 and 2015, are as follows;

		2016
(In millions of won)		Non-life insurance		Securities[1]	Other segments	Adjustment	Total
Insurance income	Amount		10,112,480	—	—	(4,258)	10,108,222
	Ratio	~~W~~	100.04%	0.00%	0.00%	(0.04%)	100.00%
Investment income	Amount		890,538	34,707	18,614	(57,018)	886,841
	Ratio		100.42%	3.91%	2.10%	(6.43%)	100.00%
Insurance expenses	Amount		10,488,514	—	—	(155,990)	10,332,524
	Ratio		101.51%	0.00%	0.00%	(1.51%)	100.00%
Investment expenses	Amount		349,535	25,028	7,447	(25,922)	356,088
	Ratio		98.16%	7.03%	2.09%	(7.28%)	100.00%
Other income (expenses)	Amount		134,862	(7,177)	662	(137,314)	(8,967)
	Ratio	~~W~~	(1503.98%)	80.04%	(7.38%)	1531.32%	100.00%
Profit from continuing operations	Amount		299,831	—	11,829	(14,176)	297,484
	Ratio		100.79%	0.00%	3.98%	(4.77%)	100.00%
Profit from discontinued operations	Amount		—	2,502	—	2,123	4,625
	Ratio		0.00%	54.10%	0.00%	45.90%	100.00%
Profit for the year	Amount		299,831	2,502	11,829	(12,053)	302,109
	Ratio		99.25%	0.83%	3.92%	(3.99%)	100.00%

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

		2015
(In millions of won)		Non-life insurance		Securities[1]	Other segments	Adjustment	Total
Insurance income	Amount		9,914,300	—	—	(4,442)	9,909,858
	Ratio	~~W~~	100.04%	—	—	(0.04)%	100.00%
Investment income	Amount		842,421	102,769	25,184	(124,921)	845,453
	Ratio		99.64%	12.16%	2.98%	(14.78)%	100.00%
Insurance expenses	Amount		10,459,749	—	—	(149,382)	10,310,367
	Ratio		101.45%	—	—	(1.45)%	100.00%
Investment expenses	Amount		376,640	78,236	8,099	(89,559)	373,416
	Ratio		100.86%	20.95%	2.17%	(23.98)%	100.00%
Other income (expenses)	Amount		258,032	(16,071)	3,908	(128,723)	117,146
	Ratio	~~W~~	220.27%	(13.72)%	3.33%	(109.88)%	100.00%
Profit from continuing operations	Amount		178,364	—	20,993	(10,683)	188,674
	Ratio		94.54%	—	11.12%	(5.66)%	100.00%
Profit from discontinued operations	Amount		—	8,462	—	(37,788)	(29,326)
	Ratio		—	(28.85)%	—	128.85%	100.00%
Profit for the year	Amount		178,364	8,462	20,993	(48,471)	159,348
	Ratio		111.93%	5.31%	13.17%	(30.42)%	100.00%

[1]	Classified as disposal group held for sale as of December 31, 2015.

(3) Geographical information

The Group operates its business in Korea, the United States of America, China and Indonesia, and Korea is the country in which the Group is headquartered. Geographical operating revenues from external customers for the years ended December 31, 2016 and 2015, and non-current assets as of December 31, 2016 and 2015, are as follows:1) Geographical operating revenues from external customers for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Korea	10,990,349	10,780,273
Other countries	65,990	104,401

	11,056,339	10,884,674

(*)	The amount is insurance and investment income before adjustment for consolidation, and before classified profit of LIG Investment & Securities Co., Ltd as profit from discontinued operations.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

2) Geographical non-current assets as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Korea	1,126,068	1,176,187
Other countries	2,588	1,974

	1,128,656	1,178,161

(*)	Non-current assets of LIG Investment & Securities Co., Ltd, classified as assets held for sale, are included.

8. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Cash	8	5
Checking account	975	513
Demand deposits	44,320	87,650
Deposit money	11,000	1,150
Deposits in foreign currency	60,916	144,333
Others	717,459	535,557

	834,678	769,208

9. Financial assets at fair value through profit or loss

(1) Trading assets

Trading assets as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Equity securities[1]
Stocks	2,033	8,731
Debt securities[2]
Government and public bonds	237,826	153,242
Special bonds	31,979	33,604
Beneficiary certificates[3]
Debt type	15,029	13,650
Stock type	—	5,342
Others	240,138	120,037
Securities in foreign currency2 3
Stocks	214	37
Debt securities	86,450	42,598
Beneficiary certificates	34,765	13,544
Other securities[4]
Derivative Linked Securities (DLS)	—	19,707
Derivative Linked Bonds (DLB)	—	10,203
Trading derivatives[5]	1,489	611

	649,923	421,306

[1]	Fair values of listed securities are closing prices in the stock market at the end of reporting period.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[2]	Fair values of debt securities are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.
[3]	Fair values of beneficiary certificates are based on prices quoted by asset management companies.
[4]	Fair values of other financial instruments are the average of valuation prices provided by the KIS bond valuation Inc. or NICE P&I Inc.
[5]	Fair values of trading derivatives are the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc.

(2) Financial assets designated at fair value through profit or loss

Financial assets designated at fair value through profit or loss as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Securities in foreign currency[1]
Hybrid securities	249,159	105,878
Others	61,679	59,965
Other securities[1]
Equity Linked Securities (ELS)	—	44,692
Equity Linked Bonds (ELB)	20,455	20,044
Derivative Linked Securities (DLS)	179,108	202,282
Derivative Linked Bonds (DLB)	66,031	61,460
Others	64,505	64,319

	640,937	558,640

[1]	Fair values of securities of foreign currencies and other securities are the average of valuation prices provided by the KIS bond valuation Inc. or NICE P&I Inc.

Financial assets above are the hybrid financial instrument that includes one or more embedded derivatives. The Group designates the entire instrument at fair value through profit or loss.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

10. Available-for-sale financial assets

Available-for-sale financial assets as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Equity securities[1]
Listed equity securities	67,598	172,250
Unlisted equity securities	75,805	76,192
Investments in partnerships	188,126	183,987

	331,529	432,429

Debt securities[2]
Government and public bonds	413,370	789,317
Special bonds	1,219,082	1,214,713
Bank debenture	649,067	638,907
Corporate bonds	1,361,001	1,142,120

	3,642,520	3,785,057

Beneficiary certificates[3]
Debt type	50,387	—
Stock type	149,800	160,785
Mixed type	53,976	21,462
Others	1,379,422	926,329

	1,633,585	1,108,576

Securities in foreign currency[4]
Stock	3,731	5,310
Investments in partnerships	89,104	80,762
Debt securities	2,927,219	2,334,380
Others	803,486	539,201

	3,823,540	2,959,653

Other securities[5]
Others	177,680	274,757

	9,608,854	8,560,472

[1]	Fair values of listed securities are quoted closing prices of the stock market at the end of reporting period. Except for those that are unable to reliably measure the fair values and therefore are assessed at their acquisition costs, the fair values of unlisted securities and investments are determined based on the Korea Asset Pricing, KIS bond valuation Inc. or NICE P&I Inc.
[2]	Available-for-sales debt securities’ fair values are the average of valuation prices provided by the KIS bond valuation Inc. or NICE P&I Inc.
[3]	Fair values of beneficiary certificates are based on prices quoted by asset management companies or valuation prices of independent valuation companies.
[4]	Fair values of investments in partnerships are measured by net asset value. Debt securities’ fair value is the average of valuation prices provided by the KIS bond valuation Inc. and NICE P&I Inc. Debt securities owned by the U.S branch is the posted price or valuation price by independent valuation companies.
[5]	Fair values of other securities are measured based on posted prices, valuation prices by independent valuation companies or based on prices quoted by asset management companies.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

11. Held-to-maturity financial assets

Held-to-maturity financial assets as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Debt securities
Government and public bonds	2,292,686	1,513,259
Special bonds	1,009,656	486,704
Bank debenture	59,312	59,060
Corporate bonds	40,000	40,000
Securities in foreign currency
Bank debenture	144,437	49,175

	3,546,091	2,148,198

12. Loans and other receivables

Loans and other receivables as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Loans
Call loans	340	40
Policy loans	1,753,196	1,507,256
Loans secured by real estate	2,479,737	2,709,710
Unsecured loans	271,155	214,246
Loans secured by third party guarantees	27,371	29,967
Other loans	2,341,834	2,308,150
Deferred loan origination fees and costs	13,289	17,306
Allowance for credit loss	(58,835)	(31,156)

	6,828,087	6,755,519

Other receivables
Due from banks	138,300	356,498
Insurance accounts receivables	309,581	291,111
Accounts receivables	87,712	80,148
Accrued revenue	123,306	105,362
Notes receivables	285	410
Guarantee deposits	88,911	90,866
Deposits in court	6,977	2,318
Present value discount	(1,515)	(2,098)
Allowance for credit loss	(20,175)	(17,439)

	733,382	907,176

Due from banks as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Deposit money	32,599	61,876
Derivatives margin account	18,985	26,963
Specific deposits	64	36
Due from banks	86,652	267,623

	138,300	356,498

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Restricted due from banks as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015	Descriptions
Derivatives margin account	18,985	26,963	Exchange traded derivatives margin account
Specific deposits	64	64	Deposits for the opening checking accounts
Time deposits in foreign currency and others	8,708	9,863	Deposits for operation and others

	27,757	36,890

Insurance accounts receivables as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Insurance receivable	55,995	56,571
Due from agents	7,113	3,206
Co-insurance receivable	15,506	15,115
Receivables related to agency business	17,996	25,078
Reinsurance accounts receivable	106,732	88,561
Overseas reinsurance premiums receivable	104,753	101,136
Deposits on reinsurance treaty ceded	1,486	1,444

	309,581	291,111

Changes in allowance of credit loss of the loans and other receivables for the years ended December 31, 2016 and 2015, are as follows:

	2016				2015
(In millions of won)	Loans		Other Receivables	Total	Loans	Other Receivables	Total
Beginning balance	~~W~~	31,156	17,439	48,595	30,276	17,362	47,638
Increase
Impairment loss		34,740	2,232	36,972	10,672	937	11,609
Recoveries from written-off loans		935	516	1,451	697	2	699
Decrease
Reversal		—	1	1	—	164	164
Written-off		9,401	11	9,412	6,954	698	7,652
Others		(1,405)	—	(1,405)	1,111	—	1,111
Classified as assets held-for-sale		—	—	—	2,424	—	2,424

Ending balance	~~W~~	58,835	20,175	79,010	31,156	17,439	48,595

Changes in deferred loan origination fees and costs for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Beginning balance	17,306	16,120
Increase	5,705	13,780
Decrease	(9,722)	(12,594)

Ending balance	13,289	17,306

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

13. Investments in associates

Investments in associates as of December 31, 2016 and 2015, are as follows:

	Location	Industry	Date of financial statements	Ownership (%)
				2016	2015
Kocref Cr-reit XI1	Korea	Real estate rent	Dec 28, 2016	—	10.00%

[1]	Liquidated in 2016.

Changes in carrying value of investment in associate for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016
Investees	Owner-ship (%)	Beginning balance	Acquisition	Gain on valuation of equity- method investments[1]	Changes in equity of equity- method investments	Dividends	Others	Ending balance
Kocref Cr-reit XI 10.00%	10.00%	7,436	—	9,129	—	(7,435)	(9,130)	—

[1]	Gain (loss) on valuation of equity-method investments is included in non-operating income (expenses).

Investees	2015
	Owner-ship (%)	Beginning balance	Acquisition	Gain on valuation of equity- method investments[1]	Changes in equity of equity- method investments	Dividends	Others[3]	Ending balance
Kocref Cr-reit XI 10.00%	10.00%	7,684	—	886	—	(1,134)	—	7,436
Kocref Cr-reit VIII	—	2,895	—	—	—	—	(2,895)	—
KT-LIG ACE Private Equity Fund Co., Ltd	—	229	—	1	—	—	(230)	—
LIG Special Purpose Acquisition 2nd Co., Ltd[2]	0.37%	19	—	5	—	—	(24)	—
LIG-ES Special Purpose Acquisition Co., Ltd[2]	0.66%	—	20	—	2	—	(22)	—

		10,827	20	892	2	(1,134)	(3,171)	7,436

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	Gain (loss) on valuation of equity-method investments is included in non-operating income (expenses).
[2]	Classified as disposal group held-for-sale in 2015.
[3]	Impairment loss of disposal group held-for-sale, is included.

Summarized financial information of associates is as follows:

Investees	2015
	Assets	Liabilities	Revenue	Profit or loss	The Group’s share of profit or loss
Kocref Cr-reit XI 10.00%	208,619	128,346	23,850	8,859	886

	208,619	128,346	23,850	8,859	886

14. Derivatives

(1) The notional amounts of derivatives as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Trading
Currency forwards	338,811	239,156
Currency swaps	48,340	—
Other	6,593	6,593

	393,744	245,749

Fair value hedge
Currency forwards	2,770,043	2,726,071
Currency swaps	—	21,638

	2,770,043	2,747,709

Cash flow hedge
Currency swaps	891,937	150,022
Interest rate swaps	63,446	46,880

	955,383	196,902

(2) Fair value of derivative instruments as of December 31, 2016 and 2015, are as follows:

	2016		2015
(In millions of won)	Assets	Liabilities	Assets	Liabilities
Trading
Currency forwards	1,172	8,436	445	5,571
Currency swaps	—	952	—	—
Other	317	3	166	1,431

	1,489	9,391	611	7,002

Hedge
Currency forwards	6,135	92,335	5,796	89,950
Currency swaps	(55)	54,557	5,030	5,386
Interest rate swaps	65	428	352	—

	6,145	147,320	11,178	95,336

	7,634	156,711	11,789	102,338

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(3) Gains and losses on valuation of derivatives for the years ended December 31, 2016 and 2015, are as follows:

	2016[1]		2015[2]
(In millions of won)	Gain	Loss	Gain	Loss
Profit or loss
Currency forwards	6,520	87,257	6,795	94,148
Currency swaps	14	55,634	1	8,957
Stock related	613	333	3,731	617
Interest related	220	180	149	56
Other	1,580	—	751	779
Credit risk adjustment	55	17	34	92

	9,002	143,421	11,461	104,649

Accumulated other comprehensive income
Currency swaps	1,642	881	(675)	253
Interest related	(218)	325	267	—

	1,424	1,206	(408)	253

	10,426	144,627	11,053	104,902

[1]	Income tax effects related to gains and losses on valuation of derivatives classified as accumulated other comprehensive income amount to ￦70 million.
[2]	Income tax effects related to gains and losses on valuation of derivatives classified as accumulated other comprehensive income amount to ￦212 million.

(4) Hedge accounting

(a) At the end of reporting period, in order to mitigate the risk of change in fair value and risk of change in cash flows of foreign currency bonds caused by changes in exchange rate and interest rate, the Group entered into a currency forward and currency swap contract.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(b) Fair value hedge

Details of valuation gains or losses in fair value hedge accounting for the years ended December 31, 2016 and 2015, are as follows:

	2016		2015
(In millions of won)	Gain	Loss	Gain	Loss
Hedging instrument
Currency forwards	6,149	80,060	5,795	89,248
Currency swaps		—	—	1,452

	6,149	80,060	5,795	90,700

Hedged item
Available-for-sale financial assets	79,558	6,053	79,017	5,407
Held-to-maturity financial assets	—	—	1,294	—
Loans	—	—	1,452	—
Others receivables	503	96	8,937	428

	80,061	6,149	90,700	5,835

(c) Cash flow hedge

①	Details of expected cash flow of cash flow hedge accounting as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	1 month or less	3 months or less	1 year or less	5 years or less	Total
Cash flow of derivatives settled in net amounts	76	44	225	(746)	(401)
Cash inflow of derivatives settled in gross amounts	2,209	5,345	453,229	462,835	923,618
Cash outflow of derivatives settled in gross amounts	2,472	5,931	486,277	488,957	983,637

	2015
(In millions of won)	1 month or less	3 months or less	1 year or less	5 years or less	More than 5 years	Total
Cash flow of derivatives settled in net amounts	204	74	305	(232)	—	351
Cash inflow of derivatives settled in gross amounts	67	25,395	37,898	94,108	6,955	164,423
Cash outflow of derivatives settled in gross amounts	53	20,478	39,255	96,384	7,140	163,310

②	Regarding cash flow hedges, the expected maximum period exposed to risk of change in cash flow is up to July 15, 2021. The expected amount of profit or loss on valuation of derivative instruments that will be reclassified from accumulated other comprehensive income to profit or loss within one year upon maturity are ￦1,772 million in profit and ￦803 million in loss.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(d) The amounts reclassified from equity to profit or loss and the ineffective portion of the gain or loss on the hedging instrument recognized in profit or loss for the years ended December 31, 2016 and 2015, are as follows:

	2016		2015
(In millions of won)	Realized	Ineffective	Realized	Ineffective
Currency swaps	(54,188)	(119)	(7,039)	(29)

15. Reinsurance assets

Changes in reinsurance assets for the years ended December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Beginning balance	Net increase (decrease)[1]	Ending balance
Reserve for outstanding claims
General insurance	465,338	(25,234)	440,104
Automobile insurance	16,819	(915)	15,904
Long-term insurance	62,578	21,360	83,938

	544,735	(4,789)	539,946

Unearned premium reserve
General insurance	214,869	(6,855)	208,014
Automobile insurance	17,294	584	17,878

	232,163	(6,271)	225,892

Total reinsurance assets	776,898	(11,060)	765,838
Allowance for impairment	664	255	919

Total reinsurance assets, net	776,234	(11,315)	764,919

[1]	Gains or losses on foreign currency translation of foreign operations, ￦577 million, is included.

	2015
(In millions of won)	Beginning balance	Net increase (decrease)[2]	Ending balance
Reserve for outstanding claims
General insurance	568,434	(103,096)	465,338
Automobile insurance	25,262	(8,443)	16,819
Long-term insurance	54,746	7,832	62,578

	648,442	(103,707)	544,735

Unearned premium reserve
General insurance	220,719	(5,850)	214,869
Automobile insurance	26,583	(9,289)	17,294

	247,302	(15,139)	232,163

Total reinsurance assets	895,744	(118,846)	776,898
Allowance for impairment	787	(123)	664

Total reinsurance assets, net	894,957	(118,723)	776,234

[1]	Gains or losses on foreign currency translation of foreign operations, ￦11,706 million, is included.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

16.	Investment property

Investment property as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Land
Acquisition costs	84,389	112,197
Building
Acquisition costs	238,079	279,012
Accumulated depreciation	(52,876)	(57,473)

	269,592	333,736

Changes in investment property for the years ended December 31, 2016 and 2015 are as follows:

	2016
(In millions of won)	Beginning balance	Depreciation[1]	Transfer from(to) property and equipment	Ending balance
Land	112,197	—	(27,808)	84,389
Building	221,539	(5,917)	(30,419)	185,203

	333,736	(5,917)	(58,227)	269,592

[1]	Depreciation expenses on investment properties are included in administrative expenses for real estate.

	2015
(In millions of won)	Beginning balance	Depreciation[1]	Transfer from(to) property and equipment	Ending balance
Land	92,444	—	19,753	112,197
Building	223,303	(6,912)	5,148	221,539

	315,747	(6,912)	24,901	333,736

[1]	Depreciation expenses on investment properties are included in administrative expenses for real estate.

Fair value of investment properties is appraised by independent certified public appraisers. Fair value of investment property as of December 31, 2016 and 2015, are as follows:

	2016		2015
(In millions of won)	Land	Building	Land	Building
Fair value	110,017	167,214	119,891	216,170
Carrying value	84,389	185,203	112,197	221,539

Difference	25,628	(17,989)	7,694	(5,369)

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Rent income and expense on investment property for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Rent income	14,101	20,678
Operating expenses related to investment property	18,276	15,886

17. Property and equipment

Property and equipment as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016
	Acquisition costs	Accumulated depreciation	Carrying value
Land	213,469	—	213,469
Building	670,614	156,268	514,346
Structure	24,388	4,407	19,981
Equipment	164,685	121,335	43,350
Vehicles	630	413	217
Others	1,327	844	483
Construction in progress	88	—	88

	1,075,201	283,267	791,934

(In millions of won)	2015
	Acquisition costs	Accumulated depreciation	Carrying value
Land	186,278	—	186,278
Building	662,325	136,005	526,320
Structure	745	219	526
Equipment	165,070	117,961	47,109
Vehicles	737	461	276
Others	1,226	857	369

	1,016,381	255,503	760,878

Changes in the property and equipment for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016
	Beginning balance	Acquisition	Disposal	Depreciation[1]	Transfer from(to) investment	Others[2]	Assets held for sale	Ending balance
Land	186,278	3,534	(281)	—	27,808	—	(3,870)	213,469
Building	526,320	2,646	(2,561)	(17,179)	30,419	(20,896)	(4,403)	514,346
Structure	526	—	—	(1,443)	—	20,898	—	19,981
Equipment	47,109	11,104	(262)	(14,606)	—	5	—	43,350
Vehicles	276	13	(4)	(70)	—	2	—	217
Others	369	—	—	(458)	—	572	—	483
Construction in progress	—	88	—	—	—	—	—	88

	760,878	17,385	(3,108)	(33,756)	58,227	581	(8,273)	791,934

[1]	Depreciation expenses are included in insurance operating expenses, administrative expenses for asset and claim survey expenses paid.
[2]	Gains or losses on foreign currency translation due to change in exchange rate in foreign operations and transfer from other accounts are included.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Beginning balance	Acquisition	Disposal	Depreciation[1]	Transfer from(to) investment	Others[2]	Impairm- ent loss[3]	Ending balance
Land	206,154	7	(131)	—	(19,752)	—	—	186,278
Building	549,103	684	(1,472)	(16,846)	(5,149)	—	—	526,320
Structure	575	—	—	(49)	—	—	—	526
Equipment	53,227	12,612	(425)	(17,399)	—	28	(934)	47,109
Vehicles	118	242	(5)	(79)	—	—	—	276
Others	802	—	(180)	(550)	—	338	(41)	369

	809,979	13,545	(2,213)	(34,923)	(24,901)	366	(975)	760,878

[1]	Depreciation expenses are included in insurance operating expenses, administrative expenses for asset and claim survey expenses paid.
[2]	Gains or losses on foreign currency translation due to change in exchange rate in foreign operation and transfer from other accounts are included.
[3]	Impairment loss of disposal group held for sale is included in profit from discontinued operations.

18. Insured assets

The details of buildings and equipment insured against fire and other casualty as of December 31, 2016 and 2015, are summarized as follows:

	2016
(In millions of won)	Amount insured	Insurance company
Building[1]	1,069,767	Samsung Fire Marine Insurance Co., Ltd
Equipment	113,125

	1,182,892

	2015
(In millions of won)	Amount insured	Insurance company
Building[1]	1,071,903	Samsung Fire Marine Insurance Co., Ltd
Equipment	120,278

	1,192,181

[1]	Building classified as property and equipment and investment property are both included.

Beside the assets above, the Group subscribes directors and officers liability insurance and gas accidents liability insurance from Samsung Fire & Marine Insurance Co., Ltd. The Group also subscribes performance guarantee insurance etc. from Seoul Guarantee Insurance Co., Ltd.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

19. Intangible assets

Intangible assets as of December 31, 2016 and 2015, were as follows:

(In millions of won)	2016
	Acquisition costs	Accumulated amortization	Accumulated impairment	Carrying value
Membership	23,196	—	6,757	16,439
Software	47,861	39,222	—	8,639
Development cost	132,658	119,890	—	12,768
Others	30	—	—	30

	203,745	159,112	6,757	37,876

(In millions of won)	2015
	Acquisition costs	Accumulated amortization	Accumulated impairment	Carrying value
Membership	30,820	—	11,167	19,653
Software	43,569	34,207	—	9,362
Development cost	123,412	111,274	—	12,138
Others	38	—	—

	197,839	145,481	11,167	41,191

Changes in the intangible assets for the years ended December 31, 2016 and 2015, were as follows:

(In millions of won)	2016
	Beginning balance	Acquisitions	Disposal	Amortization[1]	Impairment[2]	Others[3]	Ending balance
Membership	19,653	4,502	(7,577)	—	(139)	—	16,439
Software	9,362	3,120	(24)	(4,080)	—	261	8,639
Development cost	12,138	5,108	—	(5,111)	—	633	12,768
Other	38	—	(8)	—	—	—	30

	41,191	12,730	(7,609)	(9,191)	(139)	894	37,876

[1]	Amortization of intangible assets is included in other expenses.
[2]	Impairment loss on intangible assets are included in non-operating expenses.
[3]	Gain (loss) on foreign currency translation due to change in exchange rate in foreign subsidiaries and transfer from other accounts are included.

(In millions of won)	2015
	Beginning balance	Acquisitions	Disposal	Amortization[1]	Impairment[2]	Others[3]	Ending balance
Membership	21,030	3,290	(2,088)	—	(2,579)	—	19,653
Software	10,823	3,458	(15)	(4,337)	(576)	9	9,362
Development cost	16,318	2,725	—	(6,422)	(1,076)	593	12,138
Other	3,057	38	—	—	(3,057)	—	38

	51,228	9,511	(2,103)	(10,759)	(7,288)	602	41,191

[1]	Amortization of intangible assets is included in other expenses.
[2]	Impairment loss on intangible assets are included in non-operating expenses, and impairment loss related to disposal asset group held-for-sale that amounts to ~~W~~5,968 million, is included in profit from discontinued operations.
[3]	Gain (loss) on foreign currency translation due to change in exchange rate in foreign subsidiaries and transfer from other accounts are included.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Intangible assets with indefinite useful life as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Condominium memberships	5,622	5,647
Golf memberships	10,457	13,646
Others	360	360

	16,439	19,653

20. Assets held for sale

The assets classified as assets held for sale as of December 31, 2016 and 2015 are as follows1:

(In millions of won)	2016	2015
Equipment and properties[2]	4,048	—

[1]	Assets held for sale are measured at the lower of carrying amount and fair value less cost of disposal.
[2]	The Group classified certain equipment and properties as assets held for sale. The disposal of the assets held for sale was completed during January 2017.

21. Disposal group held-for-sale and profit or loss from discontinued operations

The Group decided to sell LIG Investment & Securities Co., Ltd on December 22, 2015, with approval of the board of directors. Therefore the assets and liabilities related to LIG Investment & Securities Co., Ltd are recognized as disposal group classified as held for sale, and the profit or loss of the related operations are presented as discontinued operations for the year ended December 31, 2015. The sale is completed on June 21, 2016 (deemed disposal date: May 31, 2016).

(1) Details of disposal group held for sale as of December 31, 2016 and 2015, are as follow:

(In millions of won)	2016	2015
Assets of disposal group classified as held for sale
Cash and cash equivalents	—	11,276
Financial assets at fair value through profit or loss	—	835,675
Assets held-for-sale	—	22,310
Loans and receivables	—	170,260
Deferred tax assets	—	367

	—	1,039,888

Liabilities of disposal group classified as held for sale
Deposits	—	122,511
Financial liabilities at fair value through profit or loss	—	249,667
Debts	—	459,876
Other financial liabilities	—	47,258
Defined benefit liabilities	—	1,110
Other liabilities	—	4,048

	—	884,470

Accumulated other comprehensive income of disposal group
Changes in value of available-for-sale financial assets	—	1,481
Share of other comprehensive income of associates	—	5
Remeasurement factors of defined benefit liabilities	—	48

	—	1,534

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(2) Details of profit or loss from discontinued operations of the Group for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Operating income	45,403	138,006
Interest income	9,215	22,311
Dividend income	37	55
Gains from valuation and disposal of securities	18,582	64,120
Gains from valuation and disposal of loans and receivables	257	225
Gain from derivatives	6,616	16,058
Other income	10,696	35,237
Operating expenses	42,503	127,438
Interest expense	4,427	9,335
Loss from valuation and disposal of securities	12,068	48,568
Loss from valuation and disposal of loans and receivables	—	257
Loss from derivatives	8,533	20,075
Other expense	17,475	49,203
Operating profit	2,900	10,568
Non-operating income and expenses	398	808
Non-operating income	418	1,036
Non-operating expense	20	228
Income tax expenses	796	2,914
Income of LIG Investment & Securities, Co., Ltd	2,502	8,462
Impairment loss of disposal group held for sale	—	(37,788)
Reversal of impairment loss of disposal group held for sale	685	—
Gain from disposal of disposal group held for sale	1,438	—
Profit (loss) from discontinued operations	4,625	(29,326)

(3) Cash flows from discontinued operations for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Operating activities	(76,521)	(170,429)
Investing activities	1,091	6,950
Financing activities	93,721	164,483

	18,291	1,004

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

22. Deferred acquisition costs

Changes in the deferred acquisition costs for the years ended December 31, 2016 and 2015, are as follows.

	2016
	Beginning balance	Expenditure			Decrease	Ending balance
(In millions of won)		Total	Expensed	Deferred
Pension	43,851	4,011	773	3,239	19,654	27,436
Long-term insurance	1,611,003	711,782	44,330	667,451	636,233	1,642,221

	1,654,854	715,793	45,103	670,690	655,887	1,669,657

	2015
	Beginning balance	Expenditure			Decrease	Ending balance
(In millions of won)		Total	Expensed	Deferred
Pension	64,080	6,064	2,058	4,006	24,235	43,851
Long-term insurance	1,542,512	741,984	43,680	698,304	629,813	1,611,003

	1,606,592	748,048	45,738	702,310	654,048	1,654,854

23. Other assets

Other assets as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Compensation receivables	32,344	31,857
Prepaid expenses	8,300	11,562
Advance payments	3,478	5,191
Others	294	31

	44,416	48,641

Changes in the compensation receivables for the years ended December 31, 2016 and 2015, are as follows:

	2016			2015
(In millions of won)	Beginning balance	Increase (Decrease)	Ending balance	Beginning balance	Increase (Decrease)	Ending balance
General insurance	3,869	(481)	3,388	6,236	(2,367)	3,869
Automobile insurance	25,627	789	26,416	24,488	1,139	25,627
Long-term insurance	2,361	179	2,540	1,918	443	2,361

	31,857	487	32,344	32,642	(785)	31,857

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

24.	Assets provided as collateral

Assets provided as collateral as of December 31, 2016 and 2015, are as follows:

(In millions of won)	Collateral provided to	2016	2015	Remark
Cash equivalents	The Korea Securities Finance Corporation	—	3,100	Stock borrowing transactions
Stocks	The Korea Securities Finance Corporation	—	8,291	Stocks borrowing guarantees
Government and public bonds	Industrial Bank and 7 others	503,893	406,898	Swap contract
	ANZ Bank	45,157	47,578	Reinsurance contract
	The Korea Securities Finance Corporation	—	237,205	Bond borrowing transactions
	Korea Securities Depository	—	361,154	Repurchase agreements
Company bonds	Korea Exchange, Inc.	—	12,149	Exchange traded derivatives margin account
Derivatives margin account	Hana Daehan Investment and Securities Co., Ltd	—	7,736	Exchange traded derivatives margin account

		549,050	1,084,111

[1]	Assets pledged as collateral of LIG Investment & Securities Co., Ltd, are included in disposal group held-for-sale.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

25. Insurance liabilities

(1) Changes in the insurance liabilities for the years ended December 31, 2016 and 2015 were as follows:

	2016
(In millions of won)	Beginning balance	Net increase (decrease)[1]	Ending balance
Long-term insurance premium reserve:
Long-term insurance contract	17,020,163	1,798,901	18,819,064
Long-term investment contract	115,062	(2,240)	112,822

	17,135,225	1,796,661	18,931,886

Reserve for outstanding claims:
General insurance	904,610	(76,410)	828,200
Automobile insurance	397,494	41,176	438,670
Long-term insurance	651,899	135,089	786,988

	1,954,003	99,855	2,053,858

Unearned premium reserve:
General insurance	323,080	25,003	367,083
Automobile insurance	881,793	89,954	971,747
Long-term insurance	24,289	(9,067)	15,222

	1,248,162	105,890	1,354,052

Reserve for participating policyholders’ dividends on long-term insurance	75,637	8,746	84,383
Excess participating policyholders’ dividends reserve on long-term insurance	19,888	5,652	25,540
Reserve for compensation for losses on dividend-paying insurance contracts	15,075	5,575	20,650

	20,447,990	2,022,379	22,470,369

[1]	The amounts of net increase or decrease in insurance liabilities include the effects from foreign currencies translation at foreign operations, which is ~~W~~5,123 million and the decrease in liabilities about investment contract of ~~W~~5,057 million.

	2015
(In millions of won)	Beginning balance	Net increase (decrease)[1]	Ending balance
Long-term insurance premium reserve:
Long-term insurance contract	15,202,111	1,818,052	17,020,163
Long-term investment contract	118,689	(3,627)	115,062

	15,320,800	1,814,425	17,135,225

Reserve for outstanding claims:
General insurance	949,826	(45,216)	904,610
Automobile insurance	364,767	32,727	397,494
Long-term insurance	580,602	71,297	651,899

	1,895,195	58,808	1,954,003

Unearned premium reserve:
General insurance	342,536	(456)	342,080
Automobile insurance	802,479	79,314	881,793
Long-term insurance	25,759	(1,470)	24,289

	1,170,774	77,388	1,248,162

Reserve for participating policyholders’ dividends on long-term insurance	69,591	6,046	75,637
Excess participating policyholders’ dividends reserve on long-term insurance	15,173	4,715	19,888
Reserve for compensation for losses on dividend-paying insurance contracts	13,140	1,935	15,075

	18,484,673	1,963,317	20,447,990

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	The amounts of net increase or decrease in insurance liabilities include the effects from foreign currencies translation at foreign operations, which is ~~W~~28,065 million and the decrease in liabilities about investment contract of ~~W~~6,847 million.

(2) Liability adequacy test

(a) Assumptions for the insurance liability adequacy test as of December 31, 2016, is as follows:

Basis
Long-term insurance
Discount rate	Future return rate on invested asset based on past investment performance and future estimation
Rate of insurance operating expenses	Expected rate by product type based on the past 1 year experience adjusted for the future Company’s insurance operating expenses policy
Rate of persistency	Rate of persistent insurance contract for the last 5 years
Rate of claim payment	Ratio of claim payment to the anticipated risk premium of the insurer for the last 5 years
General insurance
Rate of insurance operating expenses	Individual event ratio of actual insurance operating expenses to earned premium for the last 1 year
Rate of claim survey expenses paid	Individual event ratio of claim survey expenses paid to claim payment for the last 3 years
Rate of claim payment	Individual event ratio of actual claim payment to earned premium for the last 5 years
Automobile insurance
Rate of insurance operating expenses	Individual collateral ratio of actual insurance operating expenses to earned premium for the last 1 year
Rate of claim survey expenses paid	Individual collateral ratio of claim survey expenses to claim payment for the last 3 years
Rate of claim payment	Individual collateral ratio of actual claim payment to earned premium for the last 5 years

(b) The results of liability adequacy test as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Recognized liabilities[1]	Estimated adequate liabilities	Shortfall (surplus)
General insurance	403,619	334,540	(69,079)
Automobile insurance	1,011,982	966,296	(45,686)
Long-term insurance	17,149,988	13,932,363	(3,217,625)

	18,565,589	15,233,199	(3,332,390)

	2015
(In millions of won)	Recognized liabilities[1]	Estimated adequate liabilities	Shortfall (surplus)
General insurance	388,796	333,409	(55,387)
Automobile insurance	919,068	884,676	(34,392)
Long-term insurance	15,365,938	12,862,146	(2,503,792)

	16,673,802	14,080,231	(2,593,571)

[1]	For long-term insurance, it is an amount after deduction of the deferred acquisition costs from insurance premium reserve. For general insurance and automobile insurance, it is an amount including the unearned premium based on original insurance.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

26. Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Derivatives liabilities for trading purpose
Related to currency	9,388	5,571
Others	3	1,431

	9,391	7,002

27. Other financial liabilities

Other financial liabilities as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Insurance accounts payable	377,484	378,756
Accrued expenses	97,849	91,161
Accounts payable	13,054	16,163
Deposit received	12,147	11,835
Security deposit	26,375	26,245
Non-controlling interests	4,362	4,152

	531,271	528,312

Insurance accounts payable as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Claims payable	4,005	7,016
Due to agents	78,288	80,252
Premiums refund payable	2,004	6,051
Coinsurance payable	1,621	646
Payables related to agency business	16,992	27,328
Reinsurance accounts payable	124,445	104,014
Overseas reinsurance premiums payable	107,281	116,870
Deposits on reinsurance treaty ceded	42,848	36,579

	377,484	378,756

28. Provisions

Provisions as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Asset retirement obligation	906	832
Dormant insurance claims liabilities	28,312	30,629
Provisions for undrawn commitment liabilities	18	—
Others	33,407	15,817

	62,643	47,278

Changes in the provisions for the years ended December 31, 2016 and 2015, are as follows:

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(In millions of won)	2016
	Beginning balance	Occurrence	Used	Increase[1]	Reversal[1]	Ending balance
Asset retirement obligation	832	572	—	—	(498)	906
Dormant insurance claims liabilities	30,629	—	(31,852)	29,535	—	28,312
Others	15,817	—	(9,385)	26,975	—	33,407
Undrawn commitments	—	—	—	18	—	18

	47,278	572	(41,237)	56,528	(498)	62,643

[1]	Increase and reversal of provisions are included in other income and other expenses.

(In millions of won)	2015
	Beginning balance	Occurrence	Used	Increase[1]	Reversal[1]	Ending balance
Asset retirement obligation	922	339	(76)	—	(353)	832
Dormant insurance claims liabilities	27,613	—	—	3,016	—	30,629
Others	456	—	—	15,561	(200)	15,817

	28,991	339	(76)	18,577	(553)	47,278

[1]	Increase and reversal of provisions are included in other income and other expenses.

29. Liability for defined benefit plans and share-based payments

(1) Assets and liabilities for defined benefit plans as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Present value of defined benefit obligation	280,615	269,391
Fair value of plan assets	(189,173)	(165,993)

Defined benefit liabilities in the consolidated financial position	91,442	103,398

(2) Changes in the present value of defined benefit obligation for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Beginning balance	269,391	243,651
Current service cost	27,908	27,344
Past service cost	—	9,341
Interest cost	6,927	7,234
Remeasurements gain	(15,598)	(4,395)
Benefits paid	(8,600)	(12,142)
Transfer in	1,230	329
Transfer out	(658)	(230)
Others	15	(631)
Effect of disposal group held for sale	—	(1,110)

Ending balance	280,615	269,391

(3) Changes in the fair value of plan assets for the years ended December 31, 2016 and 2015, are as follows:

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(In millions of won)	2016	2015
Beginning balance	165,993	158,905
Interest income	4,251	4,853
Remeasurements loss	(1,753)	(1,661)
Contributions paid	30,256	18,769
Benefits paid	(7,058)	(10,490)
Transfer in	1,230	329
Transfer out	(658)	(230)
Others	(3,088)	(4,482)

Ending balance	189,173	165,993

(4) Profit or loss on liability for defined benefit plans for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Current service cost	27,908	27,344
Past service cost	—	9,341
Interest cost	6,927	7,234
Interest income	(4,251)	(4,853)

	30,584	39,066

Profit or loss on liability for defined benefit plans are included in insurance operating expenses, administrative expenses for assets, claim survey expenses paid and other expenses.

(5) Remeasurements recognized as other comprehensive income or loss for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Remeasurement gain (loss)
Return on plan assets	(1,753)	(1,662)
Change in demographic assumptions	—	(35)
Change in financial assumptions	8,217	3,024
Experience adjustment	7,381	1,407

	13,845	2,734
Effect of tax	(3,344)	(669)

Remeasurement gain(loss) after the tax effect	10,501	2,065

(6) Details of plan assets as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016			2015
	Assets quoted in an active market	Assets not quoted in an active market	Total	Assets quoted in an active market	Assets not quoted in an active market	Total
Time deposit	—	189,173	189,173	—	160,283	160,283
Debt securities	—	—	—	—	5,500	5,500
Others	—	—	—	—	210	210

	—	189,173	189,173	—	165,993	165,993

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(7) Actuarial assumptions as of December 31, 2016 and 2015, are as follows:

	2016	2015	Descriptions
Discount rate	2.60%	2.60%	AAA Corporate bond yields
Rate of salary increase	5.00%	5.20%	Average for last 3 years

(8) Sensitivity analysis

(a) Discount rate

(In millions of won)	2016	Present value when the rate rises 0.5% basis points	Present value when the rate falls 0.5% basis points
Present value of liability for defined benefit plans	280,615	261,224	301,961

(b) Rate of salary increase

(In millions of won)	2016	Present value when the rate rises 0.5% basis points	Present value when the rate falls 0.5% basis points
Present value of liability for defined benefit plans	280,615	301,329	261,579

(9) Maturity analysis of undiscounted pension benefits payable as of December 31, 2016, is as follows:

(In millions of Korean won)	Less than 1 year	1 ~ 2 years	2 ~ 5 years	5 ~ 10 years	More than 10 years	Total
Benefits payable	6,004	6,238	27,282	87,950	1,025,437	1,152,911

The weighted average maturities of the defined benefit obligation as of December 31, 2016 is 14.91 years (2015: 15.32 years).

(10) The amount recognized as expenses related to defined contribution plan for the years ended December 31, 2016 and 2015, are ~~W~~6,919 million and ~~W~~7,531 million, respectively.

(11) Share-based payments

KB Financial Group Inc. signs on stock grants contracts with directors of the Parent Company. At the inception, the maximum granting amount is decided and the actual granting amount is upon each director’s performance, which can be shown by the achievement of pre-determined goal.

The Group provided option to the directors and employees for time of deferred payment and ratio and period of payments, during the current financial year. In accordance with the option, after the deferred payment is decided, certain portion of the given payments will be deferred no more than 5 years after the termination of service.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(a) The details of stock grants related to long-term performance as of December 31, 2016, are as follows:

(In shares)	Grant Date	Amount[1]	Vesting Condition
1-2	June 24, 2015	3,122	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,4]
1-3	June 24, 2015	54,372	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
2-1	January 1, 2016	6,554	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
3-1	January 5, 2016	1,830	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,4]
4-1	January 14, 2016	9,101	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
5-1	February 1, 2016	4,955	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]
6-1	March 18, 2016	25,348	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,3]
Deferred grant in 2015	June 24, 2015	4,316	Services fulfillment, achievement of targets on the basis of market and non-market performance [2,5]

		109,598

[1]	Granted shares represent the total number of shares initially granted to directors and employees that have residual shares at the end of reporting period (Deferred grants are residual shares as of December 31, 2016).
[2]	Certain portion of the granted shares is compensated over a maximum period of three years.
[3]	30% of the number of certain granted shares to be compensated is determined upon the accomplishment of relative TSR, while 70% is determined upon the accomplishment of Company Performance Results.
[4]	50% of the number of certain granted shares to be compensated is determined upon the accomplishment of Performance Results, while 50% is determined upon the accomplishment of relative TSR.
[5]	30%, 40% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of relative TSR, Performance Results and the Company Performance Results, respectively.

2) The details of stock grants related to short-term performance as of December 31, 2016, are as follows:

(In shares)	Grant date	Granted shares[1]	Vesting Condition
Stock granted on 2015	June 24, 2015	25,383	Proportional to service period
Stock granted on 2016	January 1, 2016	47,977	Proportional to service period

		73,360

[1]	Granted shares are determined by performance and compensated over three or five years..

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

3) Stock grants are measured at fair value using the Monte Carlo Simulation Model and assumptions used in determining the fair value as of December 31, 2016, are as follows:

(In Korean won)	Expected exercise period (years)	Risk free rate (%)	Fair value (Market performance condition)	Fair value (Non-market performance condition)
Linked to long-term performance
1-2	0 ~ 4	1.57	42,011	42,416
1-3	0 ~ 5	1.57	34,180 ~ 42,824	34,180 ~ 42,824
2-1	1 ~ 4	1.57	41,552	41,552
3-1	1 ~ 4	1.57	42,011	42,416
4-1	1 ~ 4	1.57	41,467	42,012
5-1	1 ~ 4	1.57	41,590	42,012
6-1	1 ~ 5	1.57	41,527	41,838
Deffered granting 2015	0 ~ 2	1.57	—	42,380 ~ 42,680
Linked to short-term performance
granted in 2015	0 ~ 5	1.57	—	41,673 ~ 42,824
granted in 2016	1 ~ 5	1.57	—	41,673 ~ 42,680

Expected volatility is based on the historical volatility of the share price over the most recent period that is generally commensurate with the expected term of the grant. And the current stock price as of December 31, 2016, was used for the underlying asset price. Additionally, the average three-year historical dividend rate was used as the expected dividend rate.

4) The compensation cost that the Parent Company recognized as expenses for share-based payments for the years ended December 31, 2016 and 2015, are ￦5,831 million and ￦2,000 million, respectively. The compensation costs amounting to ￦6,056 million and ￦2,000 million were recognized as long-term accrued expenses for KB Financial Group, Inc. as of December 31, 2016 and 2015, respectively.

30. Other liabilities

Other liabilities as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Unearned revenues	545	771
Advances from clients	—	13,000
Advance premiums received	30,343	19,178
Withholdings	5,946	6,413
Other taxes payable	1,838	1,514
Others	1,567	1,362

	40,239	42,238

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

31. Assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies as of December 31, 2016 and 2015, are as follows:

(In millions of won, In thousands of US Dollar, Australian Dollar, Euro, Japanese Yen, Chinese Yuan, British Pound, Vietnamese Dong, Indonesia Rupiah, Singapore Dollar and Hong Kong Dollar.

		2016		2015
	Currency	Foreign currency	Equivalent in Korean won	Foreign currency	Equivalent in Korean won
Financial assets
Cash and cash equivalents	USD	38,855	46,956	113,912	133,504
	AUD	22	19	42	36
	EUR	204	259	133	170
	SGD	58	48	214	177
	JPY	1,488	15	17	0
	IDR	22,280,599	2,001	16,153,220	1,373
	GBP	126	187	12	21
	CNY	66,020	11,439	50,745	9,057
Financial assets at fair value through profit or loss	USD	357,512	432,053	189,408	221,986
	IDR	2,385,091	214	425,721	36
Available-for-sale securities	USD	3,148,363	3,804,796	2,779,916	3,258,062
	EUR	30,455	38,604	3,487	4,466
	HKD	10,367	1,615	7,026	1,062
	CNY	12,211	2,116	23,799	4,248
	IDR	287,600	26	395,610	34
Held-to-maturity financial assets	USD	117,511	142,013	40,000	46,880
	IDR	27,001,000	2,425	27,001,000	2,295
Loans	USD	48,445	58,546	54,547	63,929
	IDR	584,292	52	1,116,723	95
	JPY	—	—	2,000,000	19,440
Other receivables	AUD	170	148	105	90
	USD	76,862	92,888	247,993	290,649
	EUR	575	729	425	544
	JPY	36,631	380	32,680	318
	GBP	101	149	229	398
	VND	1,866,567	99	1,764,328	92
	IDR	164,043,145	14,731	157,862,651	13,418
	SGD	134	112	—	—
	CNY	365,159	63,268	334,894	59,772

Total assets	AUD	192	167	147	126
	EUR	31,234	39,592	4,045	5,180
	GBP	227	336	241	419
	CNY	443,390	76,822	409,438	73,077
	VND	1,866,567	99	1,764,328	92
	JPY	38,119	395	2,032,697	19,758
	USD	3,787,548	4,577,252	3,425,776	4,015,010
	IDR	216,581,727	19,449	202,954,925	17,251
	SGD	192	160	214	177
	HKD	10,367	1,615	7,026	1,062

Financial liabilities
Other financial liabilities	USD	20,340	24,581	28,492	33,393
	EUR	361	458	804	1,030
	GBP	125	186	175	304
	IDR	21,696,260	1,948	4,005,806	340
	CNY	111,583	19,333	86,340	15,410
	THB	6,043	203	—	—
	JPY	—	—	6,536	64

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

32. Equity

Equity as of December 31, 2016 and 2015, are as follows:

(In millions of won)		2016	2015
Capital stock	Common stock	33,250	30,000
Capital surplus	Share premium	217,046	49,712
	Gain on disposal of treasury stock	131,409	131,409

		348,455	181,121

Capital adjustments	Others	(9)	(9)

		(9)	(9)

Accumulated other comprehensive income	Net change in fair value of available-for-sale financial assets	174,926	265,887
	Net change in fair value of cash flow hedges	881	663
	Foreign currency translation differences for foreign operations	(8,488)	(11,665)
	Revaluation of property and equipment	77,411	78,053
	Remeasurements of defined benefit plans	(47,851)	(58,352)
	Other comprehensive income arising from separate account	4,304	11,071
		201,183	285,657

Accumulated other comprehensive income for assets held for sale	Revaluation of property and equipment	314	—
Accumulated other comprehensive income of disposal group		—	1,534

Retained earnings	Legal reserve[1]	15,000	15,500
	Other reserve	858,391	758,391
	Regulatory reserve for credit loss[2]	55,922	70,775
	Emergency risk reserve[2]	619,688	585,162
	Retained earnings before appropriation	310,864	152,556

		1,859,865	1,582,384

Non-controlling interests		4,407	30,553

		2,447,465	2,111,240

[1]	In accordance with Korean Commercial Law, the Group is required to reserve over 10% of its dividends as legal reserve on every financial reporting period until the reserve reaches half of its capital. It is restricted to distribute as a cash dividend and allowed to use only for retained earning deficits from prior years and capital transfer by the authorization of shareholders.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[2]	Retained earnings restricted to distribute as dividends by appropriation of retained earnings at the end of reporting period

Capital stock as of December 31, 2016 and 2015, are as follows:

	2016	2015
Number of shares authorized	200,000,000	200,000,000
Par value per share (in Korean won)	500	500
Number of shares issued[1]	66,500,000	60,000,000

[1]	In December 2016, the Group increased share capital by allocation to third parties in order to maintain stable capital adequacy.

Changes in accumulated other comprehensive income for the years ended December 31, 2016 and 2015, are as follows:

	2016

(In millions of won)	Valuation gain (loss) on available-for-sale financial assets	Valuation gain (loss) on cash flow hedges	Foreign currency translation differences for foreign operations	Remeasure- ments of defined benefit plans	Other comprehensive income arising from separate account	Revaluation of property and equipment	Total[1]
Beginning balance	265,887	663	(11,665)	(58,352)	11,071	78,053	285,657
Net change due to valuation	(34,318)	—	—	13,845	(5,369)	—	(25,843)
Change due to impairment and disposal	(86,434)	(54,188)	—	—	(3,558)	—	(144,179)
Effect of hedge accounting	—	54,476	—	—	—	—	54,476
Effect of foreign currency movements	753	—	3,177	—	—	—	3,930
Transfer to retained earnings	—	—	—	—	—	(420)	(420)
Transfer to assets held for sale	—	—	—	—	—	(314)	(314)
Effect of deferred tax	29,038	(70)	—	(3,344)	2,160	92	27,876

Ending balance	174,926	881	(8,488)	(47,851)	4,304	77,411	201,183

1.	Non-controlling interest are not included.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Valuation gain (loss) on available- for-sale financial assets	Valuation gain (loss) on cash flow hedges	Valuation gain (loss) on investments in associates	Foreign currency translation differences for foreign operations	Remeasure- ments of defined benefit plans	Other comprehensive income arising from separate account	Revaluation of property and equipment	Total[1]
Beginning balance	224,361	1,324	23	(7,595)	(60,366)	14,516	78,053	250,316
Net change due to valuation	59,595	—	2	—	2,731	(1,583)	—	60,745
Change due to impairment and disposal	(2,969)	(465)	(26)	—	—	(2,962)	—	(6,422)
Effect of hedge accounting	—	(407)	—	—	—	—	—	(407)
Effect of foreign currency movements	227	—	—	(4,070)	—	—	—	(3,843)
Effect of deferred tax	(13,846)	211	6	—	(669)	1,100	—	(13,198)
Accumulated other comprehensive income of disposal group	(1,481)	—	(5)	—	(48)	—	—	(1,534)

Ending balance	265,887	663	—	(11,665)	(58,352)	11,071	78,053	285,657

[1]	Non-controlling interest are not included.

Regulatory reserve for credit loss as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Regulatory reserve for credit loss	55,922	70,775
Estimated reversal of regulatory reserve for credit loss	(378)	(14,032)

	55,544	56,743

Profit for the period adjusted by regulatory reserve for credit loss for the years ended December 31, 2016 and 2015 were as follows:

(In millions of won)	2016	2015
Profit for the period	302,109	159,348
Reversal of regulatory reserve for credit loss	378	14,032

Profit for the period adjusted by regulatory reserve for credit loss[1]	302,487	173,380

Earnings per share adjusted by regulatory reserve for credit loss (in won)	5,038	3,291

[1]	Adjusted profit after provision or reversal of reserve for credit losses is not in accordance with Korean IFRS and calculated on the assumption that provision or reversal of reserve for credit losses before income tax is adjusted to the net income.

Emergency risk reserve in the Regulation on Supervision of Insurance Business as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Emergency risk reserve	619,688	585,162
Estimated emergency risk reserve to be provided	43,516	34,526

	663,204	619,688

Profit for the period adjusted by emergency risk reserve for the years ended December 31, 2016 and 2015, were as follows:

(In millions of won)	2016	2015
Profit for the period	302,109	159,348
Provision for emergency risk reserve for loan loss	(43,516)	(34,526)

Profit for the period adjusted by emergency risk reserve[1]	258,593	124,822

Earnings per share adjusted by emergency risk reserve (in won)	4,307	2,369

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	Adjusted profit after provision or reversal of emergency risk reserve is not in accordance with Korean IFRS and calculated on the assumption that provision or reversal of emergency risk reserve before income tax is adjusted to the net income.

33. Premium Income

Premium income for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016
	General insurance	Automobile insurance	Long-term and individual insurance	Total
Direct premium written by the Group	912,429	2,032,741	6,510,845	9,456,015
Assumed reinsurance premium	75,604	—	—	75,604
Refund of surrender value	(16,572)	(92,441)	(700)	(109,713)

	971,461	1,940,300	6,510,145	9,421,906

(In millions of won)	2015
	General insurance	Automobile insurance	Long-term and individual insurance	Total
Direct premium written by the Group	911,234	1,833,723	6,407,620	9,152,577
Assumed reinsurance premium	78,584	—	—	78,584
Refund of surrender value	(19,960)	(86,318)	(540)	(106,818)

	969,858	1,747,405	6,407,080	9,124,343

34. Insurance claims paid, dividend expenses and refunds of surrender value

Insurance claims paid, dividend expenses and refunds of surrender value for the years ended December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Insurance claims paid
Direct premium written by the Group	583,430	1,429,817	1,443,299	3,456,546
Assumed reinsurance premium	48,318	—	—	48,318
Refund of premium	(10,047)	(76,504)	(3,591)	(90,142)
Refund of assumed reinsurance premium	(1,943)	—	—	(1,943)

	619,758	1,353,313	1,439,708	3,412,779

Dividend expenses	—	—	4,672	4,672
Refunds of surrender value	—	—	2,128,221	2,128,221

	619,758	1,353,313	3,572,601	5,545,672

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Insurance claims paid
Direct premium written by the Group	735,854	1,379,144	1,207,379	3,322,377
Assumed reinsurance premium	27,034	—	—	27,034
Refund of premium	(44,314)	(67,736)	(2,366)	(114,416)
Refund of assumed reinsurance premium	(577)	—	—	(577)

	717,997	1,311,408	1,205,013	3,234,418

Dividend expenses	—	—	4,435	4,435
Refunds of surrender value	—	—	2,287,057	2,287,057

	717,997	1,311,408	3,496,504	5,525,909

35. Reinsurance income and expenses

Income and expenses relating to reinsurance transactions for the years ended December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Reinsurance Income
Reinsurance claims	341,588	39,334	210,183	591,105
Refund of reinsurance claims	(6,259)	—	(641)	(6,900)

	335,329	39,334	209,542	584,205

Reinsurance expenses
Reinsurance premium	595,629	41,839	243,407	880,875
Reversal of refund of surrender value	(4,247)	—	—	(4,247)

	591,382	41,839	243,407	876,628

Reinsurance commissions[1]	96,841	(3,097)	457	94,201
Reinsurance profit commissions[1]	2,349	—	2,297	4,646
Assumed reinsurance commissions[2]	6,672	—	—	6,672
Assumed reinsurance profit commissions[2]	(21)	—	—	(21)

[1]	Included in recovered expenses
[2]	Included in insurance operating expenses

	2015
(In millions of won)	General insurance	Automobile insurance	Long-term and individual insurance	Total
Reinsurance Income
Reinsurance claims	497,010	51,474	168,661	717,145
Refund of reinsurance claims	(34,672)	—	(381)	(35,053)

	462,338	51,474	168,280	682,092

Reinsurance expenses
Reinsurance premium	650,566	40,517	196,554	887,637
Reversal of refund of surrender value	(4,105)	—	—	(4,105)

	646,461	40,517	196,554	883,532

Reinsurance commissions[1]	98,386	(1,292)	1,178	98,272
Reinsurance profit commissions[1]	(724)	—	4,118	3,394
Assumed reinsurance commissions[2]	5,162	—	—	5,162
Assumed reinsurance profit commissions[2]	(85)	—	—	(85)

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	Included in recovered expenses
[2]	Included in insurance operating expenses

36. Interest income and expense

Interest income and expense for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Interest income
Cash and cash equivalents	2,917	2,233
Trading assets	8,761	9,631
Financial assets designated at fair value through profit or loss	18,808	15,754
Available-for-sale financial assets	231,253	214,611
Held-to-maturity financial assets	82,483	65,758
Loans	285,959	289,079
Other receivables	7,705	16,683
Interest of other income	1,222	1,336

	639,108	615,085

Interest expense
Borrowings	27	342
Other	477	410

	504	752

Interest income recognized on impaired financial assets for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Available-for-sale financial assets	127	226
Loans	1,165	2,036

	1,292	2,262

37.	Gain and loss on valuation and disposal of securities

Gain on valuation and disposal of securities for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Trading assets
Gain on disposal	5,257	42,499
Gain on valuation	3,429	3,910
Financial assets designated at fair value through profit or loss
Gain on disposal	—	937
Gain on valuation	6,338	3,131
Available-for-sale financial assets
Gain on disposal	68,116	82,786
Held-to-maturity financial assets
Gain on redemption	—	942

	83,140	134,205

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Loss on valuation and disposal of securities for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Trading assets
Loss on disposal	4,919	37,752
Loss on valuation	3,202	1,959
Financial assets designated at fair value through profit or loss
Loss on disposal	5,224	2,519
Loss on valuation	8,785	11,014
Available-for-sale financial assets
Loss on disposal	11,467	21,523
Loss on impairment	48,823	18,318

	82,420	93,085

38. Gain and loss on valuation and disposal of loans and other receivables

Gain and loss on valuation and disposal of loans and other receivables for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Reversal of impairment loss	1	164
Gain on disposal	36	—

	37	164

Loss on impairment	36,972	11,609
Loss on disposal	—	24

	36,972	11,633

39. Gain and loss on valuation and disposal of derivatives

Gain and loss on valuation and disposal of derivatives for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Gain on disposal	49,395	18,212
Gain on valuation	9,002	11,461

	58,397	29,673

Loss on disposal	20,930	67,673
Loss on valuation	143,421	104,649

	164,351	172,322

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

40. Recovered expenses

Recovered expenses for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Reinsurance commissions	94,201	98,272
Reinsurance profit commissions	4,646	3,394
Assumed reinsurance interest	59	51
Agent commission	2,719	1,707

	101,625	103,424

41.	Insurance operating expenses, administrative expenses for assets and claim survey expenses paid

Insurance operating expenses, administrative expenses for assets and claim survey expenses paid for the years ended December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Insurance operating expenses	Administrative expenses for assets	Claim survey expenses paid
Short-term employee benefits	248,092	6,387	110,103
Post-employment benefits	27,008	687	12,163
Other long-term employee benefits	83	2	22
Welfare expenses	8,542	48	14,462
General and administrative expenses	408,039	45,627	38,814
Acquisition cost	68,184	—	—
Agent commission	244,592	—	—
Claim survey expenses paid	—	—	51,767
Claim survey expenses recovered	—	—	(19,729)
Assumed reinsurance commission paid	6,672	—	—
Others	2,473	—	—

	1,013,685	52,751	207,602

	2015
(In millions of won)	Insurance operating expenses	Administrative expenses for assets	Claim survey expenses paid
Short-term employee benefits	231,307	5,281	109,442
Post-employment benefits	30,643	819	11,815
Other long-term employee benefits	1,114	3	372
Welfare expenses	7,332	112	15,052
General and administrative expenses	363,487	72,113	36,377
Acquisition cost	64,330	—	—
Agent commission	248,822	—	—
Claim survey expenses paid	—	—	73,762
Claim survey expenses recovered	—	—	(26,868)
Assumed reinsurance commission paid	5,162	—	—
Other	1,416	—	—

	953,613	78,328	219,952

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

42. Other income and expenses

Other income for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Reversal of provision	497	533
Commission income	3,403	2,606
Rent income	19,383	19,665
Separate account revenues	22,951	17,737
Miscellaneous operating income	17,568	17,699

	63,802	58,240

Other expenses for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Increase in provision	56,528	18,577
Separate account expenses	581	369
Amortization of intangible assets	9,146	9,254
Other expenses related to the subsidiaries	37,226	34,671
Miscellaneous operating expenses	2,373	3,248
	105,854	66,119

Other expenses related to the subsidiaries for the years ended December 31, 2016 and 2015, are as follow:

(In millions of won)	2016	2015
Compensations	24,879	23,440
Post-employment benefits	2,103	1,911
Welfare expenses	4,797	4,727
Electronic operating expenses	756	688
Rental expenses	(1,020)	(940)
Fee and commission	1,045	724
Entertainment expenses	137	121
Advertising	26	31
Depreciation	122	97
Amortization of intangible assets	45	125
Tax and dues	982	930
Others	3,354	2,817

	37,226	34,671

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Commission income for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Consumer loan	1	1
Corporate loan	1,414	1,452
Stocks	5	14
Debt securities	503	150
Others	1,480	989

	3,403	2,606

43. Non-operating income and expenses

Non-operating income for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Gain on disposal of assets held for sale	3,946	—
Gain on valuation of investments in associates	9,129	886
Gain on disposal of property and equipment	276	241
Gain on disposal of intangible assets	1,052	143
Miscellaneous non-operating income	4,976	3,289

	19,379	4,559

Non-operating expenses for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Loss on disposal in non-current assets held for sales	—	3
Donation	2,424	1,275
Impairment of intangible assets	139	3
Loss on disposal of property and equipment	1,758	249
Loss on disposal of intangible assets	71	—
Miscellaneous non-operating expenses	5,542	3,281

	9,934	4,811

44. Income tax expense

Income tax expense for the years ended December 31, 2016 and 2015, are as follows :

(In millions of won)	2016	2015
Current tax expense[1]	73,590	76,662
Tax effect of changes in cumulative temporary differences[2]	(229)	34,867
Income tax directly applied to equity	28,309	(55,151)

Income tax expense	101,670	56,378

Income tax expenses from discontinued operations	796	2,914

Income tax expenses from continuing operations	100,874	53,464

[1]	Current tax expenses include ￦18 million (2015: ￦2,438 million) from prior year’s tax adjustments and a follow-up payment.
[2]	Changes in deferred income tax from temporary differences in 2016 include the decrease in deferred income tax liability of ￦829 million (2015: ￦1,415 million) caused by the finalization of prior year’s tax adjustment.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

An analysis of the profit before income tax and income tax expense for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Profit before income tax	403,780	215,726

Income tax at statutory tax rates	97,715	52,206
Adjustments :
Tax-exempt income	(499)	(196)
Non-deductible expense	765	1,522
Adjusted tax on tax filing	(19)	(60)
Additional payment (refund) of income tax	—	(2,372)
Tax credits	—	(18)
Other (Effects of tax on non-refluxing income)	3,708	5,296

Income tax expense	101,670	56,378

Effective tax rate	25.18%	26.13%

Movement in deferred tax assets (liabilities) for the years ended December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Beginning balance	Recognized in profit or loss	Recognized in other comprehensive income	Ending Balance
Liability for defined benefit plans	59,632	6,045	(3,344)	62,333
Retirement insurance premium	(40,119)	(5,505)	—	(45,624)
Effective interest amortization	1,837	1,663	—	3,500
Emergency risk reserve	(149,964)	(10,531)	—	(160,495)
Loss on impairment of investment securities	21,475	(4,294)	—	17,181
Loss on impairment of intangible assets	2,824	(1,131)	—	1,693
Provisions	7,675	(542)	—	7,133
Depreciation	2,588	(888)	—	1,700
Advanced depreciation provision	(1,498)	—	—	(1,498)
Deferred loan origination fees and cost	(4,503)	525	—	(3,978)
Accrued income	(17,475)	(4,211)	—	(21,686)
Compensation receivables	(7,709)	(118)	—	(7,827)
Other	(7,191)	(7,984)	—	(15,175)
Gain (loss) on revaluation of land	(24,216)	9	92	(24,115)
Gain (loss) on valuation of available-for-sale securities	(84,885)	—	29,038	(55,847)
Gain (loss) on valuation of cash flow hedge	(212)	—	(70)	(282)
Other comprehensive income arising from separate account	(3,535)	—	2,160	(1,375)
Deferred tax assets of subsidiaries	2,427	(510)	433	2,350
Deferred tax liabilities of subsidiaries	(288)	(608)	—	(896)

	(243,137)	(28,080)	28,309	(242,908)

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

	2015
(In millions of won)	Beginning balance	Recognized in profit or loss	Recognized in other comprehensive income	Classified as disposal group held for sale	Ending Balance
Liability for defined benefit plans	52,437	7,195	—	—	59,632
Retirement insurance premium	(38,752)	(1,367)	—	—	(40,119)
Effective interest amortization	2,804	(967)	—	—	1,837
Emergency risk reserve	(141,609)	(8,355)	—	—	(149,964)
Loss on impairment of investment securities	14,913	6,562	—	—	21,475
Loss on impairment of intangible assets	2,632	192	—	—	2,824
Provisions	6,949	726	—	—	7,675
Depreciation	5,527	(2,939)	—	—	2,588
Advanced depreciation provision	(1,506)	8	—	—	(1,498)
Deferred loan origination fees and cost	(3,900)	(603)	—	—	(4,503)
Accrued income	(16,033)	(1,442)	—	—	(17,475)
Compensation receivables	(7,899)	190	—	—	(7,709)
Other	15,236	(22,427)	—	—	(7,191)
Gain (loss) on revaluation of land	(24,217)	—	1	—	(24,216)
Gain (loss) on valuation of available-for-sale securities	(71,460)	—	(13,425)	—	(84,885)
Gain (loss) on valuation of cash flow hedge	(423)	—	211	—	(212)
Gain (loss) on valuation of investments in associates	(7)	—	7	—	—
Other comprehensive income arising from separate account	(4,634)	—	1,099	—	(3,535)
Deferred tax assets of subsidiaries	1,514	1,280	—	(367)	2,427
Deferred tax liabilities of subsidiaries	158	(446)	—	—	(288)

	(208,270)	(22,393)	(12,107)	(367)	(243,137)

The Group offsets and recognizes deferred income tax assets and deferred income tax liabilities on the consolidated statements of financial position only when the deferred income tax assets and the deferred income tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; and the Group has a legally enforceable right to offset current income tax assets against current income tax liabilities.

Deductible temporary difference which is not recognized as deferred tax assets as of December 31, 2016 and 2015, are as follows:

	2016		2015
(In millions of won)	Temporary difference	Deferred tax assets	Temporary difference	Deferred tax assets
Investment in subsidiaries[1]	8,065	1,952	5,233	1,226

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	The Group did not recognize deferred tax assets of investment in subsidiaries (excluding consolidated beneficiary certificates) as the related temporary differences are not likely to be utilized in the foreseeable future.

Amounts that were directly charged or credited to equity (or accumulated other comprehensive income) for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Gain (loss) on valuation of available-for-sale financial assets	29,038	(13,425)
Gain (loss) on cash flow hedge	(70)	211
Gain (loss) on valuation of investments in associates and subsidiaries	—	7
Revaluation of property and equipment	92	(1)
Remeasurements of defined benefit plans	(3,344)	(657)
The accumulated other comprehensive income in separate account	2,160	1,100
Accumulated other comprehensive income related to disposal group	433	(433)
Gain on disposal of treasury stocks	—	(41,953)

	28,309	(55,151)

45. Earnings per Share

Basic earnings per share for the years ended December 31, 2016 and 2015, is as follows:

	2016	2015
Profit for the period (in won) attributable to ordinary equity holders of the Parent Company	301,153,545,810	164,198,627,698
Weighted average number of common shares outstanding[1]	60,035,519	52,686,472
Earnings per share (in won)	5,016	3,117

Weighted-average number of common shares outstanding for the years ended December 31, 2016 and 2015, is as follows:

	2016	2015
Weighted average number of issued common shares[1]	60,035,519	60,000,000
Weighted average number of treasury stocks held	—	7,313,528
Weighted average number of common shares outstanding	60,035,519	52,686,472

[1]	Weighted average number of issued common shares is calculated with consideration of changes due to issuance of share capital during the current financial period.

Diluted earnings per share for the years ended December 31, 2016 and 2015, are the same as basic earnings per share as the Group does not have any diluted securities.

46. Commitments and contingencies

(1) The contract amounts of insurance policies in effect as of December 31, 2016, amount to ￦3,072,061,112 million (2015: ￦2,514,925,922 million).

(2) The Group assumes and cedes a portion of total insurance premiums with Korean Re Co., Ltd and foreign reinsurers including Munich Re. According to arrangements, the Group pays and receives reinsurance premium and commission fee by settlement with counter companies.

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(3) Details of commitments between the Group and financial institutions as of December 31, 2016 and 2015, are as follows:

(In millions of won)		Limit
Commitments	Financial institutions	2016	2015
Bills discounts	The Korea Securities Finance Corporation	—	50,000
Half-day call		—	150,000
Loans on operating fund		—	50,000
Securities underwriting financing		—	100,000
Bond dealer’s loan (general)		—	280,000
Commitments on bank overdrafts	Shinhan Bank and others	2,000	5,000
Overdraft intra-day		60,000	120,000

		62,000	755,000

(4) Payment guarantees offered by financial institutions as of December 31, 2016, are as follows:

(In US dollars)	Limit	Amount	Guaranteed period
Australia and New Zealand Bank	USD 25,000,000	USD 21,830,546	Dec. 31, 2016 ~ Dec. 30, 2017

(5) Other commitments provided by the Group as of December 31, 2016 and 2015 are as follow:

	Undrawn commitments
(In millions of won)	2016	2015
Loan commitments	557,113	740,102
Purchase of security investment	1,214,623	683,085
Purchase guaranteed agreement	—	114,600

	1,771,736	1,537,787

(6) Pending litigations as a defendant as of December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Number of litigations	Amount of damage claim	Descriptions
Automobile insurance	1,076	43,318	Compensation claim and others
General/long-term insurance and others	430	270,965	Compensation claim and others

	1,506	314,383

	2015
(In millions of won)	Number of litigations	Amount of damage claim	Descriptions
Automobile insurance	671	45,076	Compensation claim and others
General/long-term insurance and others	406	123,751	Compensation claim and others

	1,077	168,827

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

For the above pending litigations as a defendant, the Group has reserved estimated losses as a reserve for outstanding claims. As of December 31, 2016, such litigations are in process and the ultimate outcome of such litigations cannot be predicted.

47. Related Party Transactions

(1) The related parties as of December 31, 2016 and 2015, are as follows:

2016	2015	Relationship
—	Kocref Cr-reit VIII	Associates
Kocref Cr-reit XI	Kocref Cr-reit XI	Associates
—	KT-LIG ACE Private Equity Fund Co., Ltd	Associates
—	LIG Special Purpose Acquisition 2nd Co., Ltd	Associates
—	LIG-ES Special Purpose Acquisition Co., Ltd	Associates
KB Financial Group Inc.	KB Financial Group Inc.	Others[1]
Kookmin Bank	Kookmin Bank	Others[2]
KB Kookmin Card Co., Ltd	KB Kookmin Card Co., Ltd	Others[2]
KB Securities Co., Ltd	KB Securities Co., Ltd	Others[2]
KB Life Insurance Co., Ltd	KB Life Insurance Co., Ltd	Others[2]
KB Asset Management Co., Ltd	KB Asset Management Co., Ltd	Others[2]
KB Capital Co., Ltd	KB Capital Co., Ltd	Others[2]
KB Real Estate Trust Co., Ltd	KB Real Estate Trust Co., Ltd	Others[2]
KB Investment Co., Ltd	KB Investment Co., Ltd	Others[2]
KB Credit Information Co., Ltd	KB Credit Information Co., Ltd	Others[2]
KB Data Systems	KB Data Systems	Others[2]
KB Savings Bank Co., Ltd	KB Savings Bank Co., Ltd	Others[2]
Kookmin Bank (China) Ltd	Kookmin Bank (China) Ltd	Others[2]

[1]	Entity over which the Group has significant influence.
[2]	Subsidiary of KB Financial Group Inc.

(2) Significant transactions which occurred in the normal course of business with related parties for the years ended December 31, 2016 and 2015, are as follows:

		2016
(In millions of won)	Related parties	Revenues	Expenses
Associates	Kocref Cr-reit XI	8,159	—
	LIG Special Purpose Acquisition 2nd Co., Ltd	7	—
	LIG-ES Special Purpose Acquisition Co., Ltd	7	—
Others	KB Financial Group Inc.	436	4
	Kookmin Bank	16,186	17,765
	KB Kookmin Card Co., Ltd	4,771	10,514
	KB Securities Co., Ltd	1,161	101
	KB Life Insurance Co., Ltd	295	—
	KB Asset Management Co., Ltd	103	474
	KB Capital Co., Ltd	4,430	3,134
	KB Real Estate Trust Co., Ltd	70	—
	KB Investment Co., Ltd	34	—
	KB Credit Information Co., Ltd	6	714
	KB Data Systems	74	170
	KB Savings Bank Co., Ltd	147	2
	Kookmin Bank (China) Ltd and others	319	2

		36,205	32,880

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

		2015
(In millions of won)	Related parties	Revenues	Expenses
Associates	Kocref Cr-reit VIII	6	11
	Kocref Cr-reit XI	1784	—
	KT-LIG ACE Private Equity Fund Co., Ltd	149	—
	LIG-Special Purpose Acquisition 2nd Co., Ltd	17	—
	LIG-ES Special Purpose Acquisition Co., Ltd	10	—
Others	KB Financial Group Inc.	343	1
	Kookmin Bank	3,064	5,352
	KB Kookmin Card Co., Ltd	1,649	4,139
	KB Securities Co., Ltd	233	17
	KB Life Insurance Co., Ltd	118	4
	KB Asset Management Co., Ltd	65	—
	KB Capital Co., Ltd	1,269	368
	KB Real Estate Trust Co., Ltd	32	—
	KB Investment Co., Ltd	16	—
	KB Credit Information Co., Ltd	4	194
	KB Data Systems	34	—
	KB Savings Bank Co., Ltd	38	8
	LIG System Co., Ltd	600	14,727
	Huseco Co., Ltd	223	17,899
	Lshop Co., Ltd	1	4,931
	LIG NEX 1 Co., Ltd	278	1
	LIG Corp and others	442	780

		10,375	48,432

In accordance with Korean IFRS 1024, the Group includes parent, subsidiaries, parent’s subsidiaries, associates, associates of parent’s subsidiaries, key management (including family members), and post-employment benefit plans of the Group and entities regarded as its related parties in the scope of its related parties.

(3) Repurchase transactions with related parties for the years ended December 31, 2016 and 2015, are as follows:

	2016
(In millions of won)	Transaction	Beginning balance	Increase (decrease)	Ending balance
Others
Related Individuals and others	RP Sold	477	(477)	—

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(In millions of won)	2015
	Transaction	Beginning balance	Increase (decrease)	Ending balance
Others
Related Individuals and others	RP Sold	6,150	(5,673)	477

(4) The financing transactions with the related parties for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)		2016
Relationship	Related parties	Investment	Collection
Associate	Kocref Cr-reit XI	—	17,983
Others	KB Wise Star private Real Estate Investment Trust No. 2	20,000	—

		20,000	17,983

(In millions of won)		2015
Relationship	Related parties	Investment	Collection
Associate	LIG Special Purpose Acquisition 2nd Co., Ltd	20	—

(5) Account balances with related parties as of December 31, 2016 and 2015, are as follows:

		2016
(In millions of won)	Related parties	Receivables	Payables
Others	KB Financial Group Inc.	—	6,349
	Kookmin Bank[1]	26,532	12,549
	KB Kookmin Card Co., Ltd[2]	7,943	7,343
	KB Securities Co., Ltd	10,889	1,639
	KB Life Insurance Co., Ltd	4	213
	KB Asset Management Co., Ltd	—	286
	KB Capital Co., Ltd	241	2,282
	KB Credit Information Co., Ltd	—	57
	KB Data Systems	—	53
	KB Savings Bank Co., Ltd	—	121
	KB Real Estate Trust Co., Ltd	—	35
	KB Investment Co., Ltd	—	16
	Kookmin Bank (China) Ltd and others	7,402	—
	Retirement Pension	—	21,641

		53,011	52,584

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	As of December 31, 2016, notional amount of financial derivatives assets and liabilities to Kookmin Bank amounts to ￦250,694 million
[2]	As of December 31, 2016, limit of unused commitment to KB Kookmin Card Co., Ltd amounts to ￦20,859 million.

		2015
(In millions of won)	Related parties	Receivables	Payables
Investments in associates	Kocref Cr-reit XI	18,188	—
	LIG Special Purpose Acquisition 2nd Co., Ltd	421	—
	LIG-ES Special Purpose Acquisition Co., Ltd	407	—
Others	Kookmin Bank	1,336	5,240
	KB Kookmin Card Co., Ltd	6,446	6,665
	KB Securities Co., Ltd	8	65
	KB Life Insurance Co., Ltd	20	64
	KB Capital Co., Ltd	4	2,372
	KB Credit Information Co., Ltd	—	14
	Kookmin Bank (China) Ltd and others	7,183	—
	Retirement Pension	—	19,374

		34,013	33,794

[1]	As of December 31, 2015, notional amount of financial derivatives assets and liabilities to Kookmin Bank amounts to ￦56,493 million
[2]	As of December 31, 2015, limit of unused commitment to KB Kookmin Card Co., Ltd amounts to ￦21,601 million.

(6) Collateral the Group provide to the related parties as of December 31, 2016 and 2015, is as follows:

(In millions of won)	Collateral asset	2016	2015
Kookmin Bank	Government bond	50,000	—

(7) The details of assets pledged as collaterals from related parties as of December 31, 2016 and 2015, are as follows:

(In millions of won)	Assets pledged as collateral	2016	2015
KB Wise Star private Real Estate Investment Trust No. 2	Building/Land	26,000	26,000
Kookmin Bank	Securities	50,000	—

(8) Undrawn commitments provided for related parties, as of December 31, 2016 and 2015, are as follows:

(In millions of won)	Related party	2016	2015
Purchase of security investment	KB-Solidus Global Healthcare Fund	8,200	—
Purchase of security investment	KB High-tech Company Investment Fund	2,800	—

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(9) Commitments provided by related parties as of December 31, 2016 and 2015, are as follows:

(In millions of won)	Related party	2016	2015
Debt commitments	Kookmin Bank	—	20,000

(10) Key management personnel, including registered directors and non-registered outside directors compensation for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016		2015
Short-term employee benefits	~~W~~	6,254	7,917
Retirement benefits		409	1,244

	~~W~~	6,663	9,161

(11) Loans for management personnel and employees as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016		2015
Loans secured by real estate	~~W~~	242	300
Loans secured by credits		72	3,501
Loans secured by third party guarantees		15,677	19,045

	~~W~~	15,991	22,816

48. Interests of unconsolidated structured entity

(1) Nature and range of interests of unconsolidated structured entity

1) The Group is involved in the structured entities through asset-backed securitization, structured financing and investment funds. Details of the unconsolidated structured entities are as follows:

Nature	Purpose	Activity	Method of Financing
Asset-backed securitization	Facilitation of raising funds through transfer of securitization assets	(1) Purchase and transfer of securitization assets (2) Issuance and repayment of ABS	Issuance of ABS based on securitization assets
Structured financing	(1) Granting PF loans to SOC and real estate (2) Granting loans to ships SPC (3) Loans for M&A	(1) Construction of SOC and real estate (2) Building ships or construction (3) M&A	Loan commitments through providing lines of credit and investment agreements
Investment funds	Investment in beneficiary certificates, PEF and partnerships	Management of fund assets, payment of fund fees and allocation of fund profits	Issuance of beneficiary certificates, investments and loans

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

2) Total size of the unconsolidated structured entities as of December 31, 2016 and 2015, are as follow:

	2016				2015
	Asset-backed securitization	Structured deposits	Investment funds	Total	Asset-backed securitization	Structured deposits	Investment funds	Total
Total assets	13,242,217	16,022,388	18,202,191	47,466,796	10,882,012	12,441,536	14,467,342	37,790,890

(2) Nature of associated risks

As of December 31, 2016 and 2015, the risks associated with the Group’s interests in unconsolidated structured entities, are as follows:

(In millions of won)	2016
	Asset-backed securitization	Structured deposits	Investment funds	Total
Assets on financial statements
Financial assets at fair value through profit or loss	—	—	240,162	240,162
Available-for-sale financial assets	368,167	39,442	1,857,531	2,265,140
Loans	138,602	945,987	258,266	1,342,855
Other assets	3,080	5,895	1,288	10,263

	509,849	991,324	2,357,247	3,858,420

Liabilities on financial statements
Other liabilities	—	384	16	400
Maximum exposure to loss[1]	509,849	1,219,120	3,104,379	4,833,348
Methods of determining the maximum exposure to loss		Loan commitments, investment agreements, purchase commitments and acceptances and guarantees	Investment agreements

[1]	Maximum exposure to loss includes the recognized assets in the consolidated statements of financial position of the Group.

(In millions of won)	2015
	Asset-backed securitization	Structured deposits	Investment funds	Total
Assets on financial statements
Financial assets at fair value through profit or loss	—	—	37	37
Available-for-sale financial assets	482,248	512	1,479,995	1,962,755
Loans	210,727	798,971	254,532	1,264,230
Investment in associates	—	—	9,132	9,132
Other assets	3,744	2,357	1,685	7,786

	696,719	801,840	1,745,381	3,243,940

Maximum exposure to loss[1]	696,719	929,941	2,179,466	3,806,126
Methods of determining the maximum exposure to loss	—	Loan commitments, investment agreements, purchase commitments and acceptances and guarantees	Investment agreements

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

[1]	Maximum exposure to loss includes the recognized assets in the consolidated statements of financial position of the Group.

49. Separate account

Separate account statements of financial position as of December 31, 2016 and 2015, are as follows:

(In millions of won)	2016		2015
	Retirement insurance	Retirement pension	Retirement insurance	Retirement pension
Assets[1]
Cash and cash equivalents	9,552	75,696	11,273	218,287
Financial assets at fair value through profit or loss	—	100,800	—	223,051
Available-for-sale financial assets	—	2,302,531	—	1,820,689
Held-to-maturity financial assets	—	10,000	—	10,000
Derivative assets to hedge	—	919	—	637
Loans and other receivables	—	506,509	—	438,097
Non-financial assets	—	3	—	3
General accounts receivable[1]	142	385,085	1,487	292,536

	9,694	3,381,543	12,760	3,003,300

Liabilities[2]
Other financial liabilities	4	6,370	6	14,992
General accounts receivable[2]	34	(6)	54	9,597
Policyholders reserve (insurance)	9,656	—	12,700	—
Policyholders reserve (investment)	—	3,369,501	—	2,964,105

	9,694	3,375,865	12,760	2,988,694

Equity
Accumulated other comprehensive income	—	5,678	—	14,606

	9,694	3,381,543	12,760	3,003,300

[1]	Separate account asset in the financial statement is the total amount of retirement insurance asset and retirement pension asset less the general accounts receivable.
[2]	Separate account liability in the financial statement is the total amount of retirement insurance liability and retirement pension liability less the general account payable.

Separate account statements of comprehensive Income for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016		2015
	Retirement insurance	Retirement pension	Retirement insurance	Retirement pension
Income
Premium income	—	—	1,360	—
Investment income	147	98,970	197	95,364
Other operating income	134	1,309	113	1,445

	281	100,279	1,670	96,809

Expenses
Policyholders reserve (insurance)	(3,059)	—	939	—
Policyholders reserve (investment)	—	60,202	—	55,022
Insurance claims paid	3,258	—	642	—
Investment expenses	18	18,691	16	24,053
Other operating expenses	65	21,385	73	17,734

	282	100,278	1,670	96,809

KB Insurance Co., Ltd and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The revenue and expense of participating type specific account (participating retirement pension insurance) were not presented in the consolidated statements of comprehensive income of the general account. Revenue and expense of participating type specific account included in the operating performance above for the years ended December 31, 2016 and 2015 were ￦2,469 million and ￦3,529 million, respectively.

50. Supplemental cash flows information

Cash and cash equivalents in statements of cash flows include deposits that have a short maturity of three months or less from the date of acquisition.

Significant non-cash activities for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Transfer from investment property to owner-occupied property and equipment	58,227	24,901
Transfer from property and equipment to assets held for sale	8,273	—
Transfer from assets related to the subsidiaries to assets held for sale	—	1,039,888
Transfer from assets related to the subsidiaries to liabilities held for sale	—	884,470
Transfer from account payables to available-for-sale financial assets	—	513

51. Operating income

Operating income for the years ended December 31, 2016 and 2015, are as follows:

(In millions of won)	2016	2015
Operating revenue
Insurance operating revenue	10,108,222	9,909,858
Investment revenue	886,841	845,453
Other operating revenue	323,378	354,971

	11,318,441	11,110,282

Operating expenses
Insurance operating expenses	10,332,524	10,310,367
Investment expenses	356,088	373,416
Other operating expenses	240,915	184,109

	10,929,527	10,867,892

Operating income	388,914	242,390